                                                                 Note Trust Deed

                                         PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                                                                       (Trustee)

                                                      CRUSADE MANAGEMENT LIMITED
                                                                       (Manager)

                                                            THE BANK OF NEW YORK
                                                                  (Note Trustee)

                                                            THE BANK OF NEW YORK
                                                        (Principal Paying Agent)

                                                            THE BANK OF NEW YORK
                                                             (Calculation Agent)

                                                                    P.T. LIMITED
                                                              (Security Trustee)

                                                          ALLENS ARTHUR ROBINSON
                                                               The Chifley Tower
                                                                2 Chifley Square
                                                               Sydney  NSW  2000
                                                                       Australia
                                                            Tel  61  2 9230 4000
                                                            Fax  61  2 9230 5333

                                       (C) Copyright Allens Arthur Robinson 2004

Note Trust Deed                                            Allen Allen & Hemsley

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CROSS REFERENCE TABLE(1)
--------------------------------------------------- ----------------------------

TRUST INDENTURE ACT SECTION                         CLAUSE
--------------------------------------------------- ----------------------------
--------------------------------------------------- ----------------------------
310      (a)(1)                                     23.6
         (a)(2)                                     23.1(d)
         (a)(3)                                     23.6
         (a)(4)                                     22.2(b)
         (a)(5)                                     NA(2)
         (b)                                        23.6
         (c)                                        23.6, 23.1
                                                    NA
--------------------------------------------------- ----------------------------
--------------------------------------------------- ----------------------------
311      (a)                                        13.1
         (b)                                        13.1
         (c)                                        NA
--------------------------------------------------- ----------------------------
--------------------------------------------------- ----------------------------
312      (a)                                        35.1, 35.2(a)
         (b)                                        35.2(b)
         (c)                                        35.2(c)
--------------------------------------------------- ----------------------------
--------------------------------------------------- ----------------------------
313      (a)                                        35.3
         (b)(1)                                     35.3
         (b)(2)                                     NA
         (c)                                        35.4
         (d)                                        35.3
--------------------------------------------------- ----------------------------
--------------------------------------------------- ----------------------------
314      (a)(1)                                     35.5
         (a)(2)                                     35.5
         (a)(3)                                     35.5
         (a)(4)                                     11.1(m)
         (b)                                        11.1(n)
         (c)                                        36.1(a)
         (d)                                        36.1(b)
         (e)                                        36.1(c)
         (f)                                        36.1(a)
--------------------------------------------------- ----------------------------
--------------------------------------------------- ----------------------------
315      (a)                                        13.2(b)
         (b)                                        13.4
         (c)                                        13.2(a)
         (d)                                        13.2(c), (d)
         (e)                                        36.2
--------------------------------------------------- ----------------------------
--------------------------------------------------- ----------------------------
316      (a)(1)                                     36.3
         (a)(2)                                     NA
         (b)                                        36.4
--------------------------------------------------- ----------------------------

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--------------------------------------------------- ----------------------------
317      (a)(1)                                     6.1
         (a)(2)                                     NA
         (b)                                        2.5
--------------------------------------------------- ----------------------------
--------------------------------------------------- ----------------------------
318      (a)                                        36.5
--------------------------------------------------- ----------------------------
NOTES:

1. This Cross Reference Table shall not, for any purpose, be deemed to be part of this deed.

2. NA means not applicable.

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TABLE OF CONTENTS

1.       DEFINITIONS AND INTERPRETATION                                       2
         1.1      Definitions and Interpretation                              2
         1.2      Definitions in Master Trust Deed,
                  Supplementary Terms Notice and Conditions                   4
         1.3      Incorporation by reference                                  5
         1.4      Interpretation                                              5
         1.5      Determination, statement and
                  certificate sufficient evidence                             5
         1.6      Document or agreement                                       5
         1.7      Transaction Document                                        6
         1.8      Trustee as trustee                                          6
         1.9      Knowledge of Trustee                                        6
         1.10     Knowledge of the Note Trustee                               6
         1.11     Appointment of the Note Trustee                             6
         1.12     Obligations of the Trustee                                  7
         1.13     Opinion of Counsel                                          7

2.       PAYMENTS ON NOTES                                                    7
         2.1      Principal amount                                            7
         2.2      Covenant to repay                                           7
         2.3      Deemed payment                                              8
         2.4      Following Event of Default                                  8
         2.5      Requirements for Paying Agents                              9
         2.6      Certification                                               9

3.       FORM OF, ISSUE OF AND DUTIES AND TAXES ON, NOTES                    10
         3.1      Issue of Book-Entry Notes                                  10
         3.2      Form of Book-Entry Notes                                   10
         3.3      Issue of Global Notes                                      12
         3.4      Form of Global Notes                                       12
         3.5      Definitive Class A-1 Notes                                 13
         3.6      Definitive Class A-2 Notes                                 13
         3.7      Notice of Exchange Events                                  15
         3.8      Form of Definitive Class A-2 Notes                         15
         3.9      Stamp and Other Taxes                                      15
         3.10     Indemnity for non-issue                                    16
         3.11     Note Register and Note Registrar                           16

4.       COVENANT OF COMPLIANCE                                              17

5.       CANCELLATION OF OFFSHORE NOTES                                      17
         5.1      Cancellation of Class A-1 Notes                            17
         5.2      Cancellation of Class A-2 Notes                            18
         5.3      Records                                                    18

6.       ENFORCEMENT                                                         19
         6.1      Actions following Event of Default                         19
         6.2      Evidence of default                                        19
         6.3      Overdue interest                                           20

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         6.4      Restrictions on enforcement                                20
         6.5      Action by Offshore Noteholders                             21

7.       PROCEEDINGS                                                         21
         7.1      Acting only on direction                                   21
         7.2      Security Trustee acting                                    22
         7.3      Note Trustee alone entitled to act                         22
         7.4      Available amounts                                          22
         7.5      No liability                                               23

8.       NOTICE OF PAYMENT                                                   23

9.       INVESTMENT BY NOTE TRUSTEE                                          23
         9.1     Investment by the Note Trustee                              23

10.      PARTIAL PAYMENTS                                                    23

11.      COVENANTS BY THE TRUSTEE AND MANAGER                                24

12.      REMUNERATION OF NOTE TRUSTEE                                        27
         12.1     Fee                                                        27
         12.2     Additional Remuneration                                    27
         12.3     Costs, expenses                                            27
         12.4     Overdue rate                                               28
         12.5     Continuing obligation                                      28

13.      NOTE TRUSTEE                                                        28
         13.1     Preferential Collection of Claims Against Trustee          28
         13.2     Duties of Note Trustee                                     28
         13.3     Rights of Note Trustee                                     28

14.      NOTE TRUSTEE'S LIABILITY                                            36

15.      DELEGATION BY NOTE TRUSTEE                                          37

16.      EMPLOYMENT OF AGENT BY NOTE TRUSTEE                                 37

17.      NOTE TRUSTEE CONTRACTING WITH TRUSTEE                               37

18.      WAIVER                                                              38

19.      AMENDMENT                                                           39
         19.1     Approval                                                   39
         19.2     Extraordinary Resolution of Offshore Noteholders           39
         19.3     Distribution of amendments                                 39
         19.4     Amendments binding                                         40
         19.5     Conformity with TIA                                        40

20.      OFFSHORE NOTEHOLDERS                                                40
         20.1     Offshore Noteholder as Couponholder                        40
         20.2     Notice                                                     40
         20.3     Absolute Owner                                             40
         20.4     Clearing System Certificate                                42

21.      CURRENCY INDEMNITY                                                  42

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22.      NEW NOTE TRUSTEES                                                   43
         22.1     Appointment by Trustee                                     43
         22.2     Appointment by Note Trustee                                43
         22.3     Notice                                                     44

23.      NOTE TRUSTEE'S RETIREMENT AND REMOVAL                               44
         23.1     Removal by Trustee                                         44
         23.2     Removal by Offshore Noteholders                            45
         23.3     Resignation                                                45
         23.4     Trust Corporation                                          45
         23.5     Successor to Note Trustee                                  46
         23.6     Eligibility; Disqualification                              46

24.      NOTE TRUSTEE'S POWERS ADDITIONAL                                    46

25.      SEVERABILITY OF PROVISIONS                                          47

26.      NOTICES                                                             47
         26.1     General                                                    47
         26.2     Details                                                    47

27.      GOVERNING LAW AND JURISDICTION                                      49

28.      COUNTERPARTS                                                        49

29.      LIMITED RECOURSE                                                    49
         29.1     General                                                    49
         29.2     Liability of Trustee limited to its right to indemnity     49
         29.3     Unrestricted remedies                                      50
         29.4     Restricted remedies                                        51

30.      SUCCESSOR TRUSTEE                                                   51

31.      REIMBURSEMENT FOR THE COST OF INDEPENDENT ADVICE                    51

32.      NO LIABILITY                                                        51

33.      INFORMATION MEMORANDUM                                              52

34.      NOTE TRUSTEE'S LIMITED LIABILITY                                    52
         34.1     Reliance on certificate                                    52
         34.2     Note Trustee's reliance on Manager, Security Trustee,
                  Trustee or Servicer                                        53
         34.3     Compliance with laws                                       53
         34.4     Reliance on experts                                        53
         34.5     Oversights of others                                       53
         34.6     Powers, authorities and discretions                        54
         34.7     Impossibility or impracticability                          54
         34.8     Legal and other proceedings                                54
         34.9     No liability except for negligence etc.                    55
         34.10    Further limitations on Note Trustee's liability            55
         34.11    Conflicts                                                  56
         34.12    Information                                                57
         34.13    Investigation by Note Trustee                              57

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35.      NOTEHOLDERS' LISTS AND REPORTS                                      57
         35.1     Provision of information                                   57
         35.2     Preservation of Information;
                  Communications to Noteholders                              58
         35.3     Reports by Note Trustee                                    58
         35.4     Notices to Class A-1 Noteholders; Waiver                   58
         35.5     Reports by Trustee                                         59

36.      TRUST INDENTURE ACT - MISCELLANEOUS                                 59
         36.1     Compliance Certificates and Opinions, etc                  59
         36.2     Undertaking for Costs                                      61
         36.3     Exclusion of section 316                                   61
         36.4     Unconditional Rights of Class A-1 Noteholders
                  to Receive Principal and Interest                          62
         36.5     Conflict with Trust Indenture Act                          62

37.      CONSENT OF CLASS A-1 NOTEHOLDERS                                    62
         37.1     General                                                    62
         37.2     Special Written Approvals                                  62
         37.3     Requirement for writing                                    64

38.      DOCUMENTS                                                           64

SCHEDULE 1                                                                   68
         Form Book-Entry Note                                                68
         Assignment                                                          72

SCHEDULE 2                                                                   73
         Information to be contained in Noteholder's Report                  73

SCHEDULE 3                                                                   74
         Terms and Conditions of the Class A-1 Notes                         74

SCHEDULE 4                                                                   97

PART A                                                                       97
         Form of Temporary Global Note                                       97

SCHEDULE 4                                                                  109

PART B                                                                      109
         Form of Class A-2 Permanent Global Note                            109

SCHEDULE 5                                                                  116
         Form of Definitive Class A-2 Note                                  116

SCHEDULE 6                                                                  127
         Terms and Conditions of the Class A-2 Notes                        127

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DATE                                   2004
-------------
PARTIES
-------------
1.
                PERPETUAL TRUSTEES CONSOLIDATED LIMITED (ABN 81 004 029 841)
                incorporated in Australia and registered in Victoria of Level 7,
                9 Castlereagh Street, Sydney, New South Wales 2000 in its
                capacity as trustee of the Crusade Global Trust No. 2 of 2004
                (the TRUSTEE);

2.              CRUSADE MANAGEMENT LIMITED (ABN 90 072 715 916) incorporated in
                Australia and registered in New South Wales of 4-16 Montgomery
                Street, Kogarah, New South Wales 2217 as Manager of the Crusade
                Global Trust No. 2 of 2004 (the MANAGER);

3.              THE BANK OF NEW YORK acting through its office at 101 Barclay
                Street, Floor 21 West, New York, New York 10286, United States
                of America (the NOTE TRUSTEE), which expression shall, wherever the context requires, include any other person or company for the time being a trustee under this deed or trustees of this deed;

4.              THE BANK OF NEW YORK acting through its office at 101 Barclay
                Street, Floor 21 West, New York, New York 10286, United States
                of America as principal paying agent for the Class A-1 Notes described below and acting through its office at 48th Floor, 1
                Canada Square, London E14 5AL, United Kingdom as principal paying agent for the Class A-2 Notes described below (together the PRINCIPAL PAYING AGENT), which expression shall wherever the context requires, include any successor principal paying agent from time to time appointed under the Agency Agreement;

5.              THE BANK OF NEW YORK acting through its office at 48th Floor, 1
                Canada Square, London E14 5AL, United Kingdom (the CALCULATION
                AGENT), which expression shall wherever the context requires, include any successor calculation agent from time to time
                appointed under the Agency Agreement;

6.              P.T. LIMITED (ABN 67 004 454 666) incorporated in Australia and registered in Victoria of Level 7, 9 Castlereagh Street, Sydney,
                NSW 2000 in its capacity as security trustee (the SECURITY
                TRUSTEE)
RECITALS
-------------
A
                The Trustee has resolved at the direction of the Manager to issue US$500,000,000 of Class A-1 Notes due 2037 (the CLASS A-1
                NOTES), (euro)400,000,000 of Class A-2 mortgage backed pass through floating rate Notes due 2037 (the CLASS A-2 NOTES and together with the Class A-1 Notes, the OFFSHORE

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                NOTES), A$500,000,000 of Class A-3 Notes due 2037, A$23,600,000
                of Class B Notes due 2037 and A$9,600,000 of Class C Notes due
                2037 (together those A$ denominated Notes being the A$ NOTES).
                The Offshore Notes are to be constituted and secured in the manner provided in this deed and the other Transaction
                Documents. B The Note Trustee has agreed to act as trustee for the Offshore Noteholders under this deed.

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IT IS AGREED as follows.

1.       DEFINITIONS AND INTERPRETATION
--------------------------------------------------------------------------------
1.1      DEFINITIONS AND INTERPRETATION

         The following definitions apply unless the context requires otherwise.

         CLASS A-1 NOTE OWNER means, with respect to a Book-Entry Note, the person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency, or on the books of the person maintaining an account with such Clearing Agency (directly as
         Clearing Agency Participant or as an indirect participant) in each case in accordance with the rules of such Clearing Agency.

         CLEARING AGENCY PARTICIPANT means a broker, dealer, bank, other financial institution or other person for whom from time to time a
         Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

         CORPORATE TRUST OFFICE means the office of the Note Trustee at which at any particular time its corporate trust business is administered, which at the date of the execution of this deed is 101 Barclay Street, Floor
         21 West, New York, New York 10286, United States of America, or at such other address as the Note Trustee may designate by notice to the
         Manager, the Offshore Noteholders and the Trustee or the principal corporate trust office of any successor Note Trustee.

         COUPON means an Interest Coupon or a Principal Coupon.

         COUPONHOLDER means, in relation to a Coupon and at any time, the holder of that Coupon at that time.

         EVENT OF DEFAULT means, in respect of an Offshore Note, any of the events described in the relevant Condition 9.

         EXCHANGE ACT means the United States Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY RESOLUTION has the meaning given in clause 19.2.

         INDEPENDENT means, in relation to a person, that the person:

         (a)      is independent of the Trustee, the Manager, the Servicer, any
                  Approved Seller and any of their Associates;

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         (b)      does not have any direct financial interest or any material indirect financial interest (other than less than 5% of the outstanding amount of any publicly traded security) in any person referred to in paragraph (a); and

         (c)      is not an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions of any person referred to in paragraph (a).

         INDEPENDENT CERTIFICATE means, in relation to any person, a certificate or opinion from that person where that person must be Independent, which opinion or certificate states that the signer has read the definition of INDEPENDENT in this deed and that the signer is
         Independent within the meaning of that definition.

         INTEREST COUPON means a coupon which entitles the bearer to Interest.

         MASTER TRUST DEED means the Master Trust Deed dated 14 March 1998 between the Trustee, St.George Bank Limited and the Manager.

         NOTE DEPOSITORY AGREEMENT means the agreement among the Trustee, the
         Principal Paying Agent and The Depository Trust Company, as the initial
         Clearing Agency, dated as of the Closing Date, relating to the Class
         A-1 Notes, as the same may be amended or supplemented from time to time.

         NOTEHOLDERS REPORT means the report to be delivered by the Manager, on behalf of the Trustee, in accordance with clause 11(n)(i) containing the information set out in Schedule 2.

         OFFICER'S CERTIFICATE means a certificate signed by any Authorised
         Signatory of the Trustee or the Manager on behalf of the Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of section 314 of the TIA.

         OPINION OF COUNSEL means one or more written opinions of legal counsel who may, except as otherwise expressly provided in this deed, be employees of or counsel to the Trustee or the Manager on behalf of the
         Trustee and who shall be satisfactory to the Trustee or the Note
         Trustee, as applicable, and which opinion or opinions shall be addressed to the Trustee or the Note Trustee, as applicable, and shall be in form and substance satisfactory to the Trustee and the Note
         Trustee, as applicable.

         PAYING AGENT means any institution appointed as a Paying Agent by the
         Trustee under the Agency Agreement.

         PRINCIPAL COUPON means a coupon which entitles the bearer to repayment of all or any part of the Invested Amount or Stated Amount, as the case may be, of a Class A-2 Note in accordance with the terms of the Master
         Trust Deed, the Supplementary Terms Notice and the Security Trust Deed.

         RESPONSIBLE OFFICER means, with respect to the Note Trustee, any of its officers, including any Vice President, Assistant Vice President or any
         other of its officers customarily performing functions similar to those performed by any of them and, with respect to a particular matter, any other officer in the Corporate Trust Department to whom such matter is referred because of such officer's knowledge of an familiarity with the particular subject.

         STATUTE means legislation now or hereafter in force of the Parliament of the Commonwealth of Australia or of any State or Territory thereof or of any legislative body of any other country or

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         political subdivision thereof and any rule, regulation, ordinance, by-law, statutory instrument, order or notice now or hereafter made under such legislation.

         SUPPLEMENTARY TERMS NOTICE means the Supplementary Terms Notice dated on or about the date of this deed between the Trustee, the Manager, the
         Note Trustee, the Security Trustee, St.George and the Custodian.

         TALON means a talon attached to a Definitive Class A-2 Notes substantially in the form set out in Schedule 5.

         TIA means the United States Trust Indenture Act of 1939, as amended.

         TRUST ACCOUNT means the Collection Account, the US$ Account, the Euro
         Account or any other account maintained by or on behalf of the Trustee in relation to the Trust.

         TRUST CORPORATION means:

         (a)      a corporation with the power and authority to act as a trustee in relation to the Note Trust at law or pursuant to
                  legislation applicable to trustees in any relevant
                  jurisdiction; and

         (b)      any person eligible for appointment as a trustee under an
                  indenture to be qualified pursuant to the TIA, as set forth in
                  Section 310 of the TIA, which shall include The Bank of New
                  York for so long as it complies with such section.

1.2      DEFINITIONS IN MASTER TRUST DEED, SUPPLEMENTARY TERMS NOTICE
         AND CONDITIONS

         (a)      Words and expressions which are defined in the Master Trust
                  Deed (as amended by the Supplementary Terms Notice), the
                  Supplementary Terms Notice and the relevant Conditions
                  (including in each case by reference to another agreement)
                  have the same meanings when used in this deed unless the
                  context otherwise requires or unless otherwise defined in this deed.

         (b)      If a definition in any of the documents in paragraph (a) above is inconsistent with any of the other documents in paragraph
                  (a), the definitions will prevail in the following order:

                  (i)   definitions in this deed;

                  (ii)  definitions in the Supplementary Terms Notice;

                  (iii) definitions in the Master Trust Deed;

                  (iv)  definitions in the relevant Conditions.

         (c)      No change to the Master Trust Deed or any other document
                  (including the order of payment set out in the Supplementary
                  Terms Notice) after the date of this deed will change the
                  meaning of terms used in this deed or adversely affect the rights of the Note Trustee or any Offshore Noteholder or
                  Couponholder under this deed unless the Note Trustee (or the relevant Offshore Noteholders acting under clause 6.5, as the case may be) has agreed in writing to the changes under this deed.

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1.3      INCORPORATION BY REFERENCE

         Where this deed refers to a provision of the TIA, the provision is incorporated by reference in and made part of this deed. The following terms used in the TIA have the following meaning in this deed.

         COMMISSION means the Securities and Exchange Commission of the United
         States of America.

         INDENTURE SECURITIES means the Class A-1 Notes.

         INDENTURE SECURITY HOLDER means a Class A-1 Noteholder.

         INDENTURE TO BE QUALIFIED means the Note Trust Deed.

         INDENTURE TRUSTEE or INSTITUTIONAL TRUSTEE means the Note Trustee.

         OBLIGOR on the indenture securities means the Trustee.

         Any other term which is used in this deed in respect of a section or provision of the TIA and which is defined in the TIA by reference to another statute or defined by or in any rule of or issued by the
         Commission, will have the meaning assigned to them by such definitions.

1.4      INTERPRETATION

         Clause 1.2 of the Master Trust Deed applies to this deed as if set out in full and:

         (a)      a reference to an ASSET includes any real or personal, present or future, tangible or intangible property or asset and any right, interest, revenue or benefit in, under or derived from the property or asset;

         (b)      an Event of Default SUBSISTS until it has been waived in
                  writing by the Note Trustee;

         (c)      a reference to an amount for which a person is CONTINGENTLY
                  LIABLE includes an amount which that person may become
                  actually or contingently liable to pay if a contingency
                  occurs, whether or not that liability will actually arise;

         (d)      all references to costs or charges or expenses include any value added tax or similar tax charged or chargeable in
                  respect of the charge or expense; and

         (e)      in this deed references to Talons, Coupons and Couponholders shall apply only if Definitive Class A-2 Notes have been
                  issued by the Trustee in accordance with this deed.

1.5      DETERMINATION, STATEMENT AND CERTIFICATE SUFFICIENT EVIDENCE

         Except where otherwise provided in this deed any determination, statement or certificate by the Note Trustee or an Authorised Signatory of the Note Trustee provided for in this deed is sufficient evidence of each thing determined, stated or certified until proven wrong.

1.6      DOCUMENT OR AGREEMENT

         A reference to:

         (a)      an AGREEMENT includes a Security Interest, guarantee,
                  undertaking, deed, agreement or legally enforceable
                  arrangement whether or not in writing; and
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         (b)      a DOCUMENT includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

         A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this deed.

1.7      TRANSACTION DOCUMENT

         This deed is a TRANSACTION DOCUMENT for the purposes of the Master
         Trust Deed.

1.8      TRUSTEE AS TRUSTEE

         In this deed, except where provided to the contrary:

         (a)      a reference to the Trustee is a reference to the Trustee in its capacity as trustee of the Trust only, and in no other capacity; and

         (b)      a reference to the assets, business, property or undertaking of the Trustee is a reference to the assets, business,
                  property or undertaking of the Trustee only in the capacity described in paragraph (a) above.

1.9      KNOWLEDGE OF TRUSTEE

         In relation to the Trust, the Trustee will only be considered to have knowledge or notice of or be aware of any matter or thing if the
         Trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the Trustee who have day to day responsibility for the
         administration of the Trust.

1.10     KNOWLEDGE OF THE NOTE TRUSTEE

         In relation to the Trust, the Note Trustee will only be considered to have knowledge or notice of or be aware of any matter or thing if the
         Note Trustee has knowledge, notice or awareness of that matter or thing by virtue of the actual notice or awareness of the officers or employees of the Note Trustee who have day to day responsibility for the administration of the Note Trust.

1.11     APPOINTMENT OF THE NOTE TRUSTEE

         The Note Trustee:

         (a)      is appointed to act as trustee on behalf of the Offshore
                  Noteholders and Couponholders on the terms and conditions of this deed; and

         (b)      acknowledges and declares that it:

                  (i)   holds the sum of US$10.00 received on the date of this
                        deed;

                  (ii)  will hold the benefit of the obligations of the Trustee under this deed; and

                  (iii) will hold the benefit of the covenant in clause 2.2, the covenants in clause 11 and all other rights of the
                        Offshore Noteholders and Couponholders under the
                        Offshore Notes,

         in each case, on trust for each Offshore Noteholder and Couponholder, in accordance with the terms and conditions of this deed.

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1.12     OBLIGATIONS OF THE TRUSTEE

         (a)      Where the Manager may act on behalf of the Trustee, failing action by the Manager in accordance with the relevant clause
                  (including any requirement to take such action within a
                  specified time) the reference to the Manager acting on behalf of the Trustee shall be construed as a reference to the
                  Trustee.

         (b)      Without limiting the Trustee's obligations under paragraph
                  (a), the Trustee shall not be liable for any act or omission by the Manager where it is acting or fails to act (as the case may be) on behalf of the Trustee under this deed.

         (c)      Where the Manager is empowered to act on behalf of the
                  Trustee, the Manager undertakes to the Trustee that it will duly and punctually perform, on behalf of the Trustee, those obligations imposed on the Trustee in accordance with the
                  terms of the relevant clause.

1.13     OPINION OF COUNSEL

         For the purposes of this deed, the Trustee and the Note Trustee may where necessary seek, and rely conclusively on, any Opinion of Counsel on any matters relating to or connected with the TIA. Where the Trustee or the Note Trustee elects to seek and has sought the Opinion of
         Counsel it shall not be required to take any action under this deed unless and until it has received such an Opinion of Counsel. The cost of any such Opinion of Counsel will be an Expense of the Trustee in relation to the Trust.

2.       PAYMENTS ON NOTES
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2.1      PRINCIPAL AMOUNT

         (a)      The aggregate initial principal amount of the Class A-1 Notes is limited to US$500,000,000.

         (b)      The aggregate initial principal amount of the Class A-2 Notes is limited to (euro)400,000,000.

2.2      COVENANT TO REPAY

         (a)      The Trustee covenants with the Note Trustee that the Trustee will, in accordance with the terms of the Offshore Notes
                  (including the relevant Conditions) and the Transaction
                  Documents (and subject to the terms of the Transaction
                  Documents and the relevant Conditions, including clause 29 of this deed and the relevant Condition 6) at the direction of the Manager on:

                  (i)   the Final Maturity Date; or

                  (ii)  each earlier date as the Offshore Notes, or any of them, may become repayable (whether in full or in part),

                  pay or procure to be paid unconditionally in accordance with this deed to or to the order of the Note Trustee:

                  (iii) in US$ in New York for immediate value the principal amount of those Class A-1 Notes repayable, or in the
                        case of a partial payment of those Class A-1 Notes, the

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                        principal amount payable, subject to and in accordance
                        with the terms of those Class A-1 Notes (including the
                        relevant Conditions); and

                  (iv)  in Euros in London for immediate value the principal amount of those Class A-2 Notes repayable, or in the
                        case of a partial payment of those Class A-2 Notes, the
                        principal amount payable, subject to and in accordance
                        with the terms of those Class A-2 Notes (including the
                        relevant Conditions).

         (b)      Subject to clause 2.3 and to the terms of the Offshore Notes
                  (including the relevant Conditions and in particular the
                  relevant Condition 6) and the Transaction Documents (including clause 29 of this deed), until any payment both before as well as after any judgment or other order of a court of competent jurisdiction, the Trustee shall, at the direction of the
                  Manager, pay or procure to be paid unconditionally in
                  accordance with this deed to or to the order of the Note
                  Trustee:

                  (i)   any interest on the Offshore Notes, at the respective
                        rates calculated from time to time, in accordance with
                        and on the dates provided for in the relevant
                        Conditions; and

                  (ii)  principal payable on the Offshore Notes at the times and in the amounts provided for in accordance with the
                        relevant Conditions.

2.3      DEEMED PAYMENT

         Any payment of principal or interest in respect of any Offshore Notes to or to the account of the Principal Paying Agent in the manner provided in clause 3 of the Agency Agreement shall satisfy the covenant in relation to those Offshore Notes by the Trustee in this clause 2 to the extent of that payment, except to the extent that the Principal
         Paying Agent subsequently fails to pay that amount under those Offshore
         Notes in accordance with the terms of those Offshore Notes (including the relevant Conditions).

2.4      FOLLOWING EVENT OF DEFAULT

         At any time after an Event of Default in respect of the Offshore Notes has occurred, or at any time after Definitive Notes or Coupons and
         Talons (as the case may be) have not been issued when so required in accordance with the relevant Conditions, the Note Trustee may:

         (a)      by notice in writing to the Trustee, the Manager, the
                  Principal Paying Agent, the Irish Paying Agent, the other
                  Paying Agents (if any) and the Calculation Agent and until such notice is withdrawn, require the Principal Paying Agent, the other Paying Agents and the Calculation Agent under the
                  Agency Agreement either:

                  (i)   (A)    to act as Principal Paying Agent, Irish Paying
                               Agent and Paying Agents and Calculation Agent
                               respectively of the Note Trustee in relation to
                               payments to be made by or on behalf of the Note
                               Trustee under the provisions of this deed on the
                               terms of the Agency Agreement except that the
                               Note Trustee's liability under any provisions of
                               the Agency Agreement for the indemnification of
                               the Paying Agents and Calculation Agent shall be
                               limited to any amount for the time being held by
                               the Note Trustee

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                               under this deed and which is available to be
                               applied by the Note Trustee under this deed; and

                        (B)    hold all Definitive Notes, Coupons and Talons and
                               all amounts, documents and records held by them
                               in respect of the Offshore Notes, Coupons and
                               Talons on behalf of the Note Trustee; or

                  (ii)  to deliver up all Definitive Notes, Coupons and Talons and all amounts, documents and records held by them in
                        respect of the Offshore Notes, Coupons and Talons to the
                        Note Trustee or as the Note Trustee shall direct in that
                        notice, other than any documents or records which the
                        relevant Paying Agent or Calculation Agent is obliged
                        not to release by any law or regulation; or

         (b)      by notice in writing to the Trustee require it to make all subsequent payments in respect of the Offshore Notes and
                  Coupons to the order of the Note Trustee and not to the
                  Principal Paying Agent and, with effect from the issue of that notice to the Trustee and until that notice is withdrawn,
                  clause 2.3 shall not apply.

         The satisfaction by the Trustee of its payment obligations on each
         Payment Date under the Supplementary Terms Notice and the relevant
         Conditions to the Note Trustee in accordance with this paragraph (b)
         shall be a good discharge to the Note Trustee, to the extent of such payment.

         The Trustee shall not be liable for any act or omission or default of the Note Trustee during the period it is required to make payments in respect of the Offshore Notes to the Note Trustee under paragraph (b).

2.5      REQUIREMENTS FOR PAYING AGENTS

         The Manager on behalf of the Trustee will cause each Paying Agent to execute and deliver to the Note Trustee an instrument in which that
         Paying Agent shall agree with the Note Trustee, subject to the provisions of this clause, that such Paying Agent shall:

         (a)      hold on trust (as bare trustee) for the Note Trustee and the
                  Offshore Noteholders all sums held by that Paying Agent for the payment of principal and interest with respect to the
                  Offshore Notes until all relevant sums are paid to the Note
                  Trustee or the Offshore Noteholders or otherwise disposed of as provided in this deed; and

         (b)      immediately notify by telex or facsimile the Note Trustee, the
                  Trustee, the Security Trustee and the Manager if the full
                  amount of any payment of principal or interest required to be made by the Supplementary Terms Notice and the relevant
                  Conditions in respect of the Offshore Notes is not
                  unconditionally received by it or to its order in accordance with the Agency Agreement.

2.6      CERTIFICATION

         For the purposes of any redemption of Offshore Notes under the relevant
         Condition 5 the Note Trustee may rely upon an Officer's Certificate from the Manager on behalf of the Trustee certifying or stating, the opinion of each person signing that Officer's Certificate as to the following matters:

         (a)      the fair value (within 90 days of such release) of the
                  property or securities to be released from the Security Trust
                  Deed;

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         (b)      that the proposed release will not impair the security under the Security Trust Deed in contravention of the provisions of the Security Trust Deed or this deed; and

         (c)      that the Trustee will be in a position to discharge all its liabilities in respect of the relevant Offshore Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Offshore Notes,

         and that Officer's Certificate shall be conclusive and binding on the
         Trustee, the Note Trustee and the holders of those Offshore Notes. The
         Note Trustee shall not incur any liability as a result of relying on such certificate or such certificate subsequently being considered invalid.

3.       FORM OF, ISSUE OF AND DUTIES AND TAXES ON, NOTES
--------------------------------------------------------------------------------

3.1      ISSUE OF BOOK-ENTRY NOTES

         (a)      The Class A-1 Notes shall, on initial issue be represented by
                  Book-Entry Notes.

         (b)      Each Book-Entry Note must be signed manually or by facsimile by an Authorised Signatory of the Trustee on behalf of the
                  Trustee and must be manually authenticated by the Principal
                  Paying Agent.

3.2      FORM OF BOOK-ENTRY NOTES

         (a)      The Book-Entry Notes shall be typed in the form or
                  substantially in the form set out in schedule 1.

         (b)      The procedures relating to the exchange, authentication,
                  delivery, surrender, cancellation, presentation, marking up or down of any of the Book-Entry Note (or part of the Book-Entry
                  Note and any other matters to be carried out by the relevant parties upon exchange (in whole or part) of any Class A-1 Note shall be made in accordance with the provisions of the
                  relevant terms of the Book-Entry Notes and the normal practice of the Common Depository, the Principal Paying Agent and the
                  rules and procedures of the Clearing Agency from time to time.

         (c)      The Book-Entry Notes shall be in an aggregate principal amount of US$500,000,000 for the Class A-1 Notes.

         (d)      The Manager on behalf of the Trustee shall procure by written direction to the Principal Paying Agent that, prior to the issue and delivery of any Book-Entry Note, that Book-Entry
                  Note will be authenticated manually by an Authorised Signatory of the Principal Paying Agent and no Book-Entry Note shall be valid for any purpose unless and until so authenticated. A
                  Book-Entry Note so executed and authenticated shall be a
                  binding and valid obligation of the Trustee. Until a
                  Book-Entry Note (or part of a Book-Entry Note) has been
                  exchanged pursuant to this deed, it (or that part) shall in all respects be entitled to the same benefits as a Definitive
                  Note. Each Book-Entry Note shall be subject to this deed
                  except that the registered owner of a Book-Entry Note shall be the only person entitled to receive payments from the
                  Principal Paying Agent of principal or interest in relation to
                  it.

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         (e)      The Class A-1 Notes upon original issue will be issued in the form of typewritten Notes representing the Book-Entry Notes.
                  The Manager on behalf of the Trustee shall, on the date of this deed, deliver or arrange the delivery on its behalf to the Principal Paying Agent, as agent for the Clearing Agency, of the Book-Entry Notes. The Book-Entry Notes shall initially be registered on the Note Register in the name of the Common
                  Depository as nominee of the Clearing Agency, and no Class A-1
                  Note Owner will receive a Definitive Note representing such
                  Class A-1 Note Owner's interest in such Note, except as
                  provided in clause 3.5.

         (f)      Whenever a notice or other communication to the Class A-1
                  Noteholders is required under this deed, unless and until
                  Definitive Notes shall have been issued to Class A-1 Note
                  Owners pursuant to clause 3.5, the Note Trustee shall give all such notices and communications specified herein to be given to Class A-1 Noteholders to the Clearing Agency, and shall have no obligation to the Class A-1 Note Owners.

         (g)      Unless and until the Definitive Notes have been issued to a
                  Class A-1 Note Owner pursuant to clause 3.5:

                  (i)   the provisions of this clause shall be in full force and
                        effect;

                  (ii)  the Note Registrar, the Trustee, the Manager, each
                        Paying Agent and the Note Trustee shall be entitled to
                        deal with the Clearing Agency for all purposes of this
                        deed (including the payment of principal of and interest
                        on the Class A-1 Notes and the giving of instructions or
                        directions hereunder) as the sole holder of the Class
                        A-1 Notes, and shall have no obligation to any Class A-1
                        Note Owners;

                  (iii) to the extent that the provisions of this clause
                        conflict with any other provisions of this deed, the
                        provisions of this clause shall prevail;

                  (iv)  the rights of Class A-1 Note Owners shall be exercised only through the Clearing Agency and shall be limited to
                        those established by law and agreements between such
                        Class A-1 Note Owners and the Clearing Agency and/or the
                        Clearing Agency Participants. Pursuant to the Note
                        Depository Agreement, unless and until Definitive Class
                        A-1 Notes are issued pursuant to clause 3.5, the initial
                        Clearing Agency will make book-entry transfers among the
                        Clearing Agency Participants and receive and transmit
                        payments of principal and interest on the Class A-1
                        Notes to such Clearing Agency Participants; and

                  (v)   whenever this deed requires or permits actions to be
                        taken based upon instructions or directions of Class A-1
                        Note Owners evidencing a specific percentage of all
                        Invested Amounts of all Class A-1 Notes, the Clearing
                        Agency shall be deemed to represent such percentage only
                        to the extent that it has received instructions to such
                        effect from Class A-1 Note Owners and/or Clearing Agency
                        Participants owning or representing, respectively, such
                        required percentage of the beneficial interest in the
                        Class A-1 Notes and has delivered such instructions to
                        the Principal Paying Agent.

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3.3      ISSUE OF GLOBAL NOTES

         (a)      The Class A-2 Notes shall on initial issue be represented by the Class A-2 Temporary Global Note.

         (b)      The Trustee shall on the date of this deed deposit or procure the deposit of the Class A-2 Temporary Global Note with the
                  Common Depository on terms that, once the Class A-2 Temporary
                  Global Note is issued and authenticated under this deed, the
                  Common Depository shall hold the Class A-2 Temporary Global
                  Note for the account of those persons who would otherwise be entitled to receive Class A-2 Notes in definitive bearer form.

         (c)      The Trustee shall deposit or procure the deposit of a Class
                  A-2 Permanent Global Note on the date of this deed with the
                  Common Depository who shall hold the Class A-2 Permanent
                  Global Note in escrow pending exchange for the Class A-2
                  Temporary Global Note, in accordance with their respective terms.

         (d)      Each Global Note must be signed manually or by facsimile by an
                  Authorised Signatory or attorney of the Trustee on behalf of the Trustee and must be manually authenticated by the
                  Principal Paying Agent.

3.4      FORM OF GLOBAL NOTES

         (a)      The Class A-2 Temporary Global Note shall be printed or typed in the form or substantially in the form set out in part A of schedule 2.

         (b)      The Class A-2 Permanent Global Note shall be printed or typed in the form or substantially in the form set out in part B of schedule 2.

         (c)      The Class A-2 Temporary Global Note (or part of the Class A-2
                  Temporary Global Note) will be exchanged for the Class A-2
                  Permanent Global Note in accordance with their respective
                  terms. The Class A-2 Notes in respect of which exchange is made will (subject as provided in clause 3.3) be represented by the Class A-2 Permanent Global Note (or part of the Class
                  A-2 Permanent Global Note) for which that exchange was made.

         (d)      The procedures relating to the exchange, authentication,
                  delivery, surrender, cancellation, presentation, marking up or down of a Global Note (or part of a Global Note) and any other matters to be carried out by the relevant parties upon
                  exchange (in whole or part) of any Class A-2 Note shall be made in accordance with the provisions of the relevant terms of the Global Note and the normal practice of the Common
                  Depository, the Principal Paying Agent and the rules and
                  procedures of Euroclear and Clearstream, Luxembourg from time to time.

         (e)      The Class A-2 Global Notes shall be in an aggregate principal amount of (euro)400,000,000.

         (f)      The Trustee shall, at the direction of the Manager, procure that, prior to the issue and delivery of any Global Note, that
                  Global Note will be authenticated manually by an Authorised
                  Signatory of the Principal Paying Agent and no Global Note
                  shall be valid for any purpose unless and until so
                  authenticated. A Global Note so executed and authenticated shall be a binding and valid obligation of the Trustee. Until a Global Note

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         (or part of a Global Note) has been exchanged pursuant to this deed
         (but without prejudice to the escrow arrangements referred to in clause
         3.3), it (or that part) shall in all respects be entitled to the same benefits as a Definitive Class A-2 Note (subject to its terms). Each
         Global Note shall be subject to this deed except that the bearer of a
         Global Note shall be the only person entitled to receive payments of principal or interest in relation to it. No Global Note shall be delivered in the United States of America.

3.5      DEFINITIVE CLASS A-1 NOTES

         (a)      If:

                  (i)   the Principal Paying Agent advises the Manager in
                        writing that the Clearing Agency is no longer willing or
                        able properly to discharge its responsibilities with
                        respect to the Class A-1 Notes or the Clearing Agency or
                        its successor and the Manager is unable to locate a
                        qualified successor;

                  (ii)  the Trustee, at the direction of the Manager (at the
                        Manager's option) advises the Principal Paying Agent in
                        writing that the book-entry system through the Clearing
                        Agency is or is to be terminated; or

                  (iii) after the occurrence of an Event of Default, the Note
                        Trustee, at the written direction of Class A-1 Note
                        Owners representing beneficial interests aggregating to
                        at least a majority of the aggregate Invested Amount of
                        the Class A-1 Notes, advises both the Principal Paying
                        Agent and the Trustee in writing that the continuation
                        of a book-entry system through the Clearing Agency is no
                        longer in the best interests of the Class A-1 Note
                        Owners,

                  then the Principal Paying Agent shall notify all of the
                  appropriate Class A-1 Note Owners and the Trustee of the
                  occurrence of any such event and of the availability of
                  Definitive Class A-1 Notes to such Class A-1 Note Owners
                  requesting the same. Upon the surrender of the Book-Entry
                  Notes to the Trustee by the Clearing Agency, and the delivery by the Clearing Agency of the relevant registration
                  instructions to the Trustee, the Trustee (with the assistance of the Manager) shall execute and procure the Principal Paying
                  Agent to authenticate the Definitive Class A-1 Notes in
                  accordance with the instructions of the Clearing Agency.

         (b)      The Definitive Class A-1 Notes will be serially numbered and shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorised
                  Signatories executing such Definitive Notes, as evidenced by their execution of such Definitive Class A-1 Notes.

         (c)      Neither the Note Registrar nor the Trustee shall be liable for any delay in delivery of such instructions and may
                  conclusively rely on, and shall be protected in relying on, such instructions.

3.6      DEFINITIVE CLASS A-2 NOTES

         (a)      If, at any time any Class A-2 Notes, are represented by a
                  Global Note:

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                  (i)   that Global Note becomes immediately due and repayable
                        by reason of the occurrence of an Event of Default;

                  (ii)  either Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other
                        than by reason of holiday, statutory or otherwise) or
                        announces an intention permanently to cease business; or

                  (iii) as the result of any amendment to, or change in, the laws or regulations of any jurisdiction or any body
                        politic, or government in any jurisdiction, or any
                        minister, department, office, commission,
                        instrumentality, agency, board, authority or
                        organisation of any government or any corporation owned
                        or controlled by any government having power to tax or
                        in the interpretation by a revenue authority or a court
                        of, or in the administration of, laws or regulations
                        relating to taxation which becomes effective on or after
                        the Note Issue Date, the Trustee or any Paying Agent is
                        or will be required to make any deduction or withholding
                        from any payment in respect of any of the Class A-2
                        Notes which would not be required were those Class A-2
                        Notes in definitive form,

                  then the Trustee shall (at its expense) (but subject to
                  paragraph (c) below), within 30 days of becoming aware of the occurrence of the relevant event, but not prior to 40 days after the Closing Date (provided certification of non-US
                  ownership by the relevant Noteholder is received by Euroclear or Clearstream, Luxembourg), issue Definitive Class A-2 Notes
                  (together with Coupons and Talons attached) in exchange for the whole of the outstanding interest in that Global Note.

         (b)      The procedures to be carried out by the relevant parties on an exchange under paragraph (a) shall be made in accordance with the provisions of the terms of the relevant Global Note in respect of which exchange is to be made and the normal
                  practice of the Common Depository, the Principal Paying Agent
                  and the rules and procedures of Euroclear and Clearstream,
                  Luxembourg from time to time.

         (c)      Despite this clause 3.6, the Trustee is not obliged to issue
                  Definitive Notes until the later of:

                  (i)   the expiry of 40 days after the later of the Note Issue
                        Date and the date on which the relevant Class A-2 Notes
                        are first offered to persons other than distributors in
                        reliance on Regulation S of the Securities Act 1933, as
                        amended (provided certification of non-US beneficial
                        ownership by the relevant Class A-2 Noteholder is
                        received by Euroclear or Clearstream, Luxembourg); and

                  (ii)  30 days after it becomes aware of the occurrence of the relevant event or request in paragraph (a).

         (d)      All Definitive Class A-2 Notes shall be held by the Principal
                  Paying Agent and shall not be delivered to the relevant Class
                  A-2 Noteholders until requested to be so delivered by the
                  relevant Class A-2 Noteholders. The relevant Global Note shall be marked-down in respect of those Definitive Class A-2 Notes which are so delivered as appropriate.

         (e)      No Definitive Class A-2 Note shall be delivered in the United
                  States of America.
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3.7      NOTICE OF EXCHANGE EVENTS

         (a)      The Trustee or the Manager shall notify the Note Trustee in writing forthwith if the Trustee or the Manager (as the case may be) becomes actually aware of any of the events referred to in clause 3.5(a) and 3.6(a) and shall, unless the Note
                  Trustee agrees otherwise, promptly give notice of the event and of the Trustee's obligation to issue Definitive Notes to the relevant Offshore Noteholders in accordance with the
                  relevant Condition 12.

         (b)      The Note Trustee shall notify the Trustee and the Manager in writing forthwith if the Note Trustee becomes actually aware of any of the events referred to in clause 3.5(a) and 3.6(a)
                  and (where relevant) actually aware that the relevant event has the effect specified in that clause.

3.8      FORM OF DEFINITIVE CLASS A-2 NOTES

         (a)      The Definitive Class A-2 Notes, the Coupons and the Talons
                  shall be payable or distributable to the bearer in the
                  respective forms set out in schedule 5.

         (b)      The Definitive Class A-2 Notes shall be issued in the
                  denomination of C100,000 each (serially numbered) with Coupons and (if appropriate) Talons attached and shall be endorsed with the relevant Conditions.

         (c)      The Definitive Class A-2 Notes, the Coupons and the Talons are
                  negotiable instruments and title to the Definitive Class A-2
                  Notes, the Coupons and the Talons shall pass by delivery.

         (d)      The Definitive Class A-2 Notes and the Coupons shall be signed manually or in facsimile by an Authorised Signatory or an
                  attorney of the Trustee. The Talons shall not be signed. The
                  Trustee may use the facsimile signature of any person who at the date of printing of the Definitive Class A-2 Notes is an
                  Authorised Signatory or an attorney of the Trustee
                  notwithstanding that at the time of issue of any of the
                  Definitive Class A-2 Notes that person has ceased for any
                  reason to be an Authorised Signatory or an attorney of the
                  Trustee and the Definitive Class A-2 Notes so executed shall be binding and valid obligations of the Trustee. The Trustee shall not direct the Principal Paying Agent to issue a
                  Definitive Class A-2 Note until it is authenticated by an
                  Authorised Signatory of the Principal Paying Agent. No
                  Definitive Class A-2 Note, or the Coupons or Talons relating to it, shall be valid for any purpose unless and until so
                  authenticated.

3.9      STAMP AND OTHER TAXES

         The Trustee will pay any stamp and other duties and Taxes payable in
         Australia, the United Kingdom, Belgium, Luxembourg, Republic of Ireland
         or the United States on or in connection with:

         (a)      the execution of the Transaction Documents;

         (b)      the constitution and original issue and delivery of the
                  Offshore Notes, Coupons and Talons;

         (c)      any action taken by the Note Trustee or (where permitted under this deed so to do), the Clearing Agency, an Offshore
                  Noteholder or a Couponholder to enforce the provisions of the
                  Offshore Notes, the Coupons or the Transaction Documents; and

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         (d)      the creation of the security constituted under the Security
                  Trust Deed.

3.10     INDEMNITY FOR NON-ISSUE

         If the Trustee is required to issue, or procure the issue of,
         Definitive Notes following an event specified in clause 3.5(a) or
         3.6(a) but fails to do so within 30 days of the Trustee or the Manager becoming actually aware of the occurrence of the relevant event then the Trustee shall (subject to clause 29) indemnify the Note Trustee, the Class A-1 Noteholders, the Class A-1 Note Owners, the bearer of the relevant Global Note or Class A-2 Notes or the relevant Class A-2
         Noteholders, and keep them indemnified, against any loss or damage incurred by any of them if the amount received by the Note Trustee, the
         Class A-1 Noteholders, the Class A-1 Note Owners, the bearer of the relevant Global Note or Class A-2 Note or the relevant Class A-2
         Noteholder is less than the amount that would have been received had
         Definitive Notes been issued within the 30 days referred to above. If and for so long as the Trustee discharges its obligations under this indemnity, the breach by the Trustee of the provisions of clause 3.5(a)
         or 3.6(a) shall be deemed to be cured. The Manager must promptly advise the Trustee if it becomes actually aware of the occurrence of the relevant event and the Trustee shall promptly notify the Note Trustee of the relevant event.

3.11     NOTE REGISTER AND NOTE REGISTRAR

         (a)      The Manager, on behalf of the Trustee, shall keep or cause to be kept the Note Register in which, subject to such reasonable regulations as it may prescribe, the Manager shall provide for the registration of the Class A-1 Notes and the registration of transfers of Class A-1 Notes. The NOTE REGISTRAR will be responsible for registering Class A-1 Notes and transfers of
                  Class A-1 Notes as herein provided. The Trustee may, with the consent of the Note Trustee, appoint another person as Note
                  Registrar. Upon any resignation or removal of any Note
                  Registrar under the Agency Agreement, the Trustee with the assistance of and at the direction of, the Manager shall
                  promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of the Note Registrar.

         (b)      Upon surrender for registration of transfer of any Class A-1
                  Note at the office or agency of the Trustee to be maintained as provided in clause 11(e), if the requirements of Section
                  8-401(a) of the Uniform Commercial Code of New York (the UCC)
                  are met the Trustee shall, at the direction of the Manager, execute and upon its written direction the Principal = Paying
                  Agent shall authenticate and the Class A-1 Noteholder shall obtain from the Note Trustee, in the name of the designated transferee or transferees, one or more new Class A-1 Notes, in any authorised denominations, of the same class and a like aggregate principal amount.

         (c)      At the option of the Class A-1 Noteholder, Class A-1 Notes may be exchanged for other Class A-1 Notes in any authorised
                  denominations and a like aggregate principal amount, upon
                  surrender of the Class A-1 Notes to be exchanged at such
                  office or agency. Whenever any Class A-1 Notes are so
                  surrendered for exchange, if the requirements of Section
                  8-401(a) of the UCC are met the Trustee shall, at the
                  direction of the Manager, execute and upon its written request the Principal Paying Agent shall authenticate and the Class
                  A-1 Noteholder shall obtain from the Note Trustee, the Class
                  A-1 Notes which the Class A-1 Noteholder making the exchange is entitled to receive.

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         (d)      Every Class A-1 Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in a form
                  satisfactory to the Note Registrar duly executed by, the Class
                  A-1 Noteholder thereof or such Class A-1 Noteholder's attorney duly authorised in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar which requirements include membership or participation of Securities Transfer Agents Medallion Program
                  (STAMP) or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in
                  substitution for, Stamp, all in accordance with the Exchange
                  Act, and (ii) accompanied by such other documents as the Note
                  Registrar may require.

         (e)      No service charge shall be made to a Class A-1 Noteholder for any registration of transfer or exchange of Class A-1 Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of
                  Class A-1 Notes.

         (f)      The preceding provisions of this section notwithstanding, the
                  Trustee shall not be required to make and the Note Registrar need not register transfers or exchanges of Class A-1 Notes selected for redemption or of any Class A-1 Note for a period of 30 days preceding the due date for any payment with respect to the Class A-1 Note.

4.       COVENANT OF COMPLIANCE
--------------------------------------------------------------------------------

         Each of the Manager and the Trustee covenants with the Note Trustee that it will comply with and perform and observe all provisions of the
         Transaction Documents which are expressed to be binding on it for the benefit of the Note Trustee or any Offshore Noteholder or Couponholder.
         The Transaction Documents to which the Trustee and the Note Trustee are a party and the relevant Conditions shall be binding on the Trustee, the Note Trustee and the Offshore Noteholders and the relevant
         Couponholders). The Note Trustee (or the Offshore Noteholders, under clause 6.5, as the case may be) is entitled to enforce the obligations of the Trustee under the Offshore Notes, the Coupons, the Talons and the Conditions as if the same were set out and contained in this deed
         (which shall be read and construed as one document with the Notes). The provisions contained in Schedule 3 shall have effect as if set out in this deed.

5.       CANCELLATION OF OFFSHORE NOTES
--------------------------------------------------------------------------------

5.1      CANCELLATION OF CLASS A-1 NOTES

         The Trustee shall procure that all Class A-1 Notes:

         (a)      which have been surrendered for payment, registration of
                  transfer, exchange or redemption; or

         (b)      in the case of any Definitive Class A-1 Note, which, being mutilated or defaced, has been surrendered and replaced under the relevant Condition 11,

         shall be cancelled by or on behalf of the Trustee.

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5.2      CANCELLATION OF CLASS A-2 NOTES

         (a)      The Trustee shall procure that all Class A-2 Notes:

                  (i)   which have been redeemed in full; or

                  (ii)  in the case of any Definitive Class A-2 Note, which, being mutilated or defaced, has been surrendered and
                        replaced under the relevant Condition 11 (together in
                        each case with all unmatured Coupons and any unexchanged
                        Talons attached to or delivered with that Definitive
                        Class A-2 Note) and all Talons exchanged in accordance
                        with the relevant Conditions and all Coupons paid in
                        accordance with the relevant Conditions or which, being
                        mutilated or defaced, have been surrendered and replaced
                        under the relevant Condition 11,

                  shall be cancelled by or on behalf of the Trustee.

         (b)      The Manager shall ensure that, for each quarter, a certificate is prepared stating:

                  (i)   the aggregate Invested Amount of the Definitive Class
                        A-2 Notes which have been redeemed in full and the
                        aggregate amounts in respect of Coupons which have been
                        paid or, as the case may require, the aggregate amounts
                        of principal and interest paid in respect of the Global
                        Notes during that quarter;

                  (ii)  the serial numbers of those Definitive Class A-2 Notes;

                  (iii) the total number by maturity date of those Coupons;

                  (iv)  the aggregate Invested Amounts of Definitive Class A-2
                        Notes which have been surrendered and replaced during
                        that quarter, the serial numbers of those Definitive
                        Class A-2 Notes and the total number by maturity date of
                        Coupons which have been so surrendered and replaced; and

                  (v)   the total number of Talons which have been so exchanged,

                  and that such certificate is given to the Note Trustee by or on behalf of the Trustee as soon as possible and in any event within four months after the end of the relevant quarter.

         (c)      The Note Trustee may accept a certificate under paragraph (b)
                  as conclusive evidence of repayment, purchase or replacement of any Class A-2 Notes or payment of interest on them, and of cancellation of the relevant Class A-2 Notes, Coupons and
                  Talons.

5.3      RECORDS

         The Trustee shall procure that:

         (a)      the Principal Paying Agent keeps a full and complete record of all Class A-1 Notes and of their redemption, payment, exchange or cancellation (as the case may be) and of all replacement
                  Class A-1 Notes issued in substitution for lost, stolen,
                  mutilated, defaced or destroyed Definitive Class A-1 Notes;

         (b)      the Principal Paying Agent keeps a full and complete record of all Class A-2 Notes, Coupons and Talons (other than serial numbers of Coupons) and of their redemption, payment, exchange or cancellation (as the case may be) and of all replacement
                  Class A-2

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                  Notes, Coupons or Talons issued in substitution for lost,
                  stolen, mutilated, defaced or destroyed Definitive Class A-2
                  Notes, Coupons or Talons;

         (c)      the Principal Paying Agent in respect of the Coupons of each maturity, retains until the expiry of five years (in the case of Interest Coupons) and ten years (in the case of Principal
                  Coupons) from the maturity date of those Coupons, either a list of all paid Coupons of that maturity date or a record of the total amount of Coupons of that maturity date still
                  remaining unpaid; and

         (d)      such records referred to in paragraphs (a) - (c) above shall be made available to the Note Trustee on reasonable notice and during business hours promptly following the Note Trustee's request for the same.

6.       ENFORCEMENT
--------------------------------------------------------------------------------

6.1      ACTIONS FOLLOWING EVENT OF DEFAULT

         (a)      At any time while an Event of Default is subsisting the Note
                  Trustee may (subject to the Security Trust Deed, to clauses
                  6.4 and 7, and to the relevant Conditions 9 and 10) at its discretion, and must, if so directed or requested under clause
                  7.1, without further notice take any action available to it to direct the Security Trustee to:

                  (i)   institute any proceedings against the Trustee and/or the
                        Manager which are permitted under the Transaction
                        Documents;

                  (ii)  enforce the security created under the Security Trust
                        Deed (including anything set out in clause 8.2 of the
                        Security Trust Deed); and

                  (iii) enforce repayment of the Offshore Notes together with accrued interest and any other moneys payable to the
                        Note Trustee, the Offshore Noteholders or the
                        Couponholders under the Transaction Documents.

         (b)      The Note Trustee must, within 90 days after having received written notice of the occurrence of an Event of Default from the Trustee and the Manager, notify each Offshore Noteholder of the occurrence of that Event of Default unless:

                  (i)   the Event of Default is not an Event of Default under
                        clause 8.1(a) of the Security Trust Deed; and

                  (ii)  it determines (and only for so long as it so determines)
                        in good faith that withholding such notice is in the
                        interests of the Offshore Noteholders.

6.2      EVIDENCE OF DEFAULT

         If the Security Trustee or the Note Trustee takes any action against the Trustee to enforce any of the provisions of any Offshore Notes, the
         Coupons or this deed, proof that:

         (a)      as regards any Offshore Note, the Trustee has not paid any principal or interest due in respect of that Offshore Note shall (unless the contrary is proved) be sufficient evidence that the Trustee has not paid that principal or interest on all other Offshore Notes in respect of which the relevant
                  payment is then due;

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         (b)      as regards any Coupon, the Trustee has not paid any principal or interest due in respect of that Coupon shall (unless the contrary is proved) be sufficient evidence that the Trustee has not paid that principal or interest on all other Coupons in respect of which the relevant payment is then due; and

         (c)      as regards any Talon, the Trustee has not exchanged that Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary is proved) be sufficient
                  evidence that the Trustee has not exchanged all other Talons which are then available for exchange.

6.3      OVERDUE INTEREST

         The rates of interest payable in respect of any Offshore Note which has become due and repayable in full and which has not been repaid shall be calculated at three-monthly intervals, commencing on the expiry of the
         Interest Period during which the Offshore Note became due and repayable in accordance with the provisions of the relevant Condition 4 except that no notices need be given to Offshore Noteholders, in relation to that interest.

6.4      RESTRICTIONS ON ENFORCEMENT

         (a)      If any of the Offshore Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on any Offshore Notes, the Note Trustee must not vote under the Security Trust Deed to, or otherwise direct the Security Trustee to, enforce the Security Trust Deed or dispose of the Mortgaged Property unless either:

                        (i)    the Note Trustee is of the opinion, reached after
                               considering at any time the advice of a merchant
                               bank or other financial adviser selected by the
                               Note Trustee in its sole and absolute discretion
                               (the cost of such advice shall be an Expense
                               payable to the Note Trustee), that a sufficient
                               amount would be realised to discharge in full all
                               amounts owing to the Offshore Noteholders and the
                               holders of the related Coupons and any other
                               amounts payable by the Trustee ranking in
                               priority to or pari passu with the Offshore
                               Notes; or

                        (ii)   the Note Trustee is of the opinion, reached after
                               considering at any time and from time to time the
                               advice of a merchant bank or other financial
                               adviser selected by the Note Trustee in its sole
                               and absolute discretion (the cost of such advice
                               shall be an Expense payable to the Note Trustee),
                               that the cash flow receivable by the Trustee (or
                               the Security Trustee under the Security Trust
                               Deed) will not (or that there is a significant
                               risk that it will not) be sufficient, having
                               regard to any other relevant actual, contingent
                               or prospective liabilities of the Trustee, to
                               discharge in full in due course all the amounts
                               referred to in paragraph (i) relating to the
                               Trust.

         (b)      Neither the Note Trustee (except in the case of negligence, fraud or wilful default by it) nor the Security Trustee
                  (except in the case of negligence, fraud or wilful default by
                  it) will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the
                  Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the
                  Trustee or any third party in respect of the Trustee or the
                  Offshore Notes

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                  or relating in any way to the Mortgaged Property. Without
                  limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or
                  indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with paragraph (a).

6.5      ACTION BY OFFSHORE NOTEHOLDERS

         Notwithstanding any other provision of this deed, if the Note Trustee, having become bound to take steps and/or proceed under clause 6.1 and/or the Security Trust Deed, fails to do so within a reasonable time and such failure is continuing, the Offshore Noteholders may proceed directly against the Trustee but then only if and to the extent the
         Offshore Noteholders are able to do so under the Transaction Documents and Australian law.

7.       PROCEEDINGS
--------------------------------------------------------------------------------

7.1      ACTING ONLY ON DIRECTION

         (a)      The Note Trustee may vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust
                  Deed, or take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with, the
                  Security Trust Deed, this deed, any Offshore Notes, any
                  Coupons or any Talons.

         (b)      Subject to the Note Trustee being indemnified to its
                  satisfaction against all actions, proceedings, claims and
                  demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur, the Note
                  Trustee:

                  (i)   shall only be bound to undertake any of the acts
                        contemplated in paragraph (a) if it is directed to do so
                        in writing by the holders of at least 75% of the
                        aggregate Invested Amount (or such higher amount as may
                        be required by the TIA) of either all the Offshore
                        Notes, all the Class A-1 Notes or all the Class A-2
                        Notes, as appropriate; and

                  (ii)  shall, if an Extraordinary Resolution of Voting
                        Mortgagees elects not to direct the Security Trustee to
                        enforce the Security Trust Deed in circumstances where
                        the Security Trustee could enforce the Security Trust
                        Deed, at the direction of either the Offshore
                        Noteholders, the Class A-1 Noteholders or the Class A-2
                        Noteholders in accordance with paragraph (b)(i), direct
                        the Security Trustee to enforce the Security trust Deed
                        on behalf of the Offshore Noteholders, the Class A-1
                        Noteholders or the Class A-2 Noteholders (as the case
                        may be).

         (c)      The Note Trustee shall be protected with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of the required aggregate
                  Invested Amount of the relevant Offshore Notes in accordance with this deed relating to the time, method and place of
                  conducting any proceeding for any remedy available to, or
                  exercising any trust or power conferred upon it, under this deed.

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7.2      SECURITY TRUSTEE ACTING

         Only the Security Trustee may enforce the provisions of the Security
         Trust Deed and neither the Note Trustee nor any Offshore Noteholder or
         Couponholder is entitled to proceed directly against the Trustee to enforce the performance of any of the provisions of the Security Trust
         Deed, the Offshore Notes (including the Conditions) or the Coupons, provided that if the Security Trustee having become bound to take steps and/or to proceed under the Security Trust Deed, fails to do so within a reasonable time and such failure is continuing, the Note Trustee and/or Offshore Noteholders may proceed directly against the Trustee but then only if and to the extent the Note Trustee and/or the Offshore
         Noteholders are able to do so under the Transaction Documents and
         Australian law. The Security Trustee shall comply with all directions given to it by the Note Trustee pursuant to any power to give directions granted to the Note Trustee pursuant to this deed or to the
         Security Trust Deed provided that the Security Trustee has the power under the Security Trust Deed to take the action contemplated by the direction, and the Security Trustee shall not be liable for any direct and indirect costs, expenses, losses, damages, liabilities or actions arising or resulting from any action or conduct undertaken or not taken by the Security Trustee or its officers, employees or agents including as a consequence of following those directions.

7.3      NOTE TRUSTEE ALONE ENTITLED TO ACT

         Subject to clauses 6.5 and 7.2, only the Note Trustee may:

         (a)      direct the Security Trustee to enforce or not to enforce the
                  Security Trust Deed; or

         (b)      enforce the provisions of this deed, the Offshore Notes
                  (including the Conditions) or the Coupons,

         and no Offshore Noteholder or Couponholder is entitled to take any of the above actions or to proceed directly against the Trustee to enforce the performance of any of the provisions of this deed, the Offshore
         Notes (including the Conditions) or the Coupons.

7.4      AVAILABLE AMOUNTS

         For the purpose of Condition 5 of each Class of Offshore Notes, the
         Note Trustee shall not be satisfied that the Trustee will be in a position to discharge the liabilities referred to in those Conditions unless, either:

         (a)      the Trustee will have available to it sufficient cash in the
                  Collection Account and sufficient Authorised Investments which will mature on or before the relevant Payment Date after
                  making any other payments or provisions having priority in order of application under the applicable provisions of the
                  Security Trust Deed; or

         (b)      the Trustee has entered into a legally binding contract with an entity either whose long term unsecured and unguaranteed debt is rated AA- by S&P or Aa3 by Moody's or whose short term unsecured and unguaranteed debt securities are rated A-1+ by
                  S&P or P-1 by Moody's, to provide sufficient cash on or before the relevant Payment Date to enable the Trustee to discharge the relevant liabilities,

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         and in each circumstance the Manager or the Trustee has certified to the Note Trustee that the requirements of clause 7.4(a) or (b) have been met and the Note Trustee shall be entitled to rely on such certification.

7.5      NO LIABILITY

         In giving any direction to the Security Trustee under this deed or the
         Security Trust Deed, the Note Trustee shall not be obliged to ensure that the Security Trustee complies with such direction and will not be liable for failure by the Security Trustee so to comply.

8.       NOTICE OF PAYMENT
--------------------------------------------------------------------------------

         The Principal Paying Agent shall give notice to the relevant Offshore
         Noteholders in accordance with the relevant Condition 12 of the day fixed for any payment to them of amounts received by the Note Trustee under clause 16 of the Security Trust Deed. Those payments may be made in accordance with the relevant Condition 6 as appropriate (in the case of Definitive Notes) or:

         (a)      to an account designated by the nominee of the Clearing Agency in the name of such nominee by wire transfer in immediately available funds or to the order of the Class A-1 Noteholder
                  (in the case of any Book-Entry Note); or

         (b)      to the order of the bearer of the relevant Global Note,

         payment of those amounts by the Note Trustee to the Principal Paying
         Agent for that purpose shall be a good discharge to the Note Trustee.

9.       INVESTMENT BY NOTE TRUSTEE
--------------------------------------------------------------------------------

9.1      INVESTMENT BY THE NOTE TRUSTEE

         At the direction of the Manager, the Note Trustee must invest any moneys held by the Note Trustee under the Note Trust in such Authorised
         Investments as the Manager may specify from time to time and the Note
         Trustee shall not be responsible for any loss due to depreciation in value or otherwise resulting from any Authorised Investments made by it in compliance with any such direction. The Manager must not direct the
         Note Trustee to make any investment that could have an adverse effect on the 50% risk weighting attributed to the Class A-2 Notes by the Bank of England and the Note Trustee need only account for interest on money held on deposit with itself equal to the highest rate payable by it to an independent depositor in respect of comparable deposits.

10.      PARTIAL PAYMENTS
--------------------------------------------------------------------------------

         In the case of Definitive Notes or Coupons, on any payment of amounts received by the Note Trustee in accordance with the Supplementary Terms
         Notice, the relevant Condition or under clause 16 of the Security Trust
         Deed (other than the payment in full against surrender of a Definitive
         Note or Coupon) the Definitive Note or Coupon in respect of which such payment is made shall be produced to the Note Trustee or a Paying Agent by or through whom such payment is made and the Note Trustee shall, or shall cause that Paying Agent to, enface on the Definitive Note or
         Coupon a

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         memorandum of the amount and the date of payment, but the Note Trustee may in any particular case dispense with that production and enfacement upon the Trustee certifying to the Note Trustee that an indemnity has been given to the Trustee by the recipient of the payment as the
         Trustee considers sufficient and the Note Trustee shall be entitled to rely on such certification.

11.      COVENANTS BY THE TRUSTEE AND MANAGER
--------------------------------------------------------------------------------

         Each of the Trustee and the Manager undertakes to the Note Trustee, on behalf of the Offshore Noteholders and the Couponholders, as follows in relation to the Trust for so long as any of the Offshore Notes remain outstanding (except to the extent that the Note Trustee otherwise consents in accordance with this deed).

         (a)      (MASTER TRUST DEED COVENANTS) It will comply with its
                  covenants in the Master Trust Deed.

         (b)      (TRANSACTION DOCUMENTS)

                  (i)   It will comply with its material obligations under the
                        Transaction Documents.

                  (ii)  It will use reasonable endeavours (to the extent that it is able to do so under the Master Trust Deed) to procure
                        that each other party to a Transaction Document complies
                        with and performs its obligations under that Transaction
                        Document.

         (c)      (INFORMATION) It will give to the Note Trustee a copy of any information in its possession relating to the Trust as soon as reasonably practicable in connection with the exercise and performance of its powers and obligations under this deed and which the Trustee or the Manager (as the case may be)
                  reasonably considers has a material bearing on the interest of the Offshore Noteholders.

         (d)      (NOTIFY EVENTS OF DEFAULT)

                  (i)   It will promptly notify the Note Trustee in writing if
                        it has knowledge or notice of or is aware of the
                        occurrence of an Event of Default, Trustee's Default,
                        Servicer Transfer Event, Title Perfection Event or
                        Manager's Default including full details (to the extent
                        known, without making any enquiry) of that Event of
                        Default, Trustee's Default, Servicer Transfer Event,
                        Title Perfection Event or Manager's Default (as the case
                        may be).

                  (ii)  In addition to its obligations under sub-clause item
                        (d)(i) of this Clause 11, the Manager, on behalf of the
                        Trustee, will confirm to the Note Trustee in writing, on
                        each anniversary of this deed:

                        (A)    whether or not the Manager or the Trustee is
                               aware that any Event of Default has occurred; and

                        (B)    any other matter which is required to be notified
                               to the Note Trustee under the Transaction
                               Documents and which has not previously been so
                               notified.

         (e)      (MAINTENANCE OF OFFICE OR AGENCY) The Manager on behalf of the
                  Trustee will maintain in the Borough of Manhattan, The City of
                  New York an office or agency where Class A-1

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                  Notes may be surrendered for registration of transfer or
                  exchange, and where notices and demands to or upon the Trustee in respect of the Class A-1 Notes and this deed may be served.
                  The Trustee hereby initially appoints the Principal Paying
                  Agent acting through its office at 101 Barclay Street, Floor
                  21 West, New York, New York 10286, United States of America to
                  serve as its agent for the purposes of the surrender of Class
                  A-1 Notes for registration of transfer or exchange. The
                  Manager will give prompt written notice to the Note Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Manager on behalf of the
                  Trustee shall fail to maintain any such office or agency or shall fail to furnish the Note Trustee with the address
                  thereof, such notices and demands may be made or served at the
                  Corporate Trust Office. The Trustee hereby appoints the Note
                  Trustee as its agent to receive all such notices and demands to be served at the Corporate Trust Office. The Principal
                  Paying Agent shall act solely for, and as agent of, the
                  Trustee and shall not have any obligations towards or
                  relationship or agency or trust with any other person in
                  respect of its appointment under this sub-paragraph (e) (other than holding money on trust in accordance with clause 2.5 of this deed and clause 3.12 of the Agency Agreement).

         (f)      (LISTING) It will use its best endeavours to:

                  (i)   obtain and maintain the listing of the Class A-2 Notes
                        on the Irish Stock Exchange (including compliance with
                        the continuing obligations applicable to the Trustee by
                        virtue of the admission of the Class A-2 Notes to the
                        Irish Stock Exchange) or, if it is unable to do so
                        having used best endeavours, use best endeavours to
                        obtain and maintain a quotation or listing of the Class
                        A-2 Notes on any other stock exchange or exchanges or
                        securities market or markets as the Manager (with the
                        prior written approval of the Note Trustee, that
                        approval not to be unreasonably withheld or delayed)
                        decides and following that quotation or listing enter
                        into a deed supplemental to this deed to effect such
                        consequential amendments to this deed necessary to
                        comply with the requirements of any such stock exchange
                        or securities market; and

                  (ii)  procure that there will at all times be furnished to the
                        Irish Stock Exchange (or to any other relevant stock
                        exchange or securities market) any information which the
                        Irish Stock Exchange or, as the case may be, any other
                        such stock exchange or securities market, may require to
                        be furnished in accordance with its requirements.

         (g)      (CALCULATION AGENT) It will procure that, so long as any of the Offshore Notes remain outstanding, there will at all times be a Calculation Agent.

         (h)      (PRINCIPAL PAYING AGENT) It will procure that, so long as any of the Offshore Notes remain outstanding, there will at all times be a Principal Paying Agent.

         (i)      (IRISH PAYING AGENT) It will procure that, so long as the
                  Class A-2 Notes are listed on the Irish Stock Exchange, there will at all times be a Paying Agent with a specified office in the Republic of Ireland for so long as it is necessary to do so to comply with the Irish Stock Exchange listing
                  requirements.

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         (j)      (CHANGE TO PAYING AGENTS OR CALCULATION AGENT) It will give notice to the Offshore Noteholders in accordance with the
                  Agency Agreement and the relevant Condition 12 of:

                  (i)   any appointment, resignation or removal of any Paying
                        Agent (other than the appointment of the initial
                        Principal Paying Agent and the Irish Paying Agent) or
                        Calculation Agent;

                  (ii)  any change to any Paying Agent's Paying Office (as
                        defined in the Agency Agreement); or

                  (iii) any change to the Calculation Agent's Specified Office
                        (as defined in the Agency Agreement).

         (k)      (NOTICES) It will promptly give to the Note Trustee, or ensure that the Note Trustee receives for approval by the Note
                  Trustee, two copies of the form of every notice prior to the notice being given to the Offshore Noteholders in accordance with the relevant Condition 12.

         (l)      (ANNUAL STATEMENT AS TO COMPLIANCE) The Trustee (or the
                  Manager on its behalf) will deliver to the Note Trustee,
                  within 90 days after the end of each fiscal year of the Trust
                  (commencing on 30 September 2004), and otherwise in compliance with the requirements of section 314(a)(4) of the TIA, an
                  Officer's Certificate stating that:

                  (i)   a review of the activities of the Trustee in respect of
                        the Trust during such year and of performance under this
                        deed has been made under supervision of the person
                        signing the Officer's Certificate (the SIGNATORY); and

                  (ii)  to the best of the knowledge of the Signatory, based on the review referred to in paragraph (i), the Trustee has
                        complied with all conditions and covenants under this
                        deed throughout the relevant year, or, if there has been
                        a default in the compliance of any such condition or
                        covenant, specifying each such default known to the
                        Signatory of the nature and status of the default.

                  For the purposes of this clause 11(l) compliance shall be
                  determined without regard to any period of grace or
                  requirement of notice under the Transaction Documents.

         (m)      (OPINIONS AS TO TRUST ESTATE) On the Closing Date, the Trustee
                  (or the Manager on its behalf) shall furnish to the Note
                  Trustee an Opinion of Counsel (who may be the counsel for the
                  Trustee) either stating that in the opinion of such counsel the Security Trust Deed and any other requisite documents has been properly recorded and filed so as to make effective the
                  Security Interest intended to be created by the Security Trust
                  Deed, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to make such Security Interest effective.

                  Within 90 days after the end of each fiscal year commencing on
                  30 September 2004 the Trustee (or the Manager on its behalf)
                  shall furnish to the Note Trustee an Opinion of Counsel (who may be the counsel for the Trustee) either stating that in the opinion of such counsel such action has been taken with
                  respect to the recording, filing, re-recording, and refiling of the Security Trust Deed and any other requisite documents as is necessary to maintain the Security Interest created by the Security Trust Deed, and reciting the details

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                  of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Security
                  Interest.

         (n)      (NOTEHOLDER REPORT)

                  (i)   The Trustee (or the Manager on its behalf) shall deliver
                        to the Principal Paying Agent and the Note Trustee on
                        each Determination Date the Noteholders Report for the
                        related Collection Period, with written instructions for
                        the Note Trustee and the Principal Paying Agent to
                        forward the Noteholder Report to each Offshore
                        Noteholder.

                  (ii)  Each Noteholder Report shall contain the information set out in Schedule 2.

12. REMUNERATION OF NOTE TRUSTEE
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12.1     FEE

         The Trustee shall pay to the Note Trustee a fee agreed between them and the Manager from time to time and at the times specified in the
         Supplementary Terms Notice.

12.2     ADDITIONAL REMUNERATION

         If the Note Trustee undertakes any of the acts contemplated in clause
         7.1 or it undertakes duties which it considers expedient or necessary under this deed, or which the Trustee requests it to undertake and which duties the Note Trustee, the Manager and the Trustee agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Note Trustee under this deed, the Trustee shall pay to the Note Trustee any additional remuneration as they agree.

         In the event that the Note Trustee, the Manager and the Trustee fail to agree on such additional remuneration, such remuneration shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Note Trustee and approved by the
         Trustee or, failing such approval, nominated (on the application of the
         Note Trustee or the Trustee) by the President for the time being of The
         Law Society of New South Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being shared equally by the Trustee and the Note Trustee) and the determination of any such merchant or investment bank shall be final and binding upon the Note Trustee and the Trustee and shall be payable by the Trustee to the Note Trustee.

12.3     COSTS, EXPENSES

         (a)      Subject to clause 34.8, the Trustee shall also reimburse, pay or discharge all costs, charges, liabilities and expenses and any stamp and other Taxes or duties properly incurred or paid by the Note Trustee (or the Offshore Noteholders acting under clause 6.5 (as the case may be)) in connection with properly undertaking its duties under the Transaction Documents
                  (including the fees and expenses of its counsel) and in
                  connection with any legal proceedings brought by the Note
                  Trustee (or the Offshore Noteholders acting under clause 6.5
                  (as the case may be)) to enforce any obligation under this deed the Offshore Notes or the Coupons.

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         (b)      Without prejudice to the right of indemnity by law given to trustees, to the extent the Trustee is itself entitled to be indemnified, and subject to clause 29, the Trustee indemnifies the Note Trustee (or the Offshore Noteholders acting under clause 6.5 (as the case may be)) and every other person
                  properly appointed by it or any of them under this deed from and against all liabilities, losses, damages, costs, expenses, actions, proceedings, claims and demands incurred by or made against it or him in the execution of the Note Trust or of their powers or in respect of any matter or thing done or
                  omitted in any way relating to this deed (other than arising from any fraud, negligence or wilful default by the Note
                  Trustee or that person).

12.4     OVERDUE RATE

         All sums payable by the Trustee under clauses 12 and 34.8 shall survive termination of this deed and the resignation or removal of the Note
         Trustee and shall be payable by the Trustee on the next Payment Date in the order set out in the Supplementary Terms Notice or (if applicable)
         the Security Trust Deed and shall carry interest at the rate of
         [LIBOR/EURIBOR] plus 2% from the due date. Any amount payable shall carry interest at that rate from the due date to the date of actual payment.

12.5     CONTINUING OBLIGATION

         Unless otherwise specifically stated in any discharge relating to this deed the provisions of this clause shall continue in full force and effect notwithstanding such discharge and even if the Note Trustee has ceased to be the Note Trustee for any reason including but not limited to those contemplated in clause 23 it will be entitled to all rights arising to it prior to it ceasing to be the Note Trustee.

13.      NOTE TRUSTEE
--------------------------------------------------------------------------------

13.1     PREFERENTIAL COLLECTION OF CLAIMS AGAINST TRUSTEE

         The Note Trustee shall comply with section 311(a) of the TIA, excluding any creditor relationship listed in section 311(b) of the TIA. A Note
         Trustee who has resigned or been removed shall be subject to section
         311(a) of the TIA only to the extent required by the TIA.

13.2     DUTIES OF NOTE TRUSTEE

         (a)      If an Event of Default has occurred and is subsisting, and a
                  Responsible Officer of the Note Trustee has received written notice of such from the Trustee and the Manager, the Note
                  Trustee shall exercise the rights and powers vested in it by this deed and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)      Section 315(d)(3) of the TIA is expressly excluded by this deed.

13.3     OBLIGATIONS OF NOTE TRUSTEE

         The Note Trustee represents and warrants that it is duly qualified to assume its obligations under this deed and has obtained all necessary approvals required to performs its obligations under this deed.

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13.4     RIGHTS AND LIMITED RESPONSIBILITIES OF NOTE TRUSTEE

         By way of supplement to any Statute regulating the Note Trust and in addition to the powers and protections which may from time to time be vested or available to the Note Trustee by general law, and subject to clause 14, it is expressly declared as follows.

         (a)      The Note Trustee may conclusively rely on any document
                  believed by it to be genuine and to have been signed or
                  presented by the proper person. The Note Trustee need not
                  investigate any fact or matter stated in the document.

         (b)      Before the Note Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The
                  Note Trustee shall not be liable for any action it takes,
                  suffers or omits to take in good faith in reliance on the
                  Officer's Certificate or Opinion of Counsel.

         (c)      No provision of this deed shall require the Note Trustee to expend or risk its own funds or otherwise incur financial
                  liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such
                  funds or indemnity satisfactory to it against such risk or liability is not assured to it.

         (d)      The Note Trustee shall not be responsible for and makes no representations as to the validity or adequacy of this deed
                  (other than in relation to its own execution of this deed) or the Offshore Notes, shall not be accountable for the Trustee's use of the proceeds from the Offshore Notes, and shall not be responsible for any statement of the Trustee in this deed or in any document issued in connection with the sale of the
                  Offshore Notes or in the Offshore Notes.

         (e)      The Note Trustee may, in relation to this deed, act on the advice or opinion of or any information obtained from any
                  lawyer, valuer, accountant, banker, broker, credit-rating
                  agency, lead manager or other expert whether obtained by the
                  Trustee, the Note Trustee, the Manager, the Servicer or
                  otherwise.

         (f)      Any advice, opinion or information obtained by the Note
                  Trustee under paragraph (e) may be sent or obtained by letter, telegram, telex, facsimile transmission, email or cable and may be conclusively relied on by the Note Trustee without
                  further investigation and the Note Trustee shall not be liable for acting on any such advice, opinion or information
                  purporting to be conveyed by any such letter, telegram, telex, facsimile transmission, email or cable although the same shall contain some error or shall not be authentic.

         (g)      The Note Trustee may call for and shall be at liberty to
                  accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Authorised Signatories of the Trustee or the Manager (as
                  the case may be) and the Note Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by the Note Trustee acting on that certificate.

         (h)      The Note Trustee is at liberty to hold or to place this deed and any other documents relating to this deed in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or

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                  firm of lawyers reasonably considered by the Note Trustee to be of good repute, and, except in the case of fraud,
                  negligence or breach of trust (in the case of the Security
                  Trustee) or fraud, negligence or wilful default (in the case of the Note Trustee), neither the Note Trustee nor the
                  Security Trustee shall be responsible for any loss, expense or liability which may be suffered as a result of any assets
                  secured by the Security Trust Deed, Mortgaged Property or any
                  deed or documents of title thereto, being uninsured or
                  inadequately insured or being held by or to the order of the
                  Servicer or any of its affiliates or by any clearing
                  organisations or their operators or by any person on behalf of the Note Trustee if prudently chosen in accordance with the
                  Transaction Documents.

         (i)      The Note Trustee shall not be responsible for the application of the proceeds of the issue of any of the Offshore Notes by the Trustee or any moneys borrowed by the Trustee under any
                  Transaction Document or the exchange of any Book-Entry Note or
                  Global Note (as the case may be) for any other Book-Entry Note or Global Note (as the case may be) or Definitive Note, as the case may be.

         (j)      Except as otherwise provided in this deed or any other
                  Transaction Documents to which it is a party, the Note Trustee shall not be bound to give notice to any person of the
                  execution of this deed or any of the Transaction Documents or any transaction contemplated hereby or thereby or to take any steps to ascertain whether any Event of Default has happened and, until it has actual knowledge or express notice to the contrary, the Note Trustee is entitled to assume that no Event of Default has happened and that the Trustee and each other party to any Relevant Document is observing and performing all the obligations on its part contained in the Offshore Notes the Coupons and under this deed or, as the case may be, the
                  Security Trust Deed or any other Transaction Document to which it is a party.

         (k)      Save as expressly otherwise provided in this deed or the
                  Transaction Documents:

                  (i)   the Note Trustee shall have absolute and uncontrolled
                        discretion as to the exercise of the discretions vested
                        in the Note Trustee by this deed and the Transaction
                        Documents (the exercise of which as between the Note
                        Trustee and the Offshore Noteholders and Couponholders
                        shall be conclusive and binding on the Offshore
                        Noteholders and Couponholders) but whenever the Note
                        Trustee is under the provisions of this deed or the
                        Transaction Documents bound to act at the request or
                        direction of the Offshore Noteholders, or any of them,
                        the Note Trustee shall nevertheless not be so bound
                        unless it is first indemnified or accepts security to
                        its satisfaction against all actions, proceedings,
                        claims and demands to which it may render itself liable
                        and all costs, charges, damages, expenses and
                        liabilities which it may incur by so doing; and

                  (ii)  in the absence of fraud, negligence or wilful default, the Note Trustee shall not be in any way responsible for
                        any loss (whether consequential or otherwise), costs,
                        damages or inconvenience that may result from the
                        exercise or non-exercise of any powers, authorities and
                        discretions vested in it.

         (l)      The Note Trustee shall not be liable for acting upon any
                  resolution purporting to have been passed at any meeting of all Offshore Noteholders, the Class A-1 Noteholders or the
                  Class

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                  A-2 Noteholders (as the case may be) in respect of which
                  minutes have been made and signed even though subsequently it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the
                  Offshore Noteholders, Class A-1 Noteholders or the Class A-2
                  Noteholders (as the case may be) and the relevant
                  Couponholders.

         (m)      The Note Trustee shall not be liable to the Trustee, any
                  Offshore Noteholder or any Couponholder by reason of having accepted as valid or not having rejected any Definitive Note or Coupon purporting to be such and subsequently found to be forged or not authentic and the Note Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence of the facts stated therein a certificate or letter of confirmation certified as true and accurate and signed on behalf of a Clearing Agency, Euroclear, Clearstream,
                  Luxembourg, the Note Registrar or any Common Depository for
                  any of them or any person as the Note Trustee reasonably
                  considers appropriate, or any form of record made by any of them to the effect that at any particular time or through any particular period any particular person is, was, or will be, shown in its records as entitled to a particular number of
                  Offshore Notes.

         (n)      Any consent or approval given by the Note Trustee for the
                  purpose of this deed, the Conditions and any Transaction
                  Document may be given on any terms and subject to any
                  conditions as the Note Trustee thinks fit and despite anything to the contrary contained in this deed, any Transaction
                  Document or the Conditions may be given retrospectively.

         (o)      Save to the extent provided in this deed, the Note Trustee shall not (unless and to the extent ordered so to do by a
                  court of competent jurisdiction) be required to disclose to any Offshore Noteholder or any Couponholder or any Mortgagee,
                  any information made available to the Note Trustee by the
                  Trustee or any other person in connection with the Note Trust and no Offshore Noteholder or Couponholder shall be entitled to take any action to obtain from the Note Trustee any such information.

         (p)      Where it is necessary or desirable for any purpose in
                  connection with this deed to convert any sum from one currency to another it shall (unless otherwise provided by this deed, any other Transaction Document or required by law) be
                  converted at the rate or rates, in accordance with the method and as at the date for the determination of the rate of
                  exchange, as may be agreed by the Note Trustee in consultation with the Trustee and the Manager as relevant and any rate, method and date so agreed shall be binding on the Trustee, the
                  Offshore Noteholders and the Couponholders.

         (q)      Subject to clauses 6.5 and 7.4, the Note Trustee may certify in good faith whether or not any of the events set out in the relevant Condition 9 or any breach under clause 8 of the
                  Security Trust Deed is in its opinion materially prejudicial to the interests of the relevant Offshore Noteholders and may certify, in relation to the event set out in paragraph (a) of relevant Condition 9 in relation to any payment of interest on the Offshore Notes that the Trustee had, on the due date for payment of the amount of interest in question, sufficient cash to pay, in accordance with the provisions of the Supplementary
                  Terms Notice or the Security Trust Deed, all interest (after payment of all sums which are permitted under the
                  Supplementary Terms Notice or the Security Trust Deed to be
                  paid in priority to or pari

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                  passu with them) and that certificate shall be conclusive and binding upon the Trustee, the Offshore Noteholders and the
                  Couponholders. The Note Trustee shall have no liability to the
                  Trustee, any Offshore Noteholder or Couponholder or any other person in relation to any such certificate or in relation to any delay or omission in providing such certificate. In giving any certificate relating to paragraph (a) of the relevant
                  Condition 9, the Note Trustee may rely on any determination made by any independent accountants of recognised standing in
                  Australia and any such determination shall be conclusive and binding on the Trustee and the Offshore Noteholders. The
                  Trustee shall pay the Note Trustee all proper costs and
                  expenses of providing the certificate at the times specified in the Supplementary Terms Notice.

         (r)      The Note Trustee shall not be bound to take any steps to
                  ascertain whether any event, condition or act, the happening of which would cause a right or remedy to become exercisable by the Note Trustee under this deed or by the Trustee under any of the Transaction Documents has happened or to monitor or supervise the observance and performance by the Trustee or any of the other parties thereto of their respective obligations thereunder and, until it shall have actual knowledge or
                  express notice to the contrary the Note Trustee shall be
                  entitled to assume that no such event, condition or act has happened and that the Trustee and each of the other parties thereto are observing and performing all their respective
                  obligations thereunder.

         (s)      The Note Trustee shall not be responsible for recitals,
                  statements, warranties or representations of any party (other than itself) contained in any Transaction Document or other document entered into in connection with it and shall assume its accuracy and correctness and (except with respect to
                  itself) the execution, legality, effectiveness, adequacy,
                  genuineness, validity or enforceability or admissibility in evidence of that agreement or other document or any security constituted by them, and the Note Trustee may accept without enquiry, requisition or objection all title as the Trustee may have to any of the Mortgaged Property or as any other person may have to any other security charged from time to time to the Note Trustee and shall not be bound to investigate or make any enquiry in the title of the Trustee to any of the
                  Mortgaged Property or the title of any other person to any other security charged from time to time to the Note Trustee whether or not any defect or failure might be, or might have been, discovered upon examination inquiry or investigation and whether or not capable of remedy. Notwithstanding the
                  generality of the foregoing, each Offshore Noteholder and each
                  Couponholder is solely responsible for making its own
                  independent appraisal of and investigation into the Trust and the Offshore Notes and the Note Trustee shall not at any time have any responsibility for the same and no Offshore
                  Noteholder shall rely on the Note Trustee in that respect.

         (t)      The Note Trustee shall not be liable for any failure, omission or defect in or filing or procuring registration or filing of or otherwise protecting or perfecting the Security Trust Deed or the Mortgaged Property or any other security or failure to call for delivery of documents of title to the Mortgaged
                  Property or any other security or to require any further
                  assurances in relation to any property or assets comprised in the Mortgaged Property or any other security.

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         (u)      The Note Trustee shall not be obliged (whether or not directed to do so by the Offshore Noteholders) to direct the Security
                  Trustee to perfect legal title to any Purchased Receivable if, in the opinion of the Note Trustee, that perfection would or might result in the Note Trustee becoming liable to or
                  incurring any obligation to any Obligor under a Purchased
                  Receivable and, in its opinion, there is or would be
                  insufficient cash to discharge, in accordance with the
                  provisions of the Security Trust Deed, that liability or
                  obligations as and when they arise. Notwithstanding the
                  generality of the foregoing, the Note Trustee shall have no responsibility or liability for the payment of any fees for the registration of the relevant Mortgages in Australia or for any related legal, administrative or other fees, costs and expenses (including, but not limited to, any proper
                  disbursements and any goods and services tax or analogous
                  value added tax). The Manager will provide to the Note Trustee such information and the Trustee will pay to the Note Trustee such costs as the Note Trustee reasonably considers necessary to make these determinations and, subject to clause 29, the
                  Trustee indemnifies the Note Trustee against any loss or
                  damage suffered as a result of the Note Trustee incurring such an obligation.

         (v)      The Note Trustee shall, as regards all the powers, trusts, authorities, duties and discretions vested in it by this deed, the Transaction Documents or the Offshore Notes (including the
                  Conditions), except where expressly provided otherwise, have regard to the interests of the Offshore Noteholders.

         (w)      Without prejudice to the provisions of any Transaction
                  Document, the Note Trustee shall not be under any obligation to insure any of the Mortgaged Property (or any other
                  property) or any deeds or documents of title or other evidence relating to that property or to require any other person to maintain any such insurance or monitor the adequacy of any such insurance and shall not be responsible for any loss,
                  expense or liability which may be suffered by any person as a result of the lack of or inadequacy of any insurance.

         (x)      The Note Trustee shall not be responsible for any loss,
                  expense or liability (including, without limitation, any
                  decline in the value or loss realised upon any sale or
                  disposition made under the Security Trust Deed) occasioned to the Mortgaged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the
                  Collection Accounts, from time to time however caused
                  (including any bank, broker, depository, warehouseman or other intermediary or any clearing system or its operator acting in accordance with or contrary to the terms of any of the
                  Transaction Documents or otherwise), unless that loss is
                  occasioned by the fraud, negligence or wilful default of the
                  Note Trustee.

         (y)      The Note Trustee has no responsibility whatsoever to the
                  Trustee or any Offshore Noteholder or Couponholder as regards any deficiency or additional payment, as the case may be,
                  which might arise because the Note Trustee or the Trustee is subject to any Tax in respect of the Mortgaged Property, the
                  Security Trust Deed or any other security or any income or any proceeds from them.

         (z)      No provision of this deed requires the Note Trustee to do
                  anything which may be illegal or contrary to applicable law or regulation or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its
                  duties, or in the exercise of any of its

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                  rights or powers, if it has grounds to believe that repayment of those funds or adequate indemnity against that risk or
                  liability is not assured to it. Without limitation nothing contained in this deed imposes any obligation on the Note
                  Trustee to make any further advance to an Obligor or to borrow any moneys under a Transaction Document or to maintain,
                  protect or preserve any moneys standing to the credit of the
                  Collection Account.

         (aa)     The Note Trustee is not responsible (except as to itself) for the genuineness, validity, effectiveness or suitability of any of the Transaction Documents or any of the Mortgages, Security
                  Interests or other documents entered into in connection with them or any Mortgage Insurance Policy or any other document or any obligation or rights created or purported to be created by them or under them or any Security Interest or the priority constituted by or purported to be constituted by or pursuant to that Security Interest, nor shall it (except as to itself)
                  be responsible or liable to any person because of any
                  invalidity of any provision of those documents or the
                  unenforceability of those documents, whether arising from
                  statute, law or decision of any court and (without limitation)
                  the Note Trustee shall not be responsible for or have any duty to make any investigation in respect of or in any way be
                  liable whatsoever for:

                  (i)   the nature, status, creditworthiness or solvency of any
                        Obligor or any other person or entity who has at any
                        time provided any security or support whether by way of
                        guarantee, Security Interest or otherwise in respect of
                        any advance made to any Obligor;

                  (ii)  the execution, legality, validity, adequacy,
                        admissibility in evidence or enforceability of any
                        Mortgage or Loan or any other document entered into in
                        connection with them;

                  (iii) the title, ownership, value, sufficiency or existence of any Land, Mortgaged Property or any Mortgage Insurance
                        Policy;

                  (iv)  the registration, filing, protection or perfection of any Mortgage or the priority of the security created
                        under a Mortgage whether in respect of any initial
                        advance or any subsequent advance or any other sums or
                        liabilities;

                  (v)   the scope or accuracy of any representations, warranties
                        or statements made by or on behalf of any Obligor in any
                        application for any advance or in any Mortgage or Loan
                        or in any document entered into in connection with them;

                  (vi)  the performance or observance by any Obligor or any
                        other person of any provisions of any Mortgage or Loan
                        or in any document entered into in connection with them
                        or the fulfilment or satisfaction of any conditions
                        contained in them or relating to them or as to the
                        existence or occurrence at any time of any default,
                        event of default or similar event contained in them or
                        any waiver or consent which has at any time been granted
                        in relation to any of the above;

                  (vii) the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates,
                        valuations or investigations delivered or obtained or
                        required to be delivered or obtained at any time in
                        connection with any Mortgage or Loan;

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                  (viii)the title of the Trustee to any Mortgage, Loan or other
                        Mortgaged Property;

                  (ix)  the suitability, adequacy or sufficiency of any
                        guidelines under which Loans are entered into or
                        compliance with those guidelines or compliance with any
                        applicable criteria for any further advances or the
                        legality or ability or enforceability of the advances or
                        the priority of the Mortgages in relation to the
                        advances;

                  (x)   the compliance of any person with the provisions and
                        contents of and the manner and formalities applicable to
                        the execution of the Mortgages and Loans and any
                        documents connected with them or the making of any
                        advance intended to be secured by them or with any
                        applicable laws or regulations (including Consumer
                        Credit Legislation);

                  (xi)  the failure of the Approved Seller, the Trustee, the
                        Servicer or the Manager to obtain or comply with the
                        Transaction Documents or any Authorisation in connection
                        with the origination, sale, purchase or administration
                        of any of the Mortgages or Loans or the making of any
                        advances in connection with them or the failure to
                        effect or procure registration of or to give notice to
                        any person in relation to or otherwise protect the
                        security created or purported to be created by or
                        pursuant to any of the Mortgages or Loans or other
                        documents entered into in connection with them;

                  (xii) the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or
                        other further assurances in relation to any of the
                        assets the subject matter of any of the Transaction
                        Documents or any other document;

                  (xiii)any accounts, books, records or files maintained by the
                        Approved Seller, the Servicer, the Trustee, the Manager
                        or any other person in respect of any of the Mortgages
                        or Loans; or

                  (xiv) any other matter or thing relating to or in any way
                        connected with any Mortgage or Loan or any document
                        entered into in connection with them whether or not
                        similar to the above.

         (bb)     The Note Trustee is not liable or responsible for any loss, cost, damages, expenses, liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of this deed, any other
                  Transaction Document or any other document or as a consequence of or in connection with it being held or treated as, or being deemed to be, a creditor, for the purposes of the Consumer
                  Credit Legislation, in respect of any of the Mortgages.

         (cc)     The Note Trustee shall be entitled to call for and rely on a certificate or any letter of confirmation or explanation
                  reasonably believed by it to be genuine, of the Approved
                  Seller, the Servicer, the Trustee, the Manager, any Paying
                  Agent, the Calculation Agent, any Designated Rating Agency or
                  any other credit-rating agency in respect of every manner and circumstance for which a certificate is expressly provided for under this deed or in respect of the rating of the Offshore
                  Notes or the Conditions and the Note Trustee is not bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or
                  inconvenience that may be occasioned by its failing so to do.

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         (dd)     In connection with any proposed modification, waiver,
                  authorisation or determination permitted by this deed, the
                  Note Trustee shall not have regard to the consequences thereof for individual Offshore Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to, the jurisdiction of any particular territory.

         (ee)     Except as otherwise provided in this deed or any other
                  Transaction Document, the Note Trustee shall have no
                  responsibility for the maintenance of any rating of the
                  Offshore Notes by a Designated Rating Agency or any other
                  credit-rating agency or any other person.

         (ff)     To the extent that any Offshore Notes are represented by a
                  Global Note, the Note Trustee shall be entitled to rely on a certificate from Euroclear or Clearstream, Luxembourg in
                  determining whether a person is an Offshore Noteholder for the purposes of this deed and the Conditions.

         (gg)     The Note Trustee shall be under no obligation to monitor or supervise the functions of the Servicer from time to time
                  under the terms of the Servicing Agreement or any other person under any other Transaction Document, and is entitled, in the absence of actual knowledge of a breach of duty or obligation, to assume that the Servicer is properly performing its
                  obligations in accordance with the provisions of the Servicing
                  Agreement or that any other person is properly performing its obligations in accordance with each other Transaction
                  Document, as the case may be.

         (hh)     The Note Trustee acknowledges that the Manager is responsible, under the Supplementary Terms Notice, for calculating all
                  amounts referred to in clause 5 of the Supplementary Terms
                  Notice (other than calculations required to be made by the
                  Calculation Agent under the Agency Agreement) and the Note
                  Trustee has no liability in respect of these calculations
                  other than as a result of the fraud, negligence or wilful
                  default of the Note Trustee.

         (ii)     Subject to clause 36.5, where there are any inconsistencies between any Statute regulating the Note Trust and the
                  provisions of this deed, the provisions of this deed shall, to the extent allowed by law, prevail.

         (jj)     Subject to clause 36.5 and to the maximum extent permitted by law, any duty imposed on the Note Trustee under any Statute shall not apply to the Note Trustee unless and only to the extent that the relevant duty is expressly stated as applying to the Note Trustee in this deed.

14.      NOTE TRUSTEE'S LIABILITY
--------------------------------------------------------------------------------

         Nothing in this deed shall exempt the Note Trustee from or indemnify it against any liability in respect of any fraud, negligence or wilful default of which it may be guilty in relation to its duties under this deed.

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15.      DELEGATION BY NOTE TRUSTEE
--------------------------------------------------------------------------------

         (a)      The Note Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons for any
                  period (whether exceeding one year or not) or indefinitely all or any of the trusts, powers and authorities vested in the
                  Note Trustee by this deed and that delegation may be made upon any terms and subject to any conditions (including power to sub-delegate) and subject to any regulations as the Note
                  Trustee may in the interests of the Offshore Noteholders think fit.

         (b)      If the Note Trustee exercises reasonable care in the selection of a delegate under paragraph (a), the Note Trustee shall not be required to supervise the actions of the delegate and shall not in any way be responsible for any loss incurred by reason of any fraud, negligence, misconduct or default on the part of any delegate or sub-delegate. The Note Trustee must within a reasonable time prior to any delegation or any renewal,
                  extension or termination of any delegation give notice of it to the Trustee and the Designated Rating Agencies.

16.      EMPLOYMENT OF AGENT BY NOTE TRUSTEE
--------------------------------------------------------------------------------

         The Note Trustee may in the conduct of the Note Trust, instead of acting personally employ and pay an agent, whether being a lawyer or other professional person, to transact or concur in transacting any business and to do or concur in doing all acts required to be done in connection with the Note Trust. If the Note Trustee exercises reasonable care in the selection of that agent, the Note Trustee shall not be required to supervise the actions of the agent and shall not in any way be responsible for any loss incurred by reason of any fraud, negligence, misconduct or default on the part of that agent.

         Any Note Trustee or the agent of the Note Trustee which is a banker, lawyer, accountant, broker or other person engaged in any profession or business is entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the Note Trust and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with this deed including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, accountant, broker or other professional. Those charges will be for the account of the Note Trustee unless agreed otherwise, who shall be reimbursed by the Trustee under clause 12.

17.      NOTE TRUSTEE CONTRACTING WITH TRUSTEE
--------------------------------------------------------------------------------

         Neither the Note Trustee nor any director or officer of a corporation acting as a trustee under this deed is by reason of its or their fiduciary position in any way precluded from entering into or being interested in any contract or financial or other transaction or arrangement with the Trustee or any other party to any of the
         Transaction Documents or any person or body corporate associated with the Trustee including any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to or the purchase, placing or underwriting of or subscribing or procuring subscriptions for or otherwise acquiring holding or dealing with the Offshore Notes, Coupons or Talons or any of them,

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         or any other bonds, stocks, shares, debenture stock, debentures, notes or other securities of the Trustee or any other party to any of the
         Transaction Documents or any related person or body corporate or from accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Trustee or any other party to any of the Transaction Documents or any related person or body corporate or any other office of profit under the Trustee or any other party to any of the Transaction
         Documents or any related person or body corporate and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other benefit received by them or in connection with any of those arrangements.

18.      WAIVER
--------------------------------------------------------------------------------

         (a)      The Note Trustee may, without prejudice to its rights in
                  respect of any subsequent breach, condition, event or act from time to time and at any time (but only if, and in so far as, in its opinion the interests of any of the Offshore
                  Noteholders are not materially prejudiced), waive or authorise on any terms and subject to any conditions as it sees fit and proper:

                  (i)   any breach or proposed breach by the Trustee or Manager
                        of any of the covenants or provisions contained in this
                        deed or in the Offshore Notes (including the Conditions)
                        or Coupons or any other Transaction Document (as to
                        which evidence of a breach of one Offshore Note shall be
                        deemed evidence of a breach of all Offshore Notes in the
                        Class to which that Offshore Note belongs); or

                  (ii)  determine that any condition, event or act which
                        constitutes, or which with the giving of notice, the
                        lapse of time or the issue of a certificate would
                        constitute, but for that determination, an Event of
                        Default shall not, or shall not subject to specified
                        conditions, be so treated for the purposes of this deed,

                  but the Note Trustee shall not exercise any powers conferred on it by this clause in contravention of:

                  (iii) any express direction given in writing by holders of
                        Offshore Notes representing at least 75% of the
                        aggregate Invested Amount of the Offshore Notes;

                  (iv)  a request made by the Offshore Noteholders in accordance with the relevant Condition 10; or

                  (v)   in contravention of clauses 36.4 and 37.2,

                  and shall at all times act in accordance with the requirements of the TIA.

                  No direction or request shall affect any waiver, authorisation or determination previously given or made.

         (b)      Any waiver, authorisation or determination under this clause is binding on the Offshore Noteholders and the Couponholders and if, but only if, the Note Trustee so requires, shall be notified by the Trustee to the Offshore Noteholders in
                  accordance with the relevant Condition 12 as soon as
                  practicable.

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19.      AMENDMENT
--------------------------------------------------------------------------------

19.1     APPROVAL

         The Note Trustee, the Manager and the Trustee may, following giving notice to each Designated Rating Agency, by way of supplemental deed alter, add to or modify this deed (including this clause 19), the
         Conditions (subject to the relevant Condition 13) and this clause or any Transaction Document so long as that alteration, addition or modification is:

         (a)      to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

         (b)      in the opinion of the Note Trustee necessary to comply with the provisions of any law or regulation or with the
                  requirements of any Government Agency;

         (c)      in the opinion of the Note Trustee appropriate or expedient as a consequence of an amendment to any law or regulation or
                  altered requirements of any Government Agency (including,
                  without limitation, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a law or
                  regulation or an amendment to any law or regulation or ruling by the Commissioner or Deputy Commissioner of Taxation or any
                  governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of
                  taxation of trusts generally or of trusts similar to the
                  Trust); or

         (d)      in the opinion of the Note Trustee not materially prejudicial to the interests of the Offshore Noteholders and Couponholders as a whole or any Class of Offshore Noteholder or
                  Couponholder,

         and in the manner, and to the extent, permitted by the Transaction
         Documents.

         For the avoidance of doubt, the Note Trustee shall be entitled to rely conclusively on, and shall not be liable to any person for such reliance on, an Opinion of Counsel in connection with any alteration, addition or modification under sub-paragraphs (b) to (d) (inclusive)
         above.

19.2     EXTRAORDINARY RESOLUTION OF OFFSHORE NOTEHOLDERS

         Subject to clause 37.2, where in the opinion of the Note Trustee a proposed alteration, addition or modification to this deed, other than an alteration, addition or modification referred to in clause 19.1, is materially prejudicial or likely to be materially prejudicial to the interest of Offshore Noteholders and Couponholders as a whole or any
         Class of Offshore Noteholders or Couponholders, the Note Trustee, the
         Manager and the Trustee may make that alteration, addition or modification (subject to the TIA (if applicable)) only if sanctioned by an in writing by holders of at least 75% of the aggregate Invested
         Amount of the Offshore Notes (an EXTRAORDINARY RESOLUTION).

19.3     DISTRIBUTION OF AMENDMENTS

         The Manager shall distribute to all Offshore Noteholders and
         Couponholders and each Designated Rating Agency a copy of any amendments made under clause 19.1 or 19.2 under relevant Condition 12 as soon as reasonably practicable after the amendment has been made.

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19.4     AMENDMENTS BINDING

         Any amendment under this clause is binding on the Offshore Noteholders and Couponholders.

19.5     CONFORMITY WITH TIA

         Every amendment of this deed executed pursuant to this clause 19 which affects the Class A-1 Notes or the Class A-1 Noteholders shall conform to the requirements of the TIA as then in effect so long as this deed shall then be qualified under the TIA.

20.      OFFSHORE NOTEHOLDERS
--------------------------------------------------------------------------------

20.1     OFFSHORE NOTEHOLDER AS COUPONHOLDER

         Wherever in this deed the Note Trustee is required or entitled to exercise a power, trust, authority or discretion under this deed, then except as ordered by a court of competent jurisdiction or as required by applicable law the Note Trustee shall, despite express notice to the contrary, assume that each holder of a Definitive Class A-2 Note is the holder of all Coupons and Talons relating to that Definitive Class A-2
         Note.

20.2     NOTICE

         None of the Note Trustee, the Trustee or the Manager is required to give any notice to the Couponholders for any purpose under this deed and the Couponholders shall for all purposes be taken to have notice of the contents of any notice given to the Offshore Noteholders under the relevant Condition 12.

20.3     ABSOLUTE OWNER

         (a)      The Trustee, the Manager, the Security Trustee, the Note
                  Trustee and any Paying Agent may treat the registered holders or bearer (in the case of a Class A-2 Note) of any Definitive
                  Note and the bearer of any Coupon or Talon relating to that
                  Definitive Note as the absolute owner of that Definitive Note,
                  Coupon or Talon (as the case may be) (whether or not that
                  Definitive Note, Coupon or Talon (as the case may be) is
                  overdue and despite any notation or notice to the contrary or writing on it or any notice of previous loss or theft of it or trust or other interest in it) for the purpose of making
                  payment and for all purposes and none of the Trustee, the
                  Manager, the Security Trustee, the Note Trustee or the Paying
                  Agents is affected by any notice to the contrary.

         (b)      So long as the Offshore Notes, or any of them, are represented by a Book-Entry Note (in the case of Class A-1 Notes) or a
                  Global Note (in the case of Class A-2 Notes), the Trustee, the
                  Manager, the Note Trustee and any Paying Agent may treat the person for the time being shown in the records of the Clearing
                  Agency, Euroclear or Clearstream, Luxembourg (as the case may
                  be) as the holder of any Offshore Note as the absolute owner of that Offshore Note and the Trustee, the Manager, the Note
                  Trustee and the Paying Agents are not affected by any notice to the contrary, but without prejudice to the entitlement of the registered holder of the Book-Entry Note or bearer of the
                  Global Note (as the case may be) to be paid principal and
                  interest on the Book-Entry Note or Global Note (as the case may

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         be) in accordance with its terms.  Without limitation, notices to
         Offshore Noteholders may be given by:

                  (i)   in the case of the Class A-1 Noteholders, delivery of
                        the relevant notice to the Clearing Agency as the holder
                        of the relevant Class A-1 Notes for communication by
                        them to entitled account holders in substitution for
                        publication as required by the relevant Conditions;

                  (ii)  in the case of the Class A-2 Noteholders, delivery of the relevant notice to Euroclear or Clearstream,
                        Luxembourg (in the case of Class A-2 Notes) for
                        communication by them to entitled account holders in
                        substitution for publication as required by the relevant
                        Conditions; or

                  (iii) (for so long as Class A-2 Notes are listed on the Irish
                        Stock Exchange and the Irish Stock Exchange so
                        requires), publication in a daily newspaper of general
                        circulation in the Republic of Ireland. Any such notice
                        will be deemed to have been given on the date of such
                        publication, or if published more than once or on
                        different dates, on the first date on which publication
                        is made in the manner required in the newspaper referred
                        to previously.

         (c)      Provided the Trustee pays the relevant Noteholder in
                  accordance with the Transaction Documents, such Noteholder shall have no claim directly against the Trustee, the Note
                  Trustee or the Principal Paying Agent in respect of payment due on the Offshore Notes for so long as the Offshore Notes are represented by a Book Entry Note or Global Note (as the case may be) and the relevant obligations of the Trustee will be discharged by payment to the registered holder of the Book
                  Entry Note or bearer of the Global Note (as the case may be)
                  in respect of each amount so paid.

         (d)      All payments made to any person treated as the owner of an
                  Offshore Note under this clause (or, in the case of a
                  Book-Entry Note, to or to the order of the registered holder of that Book-Entry Note or, in the case of a Global Note, to or to the order of the bearer of that Global Note) shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon that Offshore Note and related Coupons (if any).

         (e)      Any instalment of interest or principal, payable on any Class
                  A-1 Note which is punctually paid or duly provided for by the
                  Trustee to the Paying Agent on the applicable Payment Date or
                  Maturity Date shall be paid to the person in whose name such
                  Class A-1 Note is registered on the Record Date, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Class A-1 Notes have been issued
                  pursuant to clause 3.5, with respect to Class A-1 Notes
                  registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede &
                  Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final instalment of principal payable with
                  respect to such Class A-1 Note on a Payment Date or Maturity
                  Date (and except for the redemption for any Class A-1 Note called for

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                  redemption pursuant to the relevant Condition 5 which shall be payable as provided in paragraph (f).

         (f)      The principal of each Class A-1 Note shall be payable on each
                  Payment Date and the Final Maturity Date as set forth in the relevant Conditions. The Principal Paying Agent shall notify the person in whose name a Class A-1 Note is registered at the close of business on the Record Date preceding the Payment
                  Date on which the Trustee expects that the final instalment of principal of and interest on such Class A-1 Note will be paid.
                  Such notice shall be mailed or transmitted by facsimile prior to such Final Maturity Date and shall specify that such final instalment will be payable only upon presentation and
                  surrender of such Class A-1 Note and shall specify the place where such Class A-1 Note may be presented and surrendered for payment of such instalment. Notices in connection with
                  redemptions of Class A-1 Notes shall be mailed to Class A-1
                  Noteholders as provided in clause 26.1.

20.4     CLEARING SYSTEM CERTIFICATE

         The Trustee, the Manager, the Security Trustee and the Note Trustee may
         call for and shall be at liberty to accept and place full reliance on as sufficient evidence a certificate or letter or confirmation signed on behalf of any Clearing Agency, Euroclear or Clearstream, Luxembourg
         or any form of record made by either of them to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as entitled to a particular interest in a Book-Entry Note or a Global Note (as the case may be).

21.      CURRENCY INDEMNITY
--------------------------------------------------------------------------------

         Subject to this deed including clause 29, the Trustee indemnifies the
         Note Trustee, the Offshore Noteholders and keeps them indemnified against:

         (a)      any loss or damage incurred by any of them arising from the non-payment by the Trustee of any US$ or Euro amount due to the Note Trustee or the relevant Offshore Noteholders or
                  Couponholders under this deed or the relevant Offshore Notes or the Coupons by reason of any variation in the rates of
                  exchange between those used for the purposes of calculating the amount due under a judgment or order in respect of that payment, which amount is expressed in a currency other than
                  US$ or Euros, and under which the Note Trustee, the Offshore
                  Noteholders or the Couponholders do not have an option to have that judgment or order expressed in US$ or Euros (as the case may be), and those prevailing at the date of actual payment by the Trustee; and

         (b)      any deficiency arising or resulting from any variation in
                  rates of exchange between:

                  (i)   the date (if any) as of which the non-US$ or non-Euro
                        (as the case may be) currency equivalent of the US$ or
                        Euro (as the case may be) amounts due or contingently
                        due under this deed (other than this clause) or in
                        respect of the relevant Offshore Notes or the Coupons is
                        calculated for the purposes of any bankruptcy,
                        insolvency or liquidation of the Trustee; and

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                  (ii)  the final date for ascertaining the amount of claims in that bankruptcy, insolvency or liquidation provided that
                        in that bankruptcy, insolvency or liquidation claims are
                        required to be made in a currency other than US$ or
                        Euros (as the case may be).

                  The amount of that deficiency shall not be reduced by any
                  variation in rates of exchange occurring between that final date and the date of any distribution of assets in connection with that bankruptcy, insolvency or liquidation.

         (c)      The indemnities in this clause are obligations of the Trustee separate and independent from its obligations under the
                  Offshore Notes and the Coupons and apply irrespective of any time or indulgence granted by the Note Trustee or the Offshore
                  Noteholders or the Couponholders from time to time and shall continue in full force and effect despite the judgment or
                  filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Trustee for a liquidated sum or sums in respect of amounts due under this deed (other than this
                  clause) or the Offshore Notes. Any deficiency will constitute a loss suffered by the Offshore Noteholders and Couponholders
                  (as the case may be) and no proof or evidence of any actual loss shall be required by the Trustee or its liquidator.

22.      NEW NOTE TRUSTEES
--------------------------------------------------------------------------------

22.1     APPOINTMENT BY TRUSTEE

         The Trustee may, at the direction of the Manager, at any time appoint a new Note Trustee of this deed who has previously been approved by an
         Extraordinary Resolution of the Offshore Noteholders. One or more persons may hold office as Note Trustee or Note Trustees but that Note
         Trustee or those Note Trustees must be or include a Trust Corporation.
         Whenever there are more than two Note Trustees the majority of those
         Note Trustees are competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Note Trustee by this deed if a Trust Corporation is included in that majority.

22.2     APPOINTMENT BY NOTE TRUSTEE

         (a)      The Note Trustee may, on 30 days prior written notice to the
                  Trustee and Manager, appoint any person established or
                  resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate Note Trustee or as a co-Note
                  Trustee jointly with the Note Trustee:

                  (i)   if the Note Trustee considers that appointment to be in
                        the interests of the Offshore Noteholders;

                  (ii)  for the purposes of conforming to any legal
                        requirements, restrictions or conditions in any
                        jurisdiction in which any particular act or acts is or
                        are to be performed; or

                  (iii) for the purposes of obtaining a judgment in any
                        jurisdiction or the enforcement in any jurisdiction of
                        either a judgment already obtained or any of the
                        provisions of this deed against the Trustee.

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         (b)      Subject to the provisions of this deed, a person appointed under paragraph (a) has all trusts, rights, powers,
                  authorities and discretions (not exceeding those conferred on the Note Trustee by this deed) and all duties and obligations conferred or imposed by the instrument of appointment.

         (c)      Subject to this deed, all trusts, rights, powers, authorities, discretions, duties and obligations conferred or imposed upon the Note Trustee shall be conferred or imposed upon and
                  exercised or performed by the Note Trustee and a person
                  appointed under paragraph (a) jointly (it being understood that such separate Note Trustee or co-Note Trustee is not
                  authorised to act separately without the Note Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Note Trustee shall be incompetent or unqualified to perform such act or acts, in which event such trusts,
                  rights, powers, authorities, discretions, duties and
                  obligations shall be exercised and performed solely by such separate Note Trustee or co-Note Trustee, but solely at the direction of the Note Trustee.

         (d)      The Note Trustee may remove or accept the resignation or
                  retirement of any person appointed under this clause. The
                  reasonable remuneration of any person appointed under this clause together with any costs, charges and expenses properly incurred by it in performing its function as Note Trustee or co-Note Trustee will be costs, charges and expenses incurred by the Note Trustee under this deed, which shall be reimbursed by the Trustee under clause 12.

22.3     NOTICE

         (a)      The Trustee shall notify the Principal Paying Agent of any appointment of a new Note Trustee or any retirement or
                  resignation or removal of an existing Note Trustee of this deed as soon as practicable after becoming aware of that
                  appointment, retirement or removal in accordance with the
                  relevant Condition 12.

         (b)      The Note Trustee shall notify each Designated Rating Agency and the Offshore Noteholders of any appointment of a new Note
                  Trustee or its retirement or removal as soon as practicable.

23.      NOTE TRUSTEE'S RETIREMENT AND REMOVAL
--------------------------------------------------------------------------------

23.1     REMOVAL BY TRUSTEE

         The Trustee (or the Manager on its behalf after informing the Trustee of its intention to do so) may at any time terminate the appointment of the Note Trustee by giving written notice to that effect to each
         Designated Rating Agency and the Note Trustee with effect immediately on that notice, if any of the following occurs in relation to the Note
         Trustee:

         (a)      an Insolvency Event has occurred in relation to the Note
                  Trustee;

         (b)      the Note Trustee has ceased its business;

         (c)      the Note Trustee fails to comply with any of its obligations under any Transaction Document and such failure has had or, if continued, will have, a Material Adverse Effect (as

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                  determined by the Trustee), and, if capable of remedy, the
                  Note Trustee does not remedy that failure within 14 days after the earlier of:

                  (i)   the Note Trustee becoming aware of that failure; and

                  (ii)  receipt by the Note Trustee of a written notice with respect thereto from either the Trustee or the Manager;
                        or

         (d)      the Note Trustee fails to satisfy any obligation imposed on it under the TIA with respect to the Trust or this deed or comply with clause 23.7.

23.2     REMOVAL BY OFFSHORE NOTEHOLDERS

         The Offshore Noteholders may resolve by written consent of the holders of at least 75% of the aggregate Invested Amount of the Offshore Notes to require the Trustee to remove the Note Trustee or Note Trustees for the time being of this deed.

23.3     RESIGNATION

         (a)      Subject to this clause 23, the Note Trustee may resign its appointment under this deed at any time by giving to the
                  Trustee, the Manager, the Security Trustee and each Designated
                  Rating Agency not less than 3 months written notice to that effect which notice shall expire not less than 30 days before any due date for payment of any Class of Offshore Notes.

         (b)      Notwithstanding paragraph (a), the Note Trustee shall not
                  resign its appointment under this deed until a successor Note
                  Trustee meeting the requirements set forth in clause 23.4 has been appointed and has accepted its appointment as Note
                  Trustee under this deed as provided in clause 23.5.

         (c)      Subject to this deed, if a successor Note Trustee has not
                  accepted its appointment within 30 days after:

                  (i)   the Note Trustee has given notice of its resignation in
                        accordance with paragraph (a); or

                  (ii)  the removal of the Note Trustee under clause 23.1 or
                        23.2,

                  the Note Trustee may petition (the cost of which shall be an
                  Expense of the Trust) any court of competent jurisdiction for the appointment of a successor Note Trustee.

23.4     TRUST CORPORATION

         Each of the Trustee and the Manager undertakes that if the only Note
         Trustee which is a Trust Corporation retires, resigns or is removed it will use its reasonable endeavours to appoint a new Note Trustee which is a Trust Corporation as soon as reasonably practicable. The retirement, resignation or removal of any Note Trustee shall not become effective until a successor Note Trustee which is a Trust Corporation is appointed. The Manager must assist the Trustee to appoint a new Note
         Trustee of this deed. If the Trustee fails to appoint a new Note
         Trustee within three months from such retirement, resignation or removal, the Note Trustee shall be entitled to appoint a new Note
         Trustee which is a Trust Corporation and such appointment shall be deemed to have been made under clause 22.2 of this deed.

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23.5     SUCCESSOR TO NOTE TRUSTEE

         (a)      On the execution by the Trustee, the Manager and any successor
                  Note Trustee of an instrument effecting the appointment of that successor Note Trustee, that successor Note Trustee
                  shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts,
                  immunities, duties and obligations of the predecessor Note
                  Trustee with effect as if originally named as Note Trustee in this deed and the Transaction Documents and that predecessor
                  Note Trustee, on payment to it of the pro rata proportion of its fee and disbursements then unpaid (if any), shall have no further liabilities under this deed, except for any accrued liabilities arising from or relating to any act or omission occurring prior to the date on which the successor Note
                  Trustee is appointed.

         (b)      Any corporation:

                  (i)   into which the Note Trustee is merged;

                  (ii)  with which the Note Trustee is consolidated;

                  (iii) resulting from any merger or consolidation to which the
                        Note Trustee is a party;

                  (iv)  to which the Note Trustee sells or otherwise transfers all or substantially all the assets of its corporate
                        trust business,

                  shall, on the date when that merger, conversion,
                  consolidation, sale or transfer becomes effective and to the extent permitted by applicable law, become the successor Note
                  Trustee under this deed without the execution or filing of any agreement or document or any further act on the part of the parties to this deed, unless otherwise required by the Trustee or the Manager, and after that effective date all references in this deed to the Note Trustee shall be references to that corporation.

         (c)      If no other person can be found to act as Note Trustee, the
                  Offshore Noteholders may elect a Note Trustee from among the holders of the Offshore Notes.

23.6     ELIGIBILITY; DISQUALIFICATION

         (a)      The Note Trustee shall at all times satisfy the requirements of section 310(a) of the TIA.

         (b)      The Note Trustee shall have a combined capital and surplus (as those terms are used in the TIA) of at least US$50,000,000 as set forth in its most recent published annual report of
                  condition.

         (c)      The Note Trustee shall comply with section 310(b) of the TIA, provided that any indenture or indentures under which other securities of the Trustee are outstanding shall be excluded from the operation of section 310(b)(1) of the TIA for the purposes of paragraph (b) if the requirements for such
                  exclusion set out in section 310(b)(1) of the TIA are met.

24.      NOTE TRUSTEE'S POWERS ADDITIONAL
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         The powers conferred upon the Note Trustee by this deed shall be in addition to any powers which may from time to time be vested in the
         Note Trustee by the general law or as a holder of any of the Offshore
         Notes, Coupons or Talons.

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25.      SEVERABILITY OF PROVISIONS

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         Any provision of this deed which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of this deed nor affect the validity or enforceability of that provision in any other jurisdiction.

26.      NOTICES

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26.1     GENERAL

         All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this deed:

         (a)      must be in writing;

         (b)      must be signed by an Authorised Signatory of the sender; and

         (c)      subject to paragraph (d), will be taken to be duly given or made:

                  (i)      (in the case of delivery in person or by post) when
                           delivered, received or left at the address of the
                           recipient shown in clause 26.2 or to any other
                           address which may have been notified to the sender
                           under this clause 26; and

                  (ii)     (in the case of facsimile transmission) on receipt of
                           a transmission report confirming successful
                           transmission to the number shown in clause 26.2 or
                           any other number notified by the recipient to the
                           sender under this clause 26; and

                  (iii)    (in the case of a telex) on receipt by the sender of
                           the answerback code of the recipient at the end of
                           transmission to the number shown in clause 26.2 or
                           any other number notified by the recipient to the
                           sender under this clause 26,

                  but if delivery or receipt is on a day on which business is not generally carried on in the place to which the
                  communication is sent or is later than 5.00 pm (local time), it will be taken to have been duly given or made at the
                  commencement of business on the next day on which business is generally carried on in that place. Any party may by notice to each party change its address, facsimile and telex under this clause 26.1.

         (d)      For the purposes of paragraph (c), all notices, requests,
                  demands, consents, approvals, agreements or other
                  communications to the Note Trustee, Principal Paying Agent,
                  Note Registrar or the Calculation Agent must be given or made by facsimile transmission.

26.2     DETAILS

         The address, facsimile and telex of each person to whom notices may be sent at the date of this deed are as follows:

         THE TRUSTEE

         PERPETUAL TRUSTEES CONSOLIDATED LIMITED

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         Level 7, 9 Castlereagh Street,
         Sydney, New South Wales 2000

         Tel:              612 9229 9000
         Fax:              612 9221 7870

         Attention:        Manager, Securitisation

         THE MANAGER

         CRUSADE MANAGEMENT LIMITED

         Level 11
         55 Market Street
         SYDNEY NSW 2000
         AUSTRALIA

         Tel:              612 9320 5605
         Fax:              612 9320 5586

         Attention:        Executive Manager, Securitisation

         THE PRINCIPAL PAYING AGENT

         THE BANK OF NEW YORK

         IN RELATION TO THE CLASS A-1 NOTES, CLASS A-1 NOTEHOLDERS OR CLASS A-1
         NOTE OWNERS:

         101 Barclay Street, Floor 21 West, New York, New York 10286, United
         States of America

         Telex:            Not applicable
         Fax:              +1 212 815 5802/5803
         Attention:        Corporate Trust Services

         IN RELATION TO THE CLASS A-2 NOTES AND CLASS A-1 NOTEHOLDERS:

         48th Floor, 1 Canada Square, London E14 5AL, United Kingdom

         Telex:            Not applicable
         Fax:              +44 2079646399
         Attention:        Global Trust Services

         THE CALCULATION AGENT

         THE BANK OF NEW YORK

         48th Floor, 1 Canada Square, London E14 5AL, United Kingdom

         Telex:            Not applicable
         Fax:              +44 2079646399
         Attention:        Global Trust Services

         THE NOTE TRUSTEE

         THE BANK OF NEW YORK

         101 Barclay Street, Floor 21 West, New York, New York 10286, United
         States of America

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         Telex:            Not applicable
         Fax:              +1 212 815 5802/5803
         Attention:        Corporate Trust Services

         THE SECURITY TRUSTEE

         P.T. LIMITED

         Level 7
         9 Castlereagh Street,
         SYDNEY, NSW 2000

         Tel:              612 9229 9000
         Fax:              612 9221 7870

         Attention:        Manager, Securitisation

27.      GOVERNING LAW AND JURISDICTION

--------------------------------------------------------------------------------

         This deed and the Note Trust are governed by the law of New South
         Wales, Australia. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there. The administration of the Note
         Trust, including the exercise of the Note Trustee's powers under clause
         13 of this deed, is governed by the law of the State of New York and in the event of any inconsistency between the operation of the law of New
         South Wales, Australia and the law of the State of New York in respect of the application of those powers, the law of the State of New York will prevail to the extent of the inconsistency.

28.      COUNTERPARTS

--------------------------------------------------------------------------------

         This deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

29.      LIMITED RECOURSE

--------------------------------------------------------------------------------

29.1     GENERAL

         Clause 30 of the Master Trust Deed applies to the obligations and liabilities of the Trustee and the Manager under this deed.

29.2     LIABILITY OF TRUSTEE LIMITED TO ITS RIGHT TO INDEMNITY

         (a)      The Trustee enters into this deed only in its capacity as
                  trustee of the Trust and in no other capacity (except where the Transaction Documents provide otherwise). Subject to
                  paragraph (c) below, a liability arising under or in
                  connection with this deed or the Trust can be enforced against the Trustee only to the extent to which it can be satisfied out of the assets and property of the Trust which are
                  available to satisfy the right of the Trustee to be exonerated or indemnified for the liability. This limitation of the
                  Trustee's liability applies despite any other provision of this deed and extends to all liabilities and obligations of the

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         Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this deed or the
         Trust.

         (b)      Subject to paragraph (c) below, no person (including any
                  Relevant Party) may take action against the Trustee in any capacity other than as trustee of the Trust or seek the
                  appointment of a receiver (except under the Security Trust
                  Deed), or a liquidator, an administrator or any similar person to the Trustee or prove in any liquidation, administration or arrangements of or affecting the Trustee.

         (c)      The provisions of this clause 29.2 shall not apply to any
                  obligation or liability of the Trustee to the extent that it is not satisfied because under a Transaction Document or by operation of law there is a reduction in the extent of the
                  Trustee's indemnification or exoneration out of the Assets of the Trust as a result of the Trustee's fraud, negligence, or
                  Default.

         (d)      It is acknowledged that the Relevant Parties are responsible under this deed or the other Transaction Documents for
                  performing a variety of obligations relating to the Trust. No act or omission of the Trustee (including any related failure to satisfy its obligations under this deed) will be considered fraud, negligence or Default of the Trustee for the purpose of paragraph (c) above to the extent to which the act or omission was caused or contributed to by any failure by any Relevant
                  Party or any person who has been delegated or appointed by the
                  Trustee in accordance with the Transaction Documents to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any such person.

         (e)      In exercising their powers under the Transaction Documents, each of the Trustee, the Security Trustee and the Noteholders
                  must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with this deed or any other Transaction Documents has authority to act on behalf of the Trustee in a way which exposes the Trustee to any personal liability and no act or omission of any such
                  person will be considered fraud, negligence, or Default of the
                  Trustee for the purpose of paragraph (c) above.

         (f)      In this clause, RELEVANT PARTIES means each of the Manager, the Servicer, the Custodian, the Calculation Agent, each
                  Paying Agent, the Note Trustee, the Note Registrar and the
                  provider of any Support Facility.

         (g)      Nothing in this clause limits the obligations expressly
                  imposed on the Trustee under the Transaction Documents.

29.3     UNRESTRICTED REMEDIES

         Nothing in clause 29.2 limits any party in:

         (a)      obtaining an injunction or other order to restrain any breach of this deed by any party;

         (b)      obtaining declaratory relief;

         (c)      in relation to its rights under the Security Trust Deed or this deed; or

         (d)      taking any legal action against the Trustee in its personal capacity under clause 29.2(c).

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29.4     RESTRICTED REMEDIES

         Except as provided in clause 29.3, no party shall:

         (a)      (JUDGMENT) obtain a judgment for the payment of money or
                  damages by the Trustee;

         (b)      (STATUTORY DEMAND) issue any demand under section 459E(1) of the Corporations Act 2001 (Cth) (or any analogous provision under any other law) against the Trustee;

         (c)      (WINDING UP) apply for the winding up or dissolution of the
                  Trustee;

         (d)      (EXECUTION) levy or enforce any distress or other execution to, on, or against any assets of the Trustee;

         (e)      (COURT APPOINTED RECEIVER) apply for the appointment by a
                  court of a receiver to any of the assets of the Trustee;

         (f)      (SET-OFF OR COUNTERCLAIM) exercise or seek to exercise any set-off or counterclaim against the Trustee; or

         (g)      (ADMINISTRATOR) appoint, or agree to the appointment, of any administrator to the Trustee,

         or take proceedings for any of the above and each party waives its rights to make those applications and take those proceedings.

30.      SUCCESSOR TRUSTEE

--------------------------------------------------------------------------------

         The Note Trustee shall do all things reasonably necessary to enable any successor Trustee appointed under clause 20 of the Master Trust Deed to become the Trustee under this deed.

31.      REIMBURSEMENT FOR THE COST OF INDEPENDENT ADVICE

--------------------------------------------------------------------------------

         Where the Note Trustee is required to express an opinion or make a determination or calculation under this deed or the other Transaction
         Documents, the Note Trustee may appoint or engage such independent advisors including any of the persons referred to in clause 13(a) as the Note Trustee reasonably requires to assist in the giving of that opinion or the making of that determination or calculation and any costs and expenses properly incurred by and payable to those advisors will be reimbursed to the Note Trustee by the Trustee or if another person is expressly stated in the relevant provision in a Transaction
         Document, that person.

32.      NO LIABILITY

--------------------------------------------------------------------------------

         Without limitation the Note Trustee shall not be liable (subject to the mandatory requirements of the TIA) for:

         (a)      any decline in the value or loss realised upon any sale or other dispositions made under the Security Trust Deed of any
                  Mortgaged Property or any other property charged to the
                  Security Trustee by any other person in respect of or relating to the obligations of any person in respect of the Trustee or the Secured Moneys (as defined in the Security Trust Deed) or relating in any way to the Mortgaged Property;

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         (b)      any decline in value directly or indirectly arising from the
                  Note Trustee acting or failing to act as a consequence of an opinion reached by it; or

         (c)      any loss, expense or liability which may be suffered as a
                  result of any assets secured by the Security Trust Deed, the
                  Mortgaged Property or any deeds or documents of title thereto being uninsured or inadequately insured or being held by or to the order of the Servicer or any of its affiliates or by
                  clearing organisations or their operator or by any person on behalf of the Security Trustee or the Note Trustee,

         except for the fraud, negligence, or wilful default of the Note
         Trustee.

33.      INFORMATION MEMORANDUM

--------------------------------------------------------------------------------

         The Note Trustee has no responsibility for any statement or information in or omission from any information memorandum, prospectus, offering circular, advertisement, circular or other document issued by or on behalf of the Trustee or Manager, including in connection with the issue of Offshore Notes. Neither the Trustee nor the Manager may
         publish or permit to be published any such document in connection with the offer of Offshore Notes or an invitation for subscriptions for
         Offshore Notes containing any statement which makes reference to the
         Note Trustee without the prior written consent of the Note Trustee, which consent must not be unreasonably withheld. In considering whether to give its consent, the Note Trustee is not required to take into account the interests of the Noteholders.

34.      NOTE TRUSTEE'S LIMITED LIABILITY

--------------------------------------------------------------------------------

         Without prejudice to any indemnity allowed by law or elsewhere in this deed given to the Note Trustee, it is expressly declared as follows:

34.1     RELIANCE ON CERTIFICATE

         (a)      The Note Trustee shall be entitled to call for and rely on a certificate or any letter of confirmation or explanation
                  reasonably believed by it to be genuine, of the Trustee, the
                  Manager, any Paying Agent, the Calculation Agent or any
                  Designated Rating Agency in respect of every manner and
                  circumstance for which a certificate is expressly provided for under this deed or in respect of the rating of any of the
                  Offshore Notes or the relevant Conditions and the Note Trustee is not bound in any such case to call for further evidence.

         (b)      The Note Trustee shall not incur any liability as a result of relying upon the authority, validity, due authorisation of, or the accuracy of any information contained in any notice,
                  resolution, direction, consent, certificate, receipt,
                  affidavit, statement, valuation report or other document or communication (including any of the above submitted or
                  provided by the Manager, by the Trustee or by an Offshore
                  Noteholder) if the Note Trustee is entitled, under clause 34.2 to assume such authenticity, validity, due authorisation or accuracy.

         (c)      In preparing any notice, certificate, advice or proposal the
                  Note Trustee shall be entitled to assume, unless it is
                  actually aware to the contrary, that each person under any
                  Authorised Investment, Support Facility, Receivable,
                  Receivable Security, Related Securities, other

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         Transaction Document or any other deed, agreement or arrangement incidental to any of the above or to the Trust, will perform their obligations under those documents in full by the due date and otherwise in accordance with their terms.

34.2     NOTE TRUSTEE'S RELIANCE ON MANAGER, SECURITY TRUSTEE, TRUSTEE OR
         SERVICER

         (a)      (AUTHORISED SIGNATORIES ARE SUFFICIENT EVIDENCE) Whenever any
                  certificate, notice, proposal, direction, instruction,
                  document or other communication is to be given to the Note
                  Trustee, the Note Trustee may assume:

                  (i)      the authenticity and validity of any signature in any
                           such document and that such document has been duly
                           authorised; and

                  (ii)     the accuracy of any information contained in any such
                           documents,

                  in either case unless the officers of the Note Trustee
                  responsible for the administration of the Note Trust are
                  actually aware to the contrary.

         (b)      (NOTE TRUSTEE NOT LIABLE FOR LOSS) The Note Trustee shall not be responsible for any loss arising from any forgery or lack of authenticity or any act, neglect, mistake or discrepancy of the Manager, the Security Trustee, Trustee or the Servicer or
                  any officer, employee, agent or delegate of the Manager, the
                  Security Trustee, the Trustee or the Servicer in preparing any such document or in compiling, verifying or calculating any matter or information contained in any such document, if the officers of the Note Trustee responsible for the
                  administration of the Note Trust are not actually aware of such forgery, lack of authenticity or validity, act, neglect, mistake or discrepancy.

34.3     COMPLIANCE WITH LAWS

         The Note Trustee shall not incur any liability to anyone in respect of any failure to perform or to do any act or thing which by reason of any provision of any applicable present or future law of any place or any applicable ordinance, rule, regulation or by law or of any applicable decree, order or judgment of any competent court or other tribunal, the
         Note Trustee shall be prohibited from doing or performing.

34.4     RELIANCE ON EXPERTS

         The Note Trustee may rely on and act on the opinion or statement or certificate or advice of or information obtained from the Security
         Trustee, the Servicer, the Trustee, barristers or solicitors (whether instructed by the Note Trustee or not), bankers, accountants, brokers, valuers and other persons believed by it in good faith to be expert or properly informed in relation to the matters on which they are consulted and the Note Trustee shall not be liable for anything done or suffered by it in good faith in reliance on such opinion, statement, certificate, advice or information except to the extent of losses, costs, claims or damages caused by the Note Trustee's fraud, negligence or wilful default.

34.5     OVERSIGHTS OF OTHERS

         Having regard to the limitations on the Note Trustee's duties, powers, authorities and discretions under this deed, the Note Trustee shall not be responsible for any act, omission, misconduct,

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         mistake, oversight, error of judgement, forgetfulness or want of prudence on the part of any person or agent appointed by the Note
         Trustee or on whom the Note Trustee is entitled to rely under this deed
         (other than a Related Body Corporate), attorney, banker, receiver, barrister, solicitor, agent or other person acting as agent or adviser to the Note Trustee except to the extent of losses, costs, claims or damages caused by the Note Trustee's fraud, negligence or wilful default, provided that nothing in this deed or any other Transaction
         Document imposes any obligations on the Note Trustee to review or supervise the performance by any other party of its obligations.

34.6     POWERS, AUTHORITIES AND DISCRETIONS

         Except as otherwise provided in this deed and in the absence of fraud, negligence, or wilful default, the Note Trustee shall not be in any way responsible for any loss (whether consequential or otherwise), costs, damages or inconvenience that may result from the exercise or non-exercise of any powers, authorities and discretions vested in it.

34.7     IMPOSSIBILITY OR IMPRACTICABILITY

         If for any reason whatsoever it becomes impossible or impracticable for the Note Trustee to carry out any or all of the provisions of this deed or any other Transaction Document, the Note Trustee shall not be under any liability and, except to the extent of its own fraud, negligence or wilful default, nor shall it incur any liability by reason of any error of law or any matter or thing done or suffered or omitted to be done in good faith by it or its officers, employees, agents or delegates.

34.8     LEGAL AND OTHER PROCEEDINGS

         (a)      (INDEMNITY FOR LEGAL COSTS) The Note Trustee or the Offshore
                  Noteholders acting under clause 6.5 (as the case may be) (each an INDEMNIFIED PARTY) shall be indemnified by the Trustee
                  (subject to clause 29) for all legal costs and disbursements on a full indemnity basis and all other costs, disbursements, outgoings and expenses incurred by the Indemnified Party in connection with:

                  (i)      the enforcement or contemplated enforcement of, or
                           preservation of rights under;

                  (ii)     without limiting the generality of paragraph (i)
                           above, the initiation, defence, carriage and
                           settlement of any action, suit, proceeding or dispute
                           in respect of; and

                  (iii)    obtaining legal advice or opinions concerning or
                           relating to the interpretation or construction of,

                  this deed or any other Transaction Document or otherwise under or in respect of the Note Trust Deed provided that the
                  enforcement, contemplated enforcement or preservation by the
                  Note Trustee (as the case may be) of the rights referred to in paragraph (i) or the court proceedings referred to in
                  paragraph (ii) (including in each case the defence of any
                  action, suit, proceeding or dispute brought against the
                  Indemnified Party), and the basis of incurring any of those costs, disbursements, outgoings and expenses by the
                  Indemnified Party:

                  (iv)     has been approved in advance by the written consent
                           of the holders of at least 75% of the aggregate
                           Invested Amount of the Offshore Notes; or

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                  (v)      the Indemnified Party reasonably considers the
                           incurring of those costs, disbursements, outgoings
                           and expenses to be necessary.

         (b)      (DEFENCE OF PROCEEDINGS ALLEGING NEGLIGENCE ETC.) The
                  Indemnified Party shall be entitled to claim in respect of the above indemnity from the Trustee for its expenses and
                  liabilities incurred in defending any action, suit, proceeding or dispute in which fraud, negligence or wilful default is alleged or claimed against it, but on the same being proved, accepted or admitted by it, it shall immediately repay to the
                  Trust the amount previously paid by the Trustee to it in
                  respect of that indemnity.

34.9     NO LIABILITY EXCEPT FOR NEGLIGENCE ETC.

         Except to the extent caused by the fraud, negligence or wilful default on the Note Trustee's part or on the part of any of its officers or employees, or any agents or delegate, sub-agent, sub-delegate employed by the Note Trustee in accordance with this deed (and where this deed provides that the Note Trustee is liable for the acts or omissions of any such person) to carry out any transactions contemplated by this deed, the Note Trustee shall not be liable for any losses, costs, liabilities or claims arising from the failure to pay moneys on the due date for payment to any Offshore Noteholder or any other person or for any loss howsoever caused in respect of any of the Trust or to any
         Offshore Noteholder or other person.

         The Note Trustee is not obliged to take any action under this deed unless it is indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses it may incur in doing so, to the extent permitted by law.

34.10    FURTHER LIMITATIONS ON NOTE TRUSTEE'S LIABILITY

         Subject to clause 34.2, the Note Trustee shall not be liable:

         (a)      for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of its discretion or for any
                  other act or omission on its part under this deed, any other
                  Transaction Document or any other document except where the exercise or non-exercise of any discretion, or any act or
                  omission, by the Note Trustee, or any of its officers or
                  employees, or any agent, delegate, sub-agent, sub-delegate employed by the Note Trustee in accordance with this deed (and where this deed provides that the Note Trustee is liable for the acts or omissions of any such person) to carry out any transactions contemplated by this deed, constitutes fraud, negligence or wilful default;

         (b)      for any losses, costs, damages or expenses caused by its
                  acting (in circumstances where this deed requires it to act or contemplates that it may so act) on any instruction or
                  direction given to it by:

                  (i)      any Offshore Noteholder under this deed, any other
                           Transaction Document or any other document;

                  (ii)     by any person under a Support Facility, Receivable or
                           Receivable Security,

                  except to the extent that it is caused by the fraud,
                  negligence or wilful default of the Note Trustee, or any of its officers or employees, or an agent or delegate employed by the Note

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                  Trustee in accordance with this deed to carry out any
                  transactions contemplated by this deed;

         (c)      for any Manager's Default, Servicer Transfer Event or Title
                  Perfection Event;

         (d)      without limiting the Note Trustee's obligations or powers
                  under the Transaction Documents, for any act, omission or
                  default of the Servicer in relation to its servicing duties or its obligations under the Servicing Agreement;

         (e)      without limiting the Note Trustee's obligations or powers
                  under the Transaction Documents, for any act, omission or
                  default of the Custodian in relation to its custodial duties or its obligations under the Custodian Agreement;

         (f)      without limiting the Note Trustee's obligations or powers
                  under the Transaction Documents, for any act, omission or
                  default of the Security Trustee in relation to its obligations under the Transaction Documents;

         (g)      without limiting the Note Trustee's obligations or powers
                  under the Transaction Documents, for any act, omission or
                  default of a Paying Agent in relation to its obligations under the Transaction Documents;

         (h)      without limiting the Note Trustee's obligations or powers
                  under the Transaction Documents, for any act, omission or
                  default of the Calculation Agent in relation to its
                  obligations under the Transaction Documents;

         (i)      for the failure of a person to carry out an agreement with the
                  Note Trustee in connection with the Trust; or

         (j)      for any losses, costs, liabilities or expenses caused by the
                  Note Trustee's failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the Manager, the Trustee, Security Trustee or the
                  Servicer,

         except, in the case of paragraphs (c) to (j) (inclusive), to the extent that it is caused by the fraud, negligence or wilful default of the
         Note Trustee.

         Nothing in this clause 34.10 alone (but without limiting the operation of any other clause of this deed) shall imply a duty on the Note
         Trustee to supervise the Manager or the Security Trustee in the performance of the Manager's or the Security Trustee's functions and duties, and the exercise by the Manager or the Security Trustee of its discretions.

34.11    CONFLICTS

         (a)      (NO CONFLICT) Nothing in this deed shall prevent the Note
                  Trustee (subject to clause 13.1 and section 311 of the TIA), the Trustee, the Manager, the Security Trustee or any Related
                  Corporation or Associate of any of them or their directors or other officers (each a RELEVANT PERSON) from:

                  (i)      subscribing for purchase, holding, dealing in or
                           disposing of any Offshore Notes;

                  (ii)     entering into any financial, banking, development,
                           insurance, agency, broking or other transaction with,
                           or providing any advice or services for the Trust and
                           receiving compensation for such services; or

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                  (iii)    being interested in any such contract or transaction
                           or otherwise at any time contracting or acting in any
                           capacity as representative or agent.

                  provided that notwithstanding anything else in this deed to the contrary, the Note Trustee agrees that it shall not offer or provide credit enhancement to the Trust.

         (b)      (NOT LIABLE TO ACCOUNT) A Relevant Person shall not be in any way liable to account to any Offshore Noteholder or any other person for any profits or benefits (including any profit, bank charges, commission, exchange, brokerage and fees) made or derived under or in connection with any transaction or
                  contract specified in paragraph (a) above.

         (c)      (FIDUCIARY RELATIONSHIP) A Relevant Person shall not by reason of any fiduciary relationship be in any way precluded from making any contracts or entering into any transactions with any such person in the ordinary course of its business or from undertaking any banking, financial, development, agency or other services including any contract or transaction in
                  relation to the placing of or dealing with any investment and the acceptance of any office or profit or any contract of loan or deposits or other contract or transaction which any person or company not being a party to this deed could or might have lawfully entered into if not a party to this deed. A Relevant
                  Person shall not be accountable to any Offshore Noteholder or any other person for any profits arising from any such
                  contracts, transactions or offices.

34.12    INFORMATION

         Except for notices and other documents and information (if any)
         expressed to be required to be furnished to any person by the Note
         Trustee under this deed or any other Transaction Document, the Note
         Trustee shall not have any duty or responsibility to provide any person
         (including any Offshore Noteholder) with any credit or other information concerning the affairs, financial condition or business of the Trust.

34.13    INVESTIGATION BY NOTE TRUSTEE

         Each Noteholder acknowledges that:

         (a)      the Note Trustee has no duty, and is under no obligation, to investigate whether a Manager's Default, Servicer Transfer
                  Event or Title Perfection Event has occurred in relation to the Trust other than where it has actual notice; and

         (b)      in making any determination, the Note Trustee may seek and rely on advice given to it by its advisors in a manner
                  contemplated by this deed.

35.      NOTEHOLDERS' LISTS AND REPORTS

--------------------------------------------------------------------------------

35.1     PROVISION OF INFORMATION

         The Trustee (or the Manager on its behalf) will furnish or cause to be furnished to the Note Trustee:

         (a)      every six months (with the first six month period commencing on the Closing Date) (each such date being a NOTICE DATE), a list, in such form as the Note Trustee may reasonably

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                  require, of the names and addresses of the Class A-1
                  Noteholders as of the Record Date immediately preceding that
                  Notice Date; and

         (b)      at such other times as the Note Trustee may request in
                  writing, within 30 days after receipt by the Manager with a copy provided to the Trustee of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished,

         provided that so long as:

         (c)      the Note Trustee is the Note Registrar; or

         (d)      the Class A-1 Notes are Book-Entry Notes,

         no such list shall be required to be furnished.

35.2     PRESERVATION OF INFORMATION; COMMUNICATIONS TO NOTEHOLDERS

         (a)      The Note Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Class
                  A-1 Noteholders contained in the most recent list (if any)
                  furnished to the Note Trustee as provided in clause 35.1 and if it acts as Note Registrar, the names and addresses of Class
                  A-1 Noteholders received by the Note Trustee in its capacity as Note Registrar. The Trustee may destroy any list furnished to it as provided in such clause 35.1 upon receipt of a new list so furnished.

         (b)      Class A-1 Noteholders may communicate pursuant to section
                  312(b) of the TIA with other Class A-1 Noteholders with
                  respect to their rights under this deed or under the Class A-1
                  Notes.

         (c)      The Trustee, Note Trustee and Note Registrar shall have the protection of section 312(c) of the TIA.

35.3     REPORTS BY NOTE TRUSTEE

         If required by section 313(a) of the TIA, within 60 days after each 30
         June, beginning with 30 June 2004, the Note Trustee shall mail to each
         Class A-1 Noteholder, the Trustee and the Manager as required by section 313(c) of the TIA a brief report dated as of such date that complies with section 313(a) of the TIA. The Note Trustee also shall comply with section 313(b) of the TIA. A copy of each report at the time of its mailing to Class A-1 Noteholders shall be filed by the Note
         Trustee with the Commission and each stock exchange, if any, on or by which the Class A-1 Notes are then listed. The Manager on behalf of the
         Trustee shall notify the Note Trustee in writing if and when the Class
         A-1 Notes are listed on or by any stock exchange.

35.4     NOTICES TO CLASS A-1 NOTEHOLDERS; WAIVER

         Where this deed provides for notice to Class A-1 Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Class A-1 Noteholder affected by such event, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Class A-1
         Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Class A-1
         Noteholder shall affect the sufficiency of such notice with respect to other Class

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         A-1 Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this deed provides for notice in any manner, such notice may be waived in writing by any person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class A-1 Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class A-1 Noteholders when such notice is required to be given pursuant to any provision of this deed, then any manner of giving such notice as the Manager on behalf of the Trustee shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.

35.5     REPORTS BY TRUSTEE

         The Trustee (or the Manager on its behalf) shall:

         (a)      file with the Note Trustee, within 15 days after the Trustee is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Trustee may be required to file with the
                  Commission pursuant to section 13 or 15(d) of the Securities
                  Exchange Act of 1934, as amended;

         (b)      file with the Note Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the
                  Commission such additional information, documents and reports with respect to compliance by the Trustee with the conditions and covenants of this deed as may be required from time to time by such rules and regulations; and

         (c)      supply to the Note Trustee (and the Note Trustee shall
                  transmit by mail to all Class A-1 Noteholders described in section 313(c) of the TIA) such summaries of any information, documents and reports required to be filed by the Trustee
                  pursuant to clauses (a) and (b) of this clause 35.5 as may be required by rules and regulations prescribed from time to time by the Commission.

36.      TRUST INDENTURE ACT - MISCELLANEOUS

--------------------------------------------------------------------------------

36.1     COMPLIANCE CERTIFICATES AND OPINIONS, ETC

         (a)      Upon any application or request by the Trustee or the Manager to the Note Trustee to take any action under any provision of this deed, the Trustee (or the Manager on its behalf) shall furnish to the Note Trustee:

                  (i)      an Officer's Certificate stating that all conditions
                           precedent, if any, provided for in this deed relating
                           to the proposed action have been complied with;

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                  (ii)     an Opinion of Counsel stating that in the opinion of
                           such counsel all such conditions precedent, if any,
                           have been complied with; and

                  (iii)    (if required by the TIA) an Independent Certificate
                           from a firm of certified public accountants meeting
                           the applicable requirements of section 314(c)(3) of
                           the TIA, except that, in the case of any such
                           application or request as to which the furnishing of
                           such documents is specifically required by any
                           provision of this deed, no additional certificate or
                           opinion need be furnished.

         (b)      (i) Prior to the deposit of any property or securities with the Trustee that is to be made the basis for the release of any property or securities subject to the Security Interest created by the Security Trust Deed, the Trustee (or the
                  Manager on its behalf) shall, in addition to any obligation imposed in clause 36.1(a) or elsewhere in this deed, furnish to the Note Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) of the
                  property or securities to be so deposited.

                  (ii)     Whenever any property or securities are to be
                           released from the Security Interest created by the
                           Security Trust Deed, the Trustee shall also furnish
                           to the Note Trustee an Officer's Certificate
                           certifying or stating the opinion of each person
                           signing such certificate as to the fair value (within
                           90 days of such release) of the property or
                           securities proposed to be released and stating that
                           in the opinion of such person the proposed release
                           will not impair the security under the Security Trust
                           Deed in contravention of the provisions of the
                           Security Trust Deed or this deed.

                  (iii)    Whenever the Trustee is required to furnish to the
                           Note Trustee an Officer's Certificate certifying or
                           stating the opinion of any signer thereof as to the
                           matters described in paragraphs (i) and (ii), the
                           Trustee (or the Manager on its behalf) shall also
                           furnish to the Note Trustee an Independent
                           Certificate as to the same matters if the fair value
                           of the property or securities and of all other
                           property or securities deposited or released from the
                           Security Interest created by the Security Trust Deed
                           since the commencement of the then current calendar
                           year, as set forth in the certificate required by
                           clause (ii) and this clause (iii), equals 10% or more
                           of the Total Invested Amount of the Notes, but such
                           certificate need not be furnished in the case of any
                           release of property or securities if the fair value
                           thereof as set forth in the related Officer's
                           Certificate is less than US$25,000 or less than one
                           percent of the then Total Invested Amount of the
                           Notes.

                           Notwithstanding any other provision of this clause,
                           the Trustee may:

                           (A)      collect, liquidate, sell or otherwise
                                    dispose of Receivables or other Assets of
                                    the Trust as and to the extent permitted or
                                    required by the Transaction Documents; and

                           (B)      make or permit to be made cash payments out
                                    of the Collection Account or the US$ Account
                                    as and to the extent permitted or required
                                    by the Transaction Documents.

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         (c)      Every Officer's Certificate or opinion with respect to
                  compliance with a condition or covenant provided for in this deed shall include:

                  (i)      a statement that each signatory of such certificate
                           or opinion has read or has caused to be read such
                           covenant or condition and the definitions herein
                           relating thereto;

                  (ii)     a brief statement as to the nature and scope of the
                           examination or investigation upon which the
                           statements or opinions contained in such certificate
                           or opinion are based;

                  (iii)    a statement that, in the opinion of each such
                           signatory, such signatory has made such examination
                           or investigation as is necessary to enable such
                           signatory to express an informed opinion as to
                           whether or not such covenant or condition has been
                           complied with; and

                  (iv)     a statement as to whether, in the opinion of each
                           such signatory such condition or covenant has been
                           complied with.

36.2     UNDERTAKING FOR COSTS

         (a)      Subject to paragraph (b), all parties to this deed agree, and each Offshore Noteholder by such Offshore Noteholder's
                  acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the
                  enforcement of any right or remedy under this deed, or in any suit against the Note Trustee for any action taken, suffered or omitted by it as the Note Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees,
                  against any party litigant in such suit, having due regard to the merits and good faith of the claims or defences made by such party litigant.

         (b)      The provisions of this clause shall not apply to:

                  (i)      any suit instituted by the Note Trustee;

                  (ii)     any suit instituted by any Offshore Noteholder, or
                           group of Offshore Noteholders in each case holding in
                           the aggregate more than 10% of the aggregate Invested
                           Amount of the Offshore Notes; or

                  (iii)    any suit instituted by any Offshore Noteholder for
                           the enforcement of the payment of principal or
                           interest on any Offshore Note on or after the
                           respective due dates expressed in such Offshore Note
                           and in this deed (or, in the case of final redemption
                           of an Offshore Note, on or after the Final Maturity
                           Date).

36.3     EXCLUSION OF SECTION 316

         (a)      Section 316(a)(1) of the TIA is expressly excluded by this deed.

         (b)      For the purposes of section 316(a)(2) of the TIA in
                  determining whether any Offshore Noteholders have concurred in any relevant direction or consent, Notes owned by the Trustee or by any Associate of the Trustee, shall be disregarded,
                  except that for the purposes

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                  of determining whether the Note Trustee shall be protected in relying on any such direction or consent, only Offshore Notes which the Note Trustee knows are so owned shall be so
                  disregarded.

36.4     UNCONDITIONAL RIGHTS OF OFFSHORE NOTEHOLDERS TO RECEIVE PRINCIPAL AND
         INTEREST

         Notwithstanding any other provisions in this deed, any Offshore
         Noteholder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such
         Offshore Note on or after the respective due dates thereof expressed in such Offshore Note or in this deed (or, in the case of final redemption of an Offshore Note, on or after the Final Maturity Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Offshore Noteholder, except to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver, or loss of the Security Interest created by the Security Trust Deed upon any property subject to such Security
         Interest.

36.5     CONFLICT WITH TRUST INDENTURE ACT

         If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this indenture by any of the provisions of the TIA, such TIA required provision shall prevail.

         The provisions of section 310 to 317 (inclusive) of the TIA that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this deed) are a part of and govern this deed, whether or not contained herein.

37.      CONSENT OF OFFSHORE NOTEHOLDERS

--------------------------------------------------------------------------------

37.1     GENERAL

         Except as expressly provided in elsewhere in this deed or in clause
         37.2 below, any action that may be taken by the Offshore Noteholders under this deed may be taken by the holders of not less than a majority of the aggregate Invested Amount of the Offshore Notes.

37.2     SPECIAL WRITTEN APPROVALS

         (a)      The following matters are only capable of being effected by the approval in writing of all holders of the Offshore Notes, namely:

                  (i)      modification of the date fixed for final maturity of
                           the Offshore Notes;

                  (ii)     reduction or cancellation of the principal payable on
                           the Offshore Notes or any alteration of the date or
                           priority of redemption of the Offshore Notes;

                  (iii)    alteration of the amount of interest payable on any
                           class of the Offshore Notes or modification of the
                           method of calculating the amount of interest payable
                           on the Offshore Notes or modification of the date of
                           payment of or interest payable on the Offshore Notes;

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                  (iv)     alteration of the currency in which payments under
                           the Offshore Notes are to be made; (v) altering the
                           required percentage of aggregate Invested Amount
                           required to consent or take any action of the
                           Offshore Notes;

                  (vi)     an election to receive the Stated Amount of the
                           Offshore Notes instead of the Invested Amount in the
                           event of a call under clause 7.1 of the Supplementary
                           Terms Notice; and

                  (vii)    alteration of this sub-paragraph.

         (b)      The Offshore Noteholders shall in addition to the powers given under this deed, have the following powers if approval is
                  given by an Extraordinary Resolution of the Offshore
                  Noteholders (or such higher percentage as may be required by the TIA):

                  (i)      power to sanction any compromise or arrangement
                           proposed to be made between the Trustee and the
                           Offshore Noteholders;

                  (ii)     power to sanction any abrogation, modification,
                           compromise or arrangement in respect of the rights of
                           the Offshore Noteholders against the Trustee or
                           against any of its property or against any other
                           person whether such rights shall arise under these
                           presents, any of the Offshore Notes or otherwise;

                  (iii)    power to assent to any modification of the provisions
                           contained in these presents, the Offshore Notes
                           (including the Conditions) or the provisions of any
                           of the Relevant Documents which shall be proposed by
                           the Trustee or the Note Trustee;

                  (iv)     power to give any authority or sanction which under
                           the provisions of these presents or the Offshore
                           Notes (including the relevant Conditions) is required
                           to be given by, in writing by the holders of at least
                           75% of the aggregate Invested Amount of the Offshore
                           Notes;

                  (v)      power to approve a person to be appointed a trustee
                           and power to remove any trustee or trustees for the
                           time being under this deed;

                  (vi)     power to discharge or exonerate the Note Trustee from
                           all liability in respect of any act or omission for
                           which the Note Trustee may have become responsible
                           under this deed or under the Offshore Notes;

                  (vii)    power to authorise the Note Trustee to concur in and
                           execute and do all such deeds, instruments, acts and
                           things as may be necessary to carry out and give
                           effect to the approval in writing by holders of at
                           least 75% of the aggregate Invested Amount of the
                           Offshore Notes;

                  (viii)   power to sanction any scheme or proposal for the
                           exchange or sale of the Offshore Notes, as the case
                           may be, for, or the conversion of the Offshore Notes,
                           into, or the cancellation of the Offshore Notes, in
                           consideration of shares, stock, notes, bonds'
                           debentures, debenture stock and/or other obligations
                           and/or securities of the Trustee or of any other
                           company formed or to be formed, or for or into or in
                           consideration of cash, or partly for or into or in
                           consideration of such shares, stock,

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         notes, bonds, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

37.3     REQUIREMENT FOR WRITING

         Except as expressly provided elsewhere in this deed, all notices and consents from Offshore Noteholders and any Class A-1 Note Owners (as the case may be) shall be delivered in writing. Any solicitation of such notices or consent shall be in writing and be delivered by the
         Trustee, Manager or Note Trustee, as applicable, seeking such notice or consent from the Offshore Noteholders or Class A-1 Note Owners (as the
         case may be) to the Principal Paying Agent, who shall deliver the foregoing to the appropriate Offshore Noteholders or Class A-1 Note
         Owners. With respect to any solicitation of approval of Offshore
         Noteholders, the record date for determining Offshore Noteholders with respect to such solicitation shall be the date upon which the Principal
         Paying Agent distributes such notices or solicitation to the Offshore
         Noteholders.

37.4     [NO CONFLICT BETWEEN ACTIONS OF OFFSHORE NOTEHOLDERS

         Notwithstanding any of the foregoing, the Class A-1 Noteholders and the
         Class A-2 Noteholders may take action as a Class on any matters that relate solely to that Class of Notes, provided that:

         (a)      the Class A-1 Noteholders may not do anything which would
                  materially affect the rights and interests of the Class A-2
                  Noteholders under this deed absent the consent of the Class
                  A-2 Noteholders; and

         (b)      the Class A-2 Noteholders may not do anything which would
                  materially affect the rights and interests of the Class A-1
                  Noteholders under this deed absent the consent of the Class
                  A-1 Noteholders and the Class A-2 Noteholders may not do
                  anything which would affect the compliance of this deed with the TIA.]

         [TO BE DISCUSSED. QUERY WHY EACH CLASS OF OFFSHORE NOTEHOLDERS SHOULD
         HAVE TO BEAR EACH OTHER IN MIND?]

38.      DOCUMENTS

--------------------------------------------------------------------------------

         The Manager and the Trustee shall provide to the Note Trustee sufficient copies of all documents required by the relevant Conditions, this deed, the Prospectus or the Offering Circular to be made available by the Note Trustee to Offshore Noteholders or Couponholders for issue or inspection but only to the extent that such documents are in the
         Manager's or the Trustee's possession or are otherwise available to the
         Manager or the Trustee.

EXECUTED as a deed.

Each attorney executing this deed states that he or she has no notice of, alteration to, or revocation or suspension of, his or her power of attorney.

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TRUSTEE

SIGNED SEALED AND DELIVERED for PERPETUAL
TRUSTEES CONSOLIDATED LIMITED by its
attorney in the presence of:

----------------------------------------     -----------------------------------
Witness Signature                            Attorney Signature

----------------------------------------     -----------------------------------
Print Name                                   Print Name

MANAGER

SIGNED SEALED AND DELIVERED for CRUSADE
MANAGEMENT LIMITED by its attorney in
the presence of:

----------------------------------------     -----------------------------------
Witness Signature                            Attorney Signature

----------------------------------------     -----------------------------------
Print Name                                   Print Name

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NOTE TRUSTEE

SIGNED SEALED AND DELIVERED by THE BANK OF
NEW YORK in the presence of:

------------------------------------------   -----------------------------------
Witness Signature                            Signature

------------------------------------------   -----------------------------------
Print Name                                   Print Name

PRINCIPAL PAYING AGENT

SIGNED SEALED AND DELIVERED by THE BANK OF
NEW YORK in the presence of:

------------------------------------------   -----------------------------------
Witness Signature                            Signature

------------------------------------------   -----------------------------------
Print Name                                   Print Name

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CALCULATION AGENT

SIGNED SEALED AND DELIVERED by THE BANK OF
NEW YORK in the presence of:

---------------------------------------------   --------------------------------
Witness Signature                               Signature

---------------------------------------------   --------------------------------
Print Name                                      Print Name

SECURITY TRUSTEE

SIGNED SEALED AND DELIVERED for P.T. LIMITED
by its attorney  in the presence of:

---------------------------------------------   --------------------------------
Witness Signature                               Attorney Signature

---------------------------------------------   --------------------------------
Print Name                                      Print Name

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SCHEDULE 1

FORM BOOK-ENTRY NOTE

--------------------------------------------------------------------------------

REGISTERED                         CUSIP No

No. R-                             ISIN No.

                                   Common Code

Unless this Note is presented by an authorised representative of The Depository
Trust Company, a New York corporation (DTC), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorised representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorised representative of DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALMENTS AS SET FORTH HEREIN.
ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE
LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                              (ABN 81 004 029 841)

             (a limited liability company incorporated in Australia)

      in its capacity as trustee of the Crusade Global Trust No. 2 of 2004

                                 BOOK-ENTRY NOTE

                                  representing

                                 US$500,000,000

  Class A-1 Mortgage Backed Floating Rate Notes Due on the Final Maturity Date
                            falling in November 2037

This Note is a Class A-1 Book-Entry Note without principal or interest in respect of a duly authorised issue of Notes of Perpetual Trustees Consolidated
Limited in its capacity as trustee of the Crusade Global Trust No. 2 of 2004
(the "TRUST") (the "ISSUER"), designated as specified in the title above (the
"Notes"), in an initial aggregate principal amount of

                                 US$500,000,000

and (a) constituted by a Master Trust Deed (the "MASTER TRUST DEED") dated 14
March 1998 between the Issuer, St.George Bank Limited and Crusade Management
Limited (the "MANAGER"), by a Supplementary Terms Notice (the "SUPPLEMENTARY
TERMS NOTICE") dated on or about [*] September 2004 between (among others) the
Issuer, the Security Trustee (as defined herein), St.George Custodial Pty
Limited, The Bank of New York (the note trustee for the time being referred to as the "NOTE TRUSTEE") as trustee for the holders for the time being of the
Class A-1 Notes (the "CLASS A-1 NOTEHOLDERS") and the Manager, and by the

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Conditions; (b) issued subject to a Note Trust Deed dated [*] September 2004
(the "NOTE TRUST DEED") between (among others) the Issuer, the Manager and the
Note Trustee; and (c) secured by a Security Trust Deed (the "SECURITY TRUST
DEED") dated 31 December 2003 between the Issuer, the Manager, P.T. Limited (ABN
67 004 454 666) (the "SECURITY TRUSTEE") and the Note Trustee (by accession under the Supplementary Terms Notice) which expression shall include its successor for the time being as security trustee under the Security Trust Deed).
References to the Conditions (or to any particular numbered Condition) shall be to the Terms and Conditions of the Class A-1 Notes set out in Schedule 3 to the
Note Trust Deed but with the deletion of those provisions which are applicable only to Class A-1 Notes in definitive form. Terms and expressions defined in the
Note Trust Deed and the Conditions shall, save as expressly stated otherwise, bear the same meanings when used herein.

If the Issuer is obliged to issue Definitive Class A-1 Notes under Clause 3.5 of the Note Trust Deed this Class A-1 Book-Entry Note will be exchangeable in whole at the offices of the agent of the Principal Paying Agent at 101 Barclay Street,
Floor 21 West, New York, New York 10286 (or such other place outside Australia and any of its respective territories and possessions and other areas subject to jurisdictions as the Note Trustee may agree) for Definitive Class A-1 Notes and the Issuer shall execute and procure that the Principal Paying Agent authenticates and delivers in full exchange for this Class A-1 Book-Entry Note,
Definitive Class A-1 Notes in aggregate principal amount equal to the Amount of all Class A-1 Notes represented by this Class A-1 Book-Entry Note. The Issuer is not obliged to issue Definitive Class A-1 Notes until 30 days after the occurrence of an event set out in clause 3.5 of the Note Trust Deed.

The Issuer, in its capacity as trustee of the Trust, subject to this US$
Book-Entry Note and subject to and in accordance with the Conditions and the
Note Trust Deed promises to pay to Cede & Co., or registered assigns of this
Class A-1 Book-Entry Note the principal sum of US$ five hundred million
(US$500,000,000) or such lesser amount as may from time to time be represented by this Class A-1 Book-Entry Note (or such part of that amount as may become repayable under the Conditions, the Supplementary Terms Notice and the Note
Trust Deed) on such date(s) that principal sum (or any part of it) becomes repayable in accordance with the Conditions, the Supplementary Terms Notice and the Note Trust Deed and to pay interest in arrears on each Quarterly Payment
Date (as defined in Condition 4) on the Invested Amount (as defined in Condition
5(a)) of this Class A-1 Book-Entry Note at rates determined in accordance with
Condition 4 and all subject to and in accordance with the certification requirements described in this Class A-1 Book-Entry Note, the Conditions, the
Supplementary Terms Notice and the Note Trust Deed, which shall be binding on the registered holder of this Class A-1 Book-Entry Note (as if references in the
Conditions to the Notes and the Noteholders were references to this Class A-1
Book-Entry Note and the registered holder of this Class A-1 Book-Entry Note respectively and as if the same had been set out in this Class A-1 Book-Entry
Note in full with all necessary changes, except as otherwise provided in this
Class A-1 Book-Entry Note).

Payments of interest on this Class A-1 Note due and payable on each Quarterly
Payment Date, together with the instalment of principal, if any, shall be payable to the nominee of the Common Depository (initially, such nominee to be
Cede & Co.). No payment of interest or principal may be made by the Issuer or any Paying Agent in the Commonwealth of Australia or its possessions or into a bank account or to an address in the Commonwealth of Australia. Each of the persons appearing from time to time in the records of DTC, as the holder of a beneficial interest in a Class A-1 Note will be entitled to receive any payment so made in respect of that Class A-1 Note in accordance with the respective rules and procedures of DTC. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-1 Notes which must be

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made by the holder of this Class A-1 Book-Entry Note, for so long as this Class
A-1 Book-Entry Note is outstanding.

On any payment of principal and/or interest on the Class A-1 Notes as set out above details of that payment shall be endorsed by or on behalf of the Issuer in the Note Register and, in the case of payments of principal, the Invested Amount of the Class A-1 Notes shall be reduced for all purposes by the amount so paid and endorsed in the Note Register. Any such record shall be prima facie evidence that the payment in question has been made.

If the Issuer is obliged to issue Definitive Class A-1 Notes under Clause 3.3 of the Note Trust Deed, the Book-Entry Notes will be surrendered to the Trustee by the Clearing Agency and the Clearing Agency will deliver the relevant registration instructions to the Trustee. Definitive Class A-1 Notes shall be executed by the Trustee and authenticated by the Principal Paying Agent and delivered as per the instructions of the Clearing Agency.

The Definitive Class A-1 Notes to be issued on that exchange will be in registered form each in the denomination of US$100,000 and multiples of US$1 in excess thereof. If the Issuer fails to meet its obligations to issue Definitive
Class A-1 Notes, this shall be without prejudice to the Issuer's obligations with respect to the Notes under the Note Trust Deed, the Master Trust Deed, the
Supplementary Terms Notice and this Class A-1 Book-Entry Note.

On an exchange of this Class A-1 Book-Entry Note, this Class A-1 Book-Entry Note shall be surrendered to the Principal Paying Agent.

This Class A-1 Book-Entry Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an
Authorised Signatory of the Principal Paying Agent (as defined in the
Supplementary Terms Notice).

This Class A-1 Book-Entry Note is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

IN WITNESS the Issuer has caused this Class A-1 Book-Entry Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Perpetual Trustees Consolidated Limited in its capacity as trustee of the
Crusade Global Trust No. 2 of 2004

By:
    --------------------------------------------
    Authorised Signatory

IMPORTANT NOTICE:

(a)  The Class A-1 Notes do not represent deposits or other liabilities of
     St.George Bank Limited, ABN 92 055 513 070 ("ST.GEORGE") or associates of
     St.George.

(b)  The holding of Class A-1 Notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

(c)  Neither St.George, any associate of St.George, Perpetual Trustees
     Consolidated Limited, the Security Trustee, the Note Trustee nor any Note
     Manager in any way stands behind the capital value and/or performance of the Class A-1 Notes or the assets of the Trust except to the limited extent provided in the Transaction Documents for the Trust.

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(d)  None of St.George, Perpetual Trustees Consolidated Limited, the Custodian
     (as defined in the Supplementary Terms Notice), the Servicer (as defined in the Supplementary Terms Notice), the Manager, the Security Trustee, the
     Note Trustee, the Currency Swap Provider (as defined in the Supplementary
     Terms Notice) or any of the Note Managers (as defined in the Supplementary
     Terms Notice) guarantees the payment of interest or the repayment of principal due on the Class A-1 Notes.

(e)  None of the obligations of the Issuer or the Manager are guaranteed in any way by St.George or any associate of St.George or associate of Perpetual
     Trustees Consolidated Limited.

(f)  Without limiting the Conditions, the Issuer's liability to make payments in respect of the Class A-1 Notes is limited to its right of indemnity from the assets of the Trust from time to time available to make such payments under the Master Trust Deed and Supplementary Terms Notice. All claims against the Issuer in relation to the Class A-1 Notes can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud, negligence or Default (as defined in the Master Trust Deed) on the part of the Issuer.

(g)  The Noteholder is required to accept any distribution of moneys under the
     Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

                          CERTIFICATE OF AUTHENTICATION

This Class A-1 Book-Entry Note is to be authenticated by The Bank of New York and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK as Principal Paying Agent

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ASSIGNMENT

--------------------------------------------------------------------------------

Social Security or taxpayer I.D. or other identifying number of assignee

--------------------------------------------------------------------------------

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints

--------------------------------------------------------------------------------

attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:
         --------------------------     ----------------------------------------

                                        Signature Guaranteed:

Dated:
         --------------------------     ----------------------------------------

                                        Signatures must be guaranteed by an
                                        "eligible guarantor institution" meeting
                                        the requirements of the Note Registrar,
                                        which requirements include membership or
                                        participation in STAMP or such other
                                        "signature guarantee program" as may be
                                        determined by the Note Registrar in
                                        addition to, or in substitution for,
                                        STAMP, all in accordance with the
                                        Securities Exchange Act of 1934, as
                                        amended.

* NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

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SCHEDULE 2

INFORMATION TO BE CONTAINED IN NOTEHOLDER'S REPORT

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The following information is to be included in each Noteholder's Report:

         (a)      the Invested Amount and the Stated Amount of each Class of
                  Notes;

         (b)      the Interest Payments and principal distributions on each
                  Class of Notes;

         (c)      the Available Income;

         (d)      the Total Available Funds;

         (e)      the aggregate of all Redraws and Further Advances made during that Collection Period;

         (f)      the Redraw Shortfall;

         (g)      the Payment Shortfall (if any);

         (h)      the Principal Draw (if any) for that Collection Period,
                  together with all Principal Draws made before the start of that Collection Period and not repaid;

         (i)      the Principal Collections;

         (j)      the Principal Charge Off (if any);

         (k)      the Class A Bond Factor in respect of each Class of Class A
                  Notes, the Class B Bond Factor and the Class C Bond Factor;

         (l)      the Class A Charge Offs, the Class B Charge Offs, the Class C
                  Charge Offs and the Redraw Charge Offs (if any);

         (m)      all Carryover Charge Offs (if any);

         (n)      if required, the Threshold Rate at that Collection
                  Determination Date;

         (o)      the relevant Interest Rate, as at the first day of the related
                  Interest Period ending immediately after that Collection
                  Determination Date as calculated by the Agent Bank;

         (p)      scheduled and unscheduled payments of principal on the Housing
                  Loans;

         (q)      aggregate Balances Outstanding of Fixed Rate Housing Loans and
                  aggregate Balances Outstanding of Variable Rate Housing Loans;

         (r)      delinquency and loss statistics with respect to the Housing
                  Loans; and

         (s)      the Liquidity Reserve as at that Determination Date.

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SCHEDULE 3

TERMS AND CONDITIONS OF THE CLASS A-1 NOTES
--------------------------------------------------------------------------------

The following, subject to amendments, are the terms and conditions of the Class
A-1 Notes, substantially as they will appear on the reverse of the Class A-1
Notes in definitive form. Class A-1 Notes in definitive form will only be issued in certain circumstances. While the Class A-1 Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A-1 Notes in definitive form. For a summary of the provisions relating to the Class A-1 Notes in book-entry form, see the summary at the end of this section.

                  Paragraphs in italics are included by way of explanation only, and do not constitute part of the terms and conditions of the
                  Class A-1 Notes.

The issue of US$500,000,000 Mortgage Backed Pass Through Floating Rate Class A-1
Notes due 2037 (the CLASS A-1 NOTES), (euro)400,000,000 Mortgage Backed Pass
Through Floating Rate Class A-2 Notes due 2037 (the CLASS A-2 NOTES),
A$500,000,000 Mortgage Backed Pass Through Floating Rate Class A-3 Notes due
2037 (the CLASS A-3 NOTES, and together with the Class A-1 Notes, and the Class
A-2 Notes, the CLASS A NOTES) and A$23,600,000 Mortgage Backed Pass Through
Floating Rate Class B Notes due 2037 (the CLASS B NOTES) and A$9,600,000
Mortgaged Backed Pass Through Floating Rate Class C Notes due 2037 (the CLASS C
NOTES) (the Class B Notes, the Class C Notes and the Class A-3 Notes, together, are the A$ NOTES and the $A Notes and the Class A-1 Notes and the Class A-2
Notes, together, are the NOTES) by Perpetual Trustees Consolidated Limited, in
its capacity as trustee of the Crusade Global Trust No. 2 of 2004 (the TRUST)
(in such capacity, the ISSUER), was authorised by a resolution of the Board of
Directors of the Issuer passed on or about [*] 2004. These Notes are (a) issued subject to a Master Trust Deed (the MASTER TRUST DEED) dated 14 March 1998 between the Issuer, Crusade Management Limited (in such capacity, the MANAGER and, in the capacity of residual income beneficiary under the Trust, the
RESIDUAL INCOME BENEFICIARY) and St.George Bank Limited (ST.GEORGE), a
Supplementary Terms Notice (the SUPPLEMENTARY TERMS NOTICE) dated on or about
[*] September 2004 between (among others) the Issuer and The Bank of New York
(the note trustee for the time being referred to as the NOTE TRUSTEE) as trustee for the holders for the time being of the Class A-1 Notes (the CLASS A-1
NOTEHOLDERS) and the holders of the Class A-2 Notes (the CLASS A-2 NOTEHOLDERS)
(the holders for the time being of the A$ Notes being the A$ NOTEHOLDERS and, together with the Class A-1 Noteholders and the Class A-2 Noteholders, the
NOTEHOLDERS)) and the Manager, and these terms and conditions (the CONDITIONS);
(b) constituted by a Note Trust Deed dated on or about [*] September 2004 (the
NOTE TRUST DEED) between the Issuer, the Manager and the Note Trustee; and (c)
secured by a Security Trust Deed (the SECURITY TRUST DEED dated 31 December 2003 between the Issuer, the Manager, the Note Trustee (by accession under the
Supplementary Terms Notice) and P.T. Limited (ABN 67 004 454 666 (the security trustee for the time being referred to as the SECURITY TRUSTEE).

The statements set out below include summaries of, and are subject to the detailed provisions of, the Master Trust Deed, the Supplementary Terms Notice,
the Security Trust Deed and the Note Trust Deed. Certain words and expressions used herein have the meanings defined in those documents. In accordance with an agency agreement (the AGENCY AGREEMENT) dated on or about [*] September 2004 between the Issuer, the Manager, the Note Trustee and The Bank of New York
acting through its office designated from time to time

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under the Agency Agreement as Principal Paying Agent (the PRINCIPAL PAYING
AGENT, which expression includes its successors as Principal Paying Agent under the Agency Agreement) and The Bank of New York, as calculation agent (the
CALCULATION AGENT, which expression includes its successors as Calculation Agent under the Agency Agreement), and under which further paying agents may be appointed (together with the Principal Paying Agent, the PAYING AGENTS, which expression includes the successors of each paying agent as such under the Agency
Agreement and any additional paying agents appointed), payments in respect of the Class A-1 Notes will be made by the Paying Agents and the Calculation Agent will make the determinations specified in the Agency Agreement. The Class A-1
Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Master
Trust Deed, the Supplementary Terms Notice, the Security Trust Deed, the Note
Trust Deed, the Agency Agreement, the Servicing Agreement dated 19 March 1998 and made between the Issuer, the Manager and St.George as servicer (together with any substitute or successor, the SERVICER), the Custodian Agreement (the
CUSTODIAN AGREEMENT) dated 19 March 1998 and made between the Issuer, the
Manager and St.George Custodial Pty Ltd as custodian (together with any substitute or successor, the CUSTODIAN) and the Indemnity (the INDEMNITY) dated
19 March 1998 between St.George as indemnifier (in such capacity, the
INDEMNIFIER), the Manager, the Custodian and the Issuer (together with the agreements with respect to the Basis Swap, the Fixed-Floating Rate Swap and the
Currency Swap (as each such term is defined below), those documents the RELEVANT
DOCUMENTS and certain other transaction documents defined as such in the
Supplementary Terms Notice, the TRANSACTION DOCUMENTS). Copies of the
Transaction Documents are available for inspection at the principal office of the Note Trustee, being at the date hereof 101 Barclay Street, Floor 21 West,
New York, New York 10286, United States of America and at the specified offices for the time being of the Paying Agents.

In connection with the issue of the Class A-1 Notes, the Issuer has entered into an ISDA (defined below) master interest rate exchange agreement dated on or about [*] September 2004 with St.George (the BASIS SWAP PROVIDER) together with a confirmation relating thereto dated on or about [*] September 2004 (the BASIS
SWAP). The Issuer has also entered into an ISDA master interest rate exchange agreement dated on or about [*] September 2004 with St.George (the
FIXED-FLOATING RATE SWAP PROVIDER) together with a confirmation relating thereto dated on or about [*] September 2004 (the FIXED-FLOATING RATE SWAP). The Issuer
has also entered into an ISDA master currency exchange agreement dated on or about [*] September 2004 with Barclays Bank PLC (the CURRENCY SWAP PROVIDER)
(the Currency Swap Provider together with the Basis Swap Provider and the
Fixed-Floating Rate Swap Provider, the SWAP PROVIDERS) together with a confirmation relating thereto dated on or about [*] September 2004 in respect of a swap transaction relating to each of the Class A-1 Notes the CURRENCY SWAPS).

Book-entry Notes will also bear the following legend: "This book-entry note is a global note for the purposes of section 128F(10) of the Income Tax Assessment
Act 1936 of the Commonwealth of Australia".

1.       FORM DENOMINATION AND TITLE

--------------------------------------------------------------------------------

         The Class A-1 Notes will be issued in registered form without interest coupons in minimum denominations of US$100,000 and multiples of US$1 in excess thereof.

         Each Class of Notes will be represented by one or more typewritten fully registered book-entry notes (each, a BOOK-ENTRY NOTE and collectively, the BOOK-ENTRY NOTES) registered in the name of Cede &

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         Co. as nominee of The Depository Trust Company (DTC). Beneficial interests in the Book-Entry Notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Euroclear Bank, S.A./N.V, as operator of the
         Euroclear System (EUROCLEAR) and Clearstream Banking, societe anonyme
         (CLEARSTREAM, LUXEMBOURG), may hold interests in the Book-Entry Notes on behalf of persons who have accounts with Euroclear and Clearstream,
         Luxembourg through accounts maintained in the names of Euroclear or
         Clearstream, Luxembourg, or in the names of their respective depositories, with DTC.

         If the Issuer is obliged to issue Definitive Class A-1 Notes under clause 3.5 of the Note Trust Deed, interests in the applicable
         Book-Entry Note will be transferred to the beneficial owners thereof in the form of Definitive Class A-1 Notes, without interest coupons, in the denominations set forth above. A Definitive Class A-1 Note will be issued to each Noteholder in respect of its registered holding or holdings of Class A-1 Notes against delivery by such Noteholders of a written order containing instructions and such other information as the
         Issuer and The Bank of New York, acting as note registrar (the NOTE
         REGISTRAR) may require to complete, execute and deliver such Definitive
         Class A-1 Notes. In such circumstances, the Issuer will cause sufficient Definitive Class A-1 Notes to be executed and delivered to the Note Registrar for completion, authentication and dispatch to the relevant Noteholders.

2.       STATUS, SECURITY AND RELATIONSHIP BETWEEN THE CLASS A-1 NOTES AND THE
         A$ NOTES

--------------------------------------------------------------------------------

         The Class A-1 Notes are secured by a first ranking floating charge over all of the assets of the Trust (which include, among other things, the
         Loans (as defined below) and the Mortgages (as defined below) and related securities) (as more particularly described in the Security
         Trust Deed) and will rank, together with the Class A-2 Notes and the
         Class A-3 Notes, pari passu and rateably without any preference or priority among themselves.

         The Class A-1 Notes are issued subject to the Master Trust Deed and the
         Supplementary Terms Notice and are secured by the same security as secures the A$ Notes and they, and the Class A-2 Notes and the Class
         A-3 Notes, will rank in priority to the Class B Notes and Class C Notes in the event of the security being enforced and in respect of principal and interest (as set out in Conditions 4 and 5).

         The proceeds of the issue of the Class A-1 Notes, the Class A-2 Notes and the A$ Notes are to be used by the Issuer to purchase an equitable interest in certain housing loans (the LOANS) and certain related mortgages (the MORTGAGES) from St.George as an approved seller (the
         APPROVED SELLER).

         In the event that the security for the Class A-1 Notes is enforced and the proceeds of such enforcement are insufficient, after payment of all other claims ranking in priority to or pari passu with the Class A
         Notes under the Security Trust Deed, to pay in full all principal and interest and other amounts whatsoever due in respect of the Class A
         Notes, then the Class A Noteholders shall have no further claim against the Issuer in respect of any such unpaid amounts.

         The net proceeds of realisation of the assets of the Trust (including following enforcement of the Security Trust Deed) may be insufficient to pay all amounts due to the Noteholders. Save in certain

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         limited circumstances the other assets of the Issuer will not be available for payment of any shortfall arising and all claims in respect of such shortfall shall be extinguished (see further Condition
         15). None of the Servicer, the Manager, St.George, the Note Trustee,
         the Security Trustee, the Swap Providers or the Note Managers (as
         defined in the Supplementary Terms Notice) has any obligation to any
         Noteholder for payment of any amount by the Issuer in respect of the
         Notes.

         The Note Trust Deed contains provisions requiring the Note Trustee to have regard to the interests of Class A-1 Noteholders as regards all the powers, trusts, authorities, duties and discretions of the Note
         Trustee (except where expressly provided otherwise).

         The Security Trust Deed contains provisions requiring the Security
         Trustee, subject to the other provisions of the Security Trust Deed, to give priority to the interests of the Class A Noteholders, if there is a conflict between the interest of such Noteholders and any other
         Voting Mortgagee (as defined below).

3.       COVENANTS OF THE ISSUER

--------------------------------------------------------------------------------

         So long as any of the Class A-1 Notes remains outstanding, the Issuer has made certain covenants for the benefit of the Class A-1 Noteholders which are set out in the Master Trust Deed.

         These covenants include the following.

         (a)      The Issuer shall act continuously as trustee of the Trust
                  until the Trust is terminated as provided by the Master Trust
                  Deed or the Issuer has retired or been removed from office in the manner provided under the Master Trust Deed.

         (b)      The Issuer shall:

                  (i)      act honestly and in good faith and comply with all
                           relevant material laws in the performance of its
                           duties and in the exercise of its discretions under
                           the Master Trust Deed;

                  (ii)     subject to the Master Trust Deed, exercise such
                           diligence and prudence as a prudent person of
                           business would exercise in performing its express
                           functions and in exercising its discretions under the
                           Master Trust Deed, having regard to the interests of
                           the Class A Noteholders, the Class B Noteholders, the
                           Class C Noteholders, the Beneficiaries and the other
                           Creditors of the Trust in accordance with its
                           obligations under the relevant Transaction Documents;

                  (iii)    use its best endeavours to carry on and conduct its
                           business in so far as it relates to the Master Trust
                           Deed in a proper and efficient manner;

                  (iv)     keep, or ensure that the Manager keeps, accounting
                           records which correctly record and explain all
                           amounts paid and received by the Issuer;

                  (v)      keep the Trust separate from each other trust which
                           is constituted under the Master Trust Deed and from
                           its own assets and account for assets and liabilities
                           of the Trust separately from those of other trusts
                           constituted under the Master Trust Deed and from its
                           own assets and liabilities;

                  (vi)     do everything and take all such actions which are
                           necessary (including obtaining all appropriate
                           Authorisations which relate to it as trustee of the
                           Trust and taking all actions

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                           necessary to assist the Manager to obtain all other
                           appropriate Authorisations) to ensure that it is able
                           to exercise all its powers and remedies and perform
                           all its obligations under the Master Trust Deed, the
                           Transaction Documents and all other deeds, agreements
                           and other arrangements entered into by the Issuer
                           under the Master Trust Deed;

                  (vii)    not, as Issuer, engage in any business or activity in
                           respect of the Trust except as contemplated or
                           required by the Transaction Documents;

                  (viii)   except as contemplated or required by the Transaction
                           Documents, maintain an independent and arm's length
                           relationship with its related bodies corporate in
                           relation to dealings affecting the Trust;

                  (ix)     except as contemplated or required by the Transaction
                           Documents, not, in respect of the Trust, guarantee or
                           become obligated for the debts of any other entity or
                           hold out its credit as being available to settle the
                           obligations of others;

                  (x)      comply with the rules and regulations of any stock
                           exchange on which any Note is listed from time to
                           time (the STOCK EXCHANGE); and

                  (xi)     within 45 days of notice from the Manager to do so,
                           remove any of its agents or delegates that breaches
                           any obligation imposed on the Issuer under the Master
                           Trust Deed or any other Transaction Document where
                           the Manager believes it will have a Material Adverse
                           Effect.

         (c)      Except as provided in any Transaction Document (and other than the charge given to the Security Trustee), the Issuer shall not, nor shall it permit any of its officers to, sell,
                  mortgage, charge or otherwise encumber or part with possession of any assets of the Trust (the TRUST Assets).

         (d)      The Issuer shall duly observe and perform the covenants and obligations of the Master Trust Deed and will be personally liable to the Servicers, the Noteholders, the Beneficiaries, the Note Manager or any other Creditors only if it is guilty of negligence, fraud or Default (as defined in Condition 15).
                  The Issuer is not responsible for the acts or omissions of its agents or delegates (including persons referred to in clause
                  17.6 of the Master Trust Deed) selected by the Issuer in good faith using reasonable care except where the Trustee expressly instructs the agent or delegate to do or omit to do the
                  relevant act, if the Trustee is aware of the default and does not take the action available to it under the Transaction
                  Documents to address the act or omission or where the
                  Transaction Documents expressly provide that the Trustee is so liable.

         (e)      The Issuer will open and operate certain bank accounts in
                  accordance with the Master Trust Deed and the Supplementary
                  Terms Notice.

         (f)      Subject to the Master Trust Deed and any Transaction Document
                  to which it is a party, the Issuer shall act on all directions given to it by the Manager in accordance with the terms of the
                  Master Trust Deed.

         (g)      The Issuer shall properly perform the functions which are
                  necessary for it to perform under all Transaction Documents in respect of the Trust.

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4.       INTEREST

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(a)      PAYMENT DATES

         Each Class A-1 Note bears interest on its Invested Amount (as defined below) from and including 15 September 2004 or such later date as may be agreed between the Issuer and the Managers for the issue of the
         Class A-1 Notes (the CLOSING DATE). Interest in respect of the Class
         A-1 Notes will be payable quarterly in arrears on 19 November 2004 in respect of the period from (and including the Closing Date and ending on (but excluding) 19 November 2004 (the FIRST QUARTERLY PAYMENT Date)
         and thereafter on each 19 February, 19 May, 19 August and 19 November
         (each such date a QUARTERLY PAYMENT DATE). If any Payment Date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day, unless it would thereby fall into the next calendar month, in which case the due date shall be brought forward to the immediately the preceding
         Business Day. The final Quarterly Payment Date will be the earlier of the Final Maturity Date and the Payment Date on which the Notes are redeemed in full.

         BUSINESS DAY in this Condition 4 and in Conditions 5 and 9 below means any day, other than a Saturday, Sunday or public holiday, on which
         Banks are open for business in London, New York, Sydney and The
         Trans-European Real-Time Gross Settlement Express Transfer (TARGET)
         System or any successor to it is open.

         The period beginning on (and including) the Closing Date and ending on
         (but excluding) the First Quarterly Payment Date, and each successive period beginning on (and including) a Quarterly Payment Date and ending on (but excluding) the next Quarterly Payment Date is called an
         INTEREST PERIOD. Interest payable on a Class A-1 Note in respect of any
         Interest Period or any other period will be calculated on the basis of the actual number of days in that Interest Period and a 360 day year.

         Interest shall cease to accrue on any Class A-1 Note for the period from (and including):

         (i)      the date on which the Stated Amount (as defined in Condition
                  5(a)) of that Class A-1 Note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including)
                  any date on which the Stated Amount of the Class A-1 Note
                  becomes greater than zero); or

         (ii)     if the Stated Amount of the Class A-1 Note on the due date for redemption is not zero, the due date for redemption of the
                  Class A-1 Note, unless, after the due date for redemption
                  payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the
                  Invested Amount of the Class A-1 Note at the rate from time to time applicable to the Class A-1 Notes until the later of:

                  (A)      the date on which the moneys in respect of that Class
                           A-1 Note have been received by the Note Trustee or
                           the Principal Paying Agent and notice to that effect
                           is given in accordance with Condition 12; and

                  (B)      the Stated Amount of that Class A-1 Note has been
                           reduced to zero, providing that interest shall
                           thereafter begin to accrue from (and including) any
                           date on which the Stated Amount of that Class A-1
                           Note becomes greater than zero.

(b)      INTEREST RATE

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         The rate of interest applicable from time to time to a Class of Notes
         (the INTEREST RATE) will be determined by the Calculation Agent on the basis of the following paragraphs.

         On the second Business Day before the beginning of each Interest Period
         (each an INTEREST DETERMINATION DATE), the Calculation Agent will determine LIBOR as described in the definition of LIBOR set out in clause 2.1 of the Supplementary Terms Notice.

         The Interest Rate applicable to the Class A-1 Notes for such Interest
         Period shall be determined by the Calculation Agent in the manner set out in the definition of Interest Rate set out in clause 2.1 of the
         Supplementary Terms Notice.

         The applicable Margin on the Class A-1 Notes is as set out in clause
         4.2 of the Supplementary Terms Notice.

         There is no maximum or minimum Interest Rate.

(c)      DETERMINATION OF INTEREST RATE AND CALCULATION OF INTEREST

         The Calculation Agent will, as soon as practicable after 11:00 am (New
         York time) on each Interest Determination Date, determine the Interest
         Rate applicable to, and calculate the amount of interest payable (the
         INTEREST) for the immediately succeeding Interest Period. The Interest is calculated in accordance with clause 4.8 of the Supplementary Terms
         Notice. The determination of the Interest Rate and the Interest by the
         Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

(d)      NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST

         The Calculation Agent will cause the Interest Rate and the Interest applicable to each Class A-1 Note for each Interest Period and the relevant Quarterly Payment Date to be notified to the Issuer, the
         Manager, the Note Trustee and the Paying Agents.

         The Interest, Interest Rate and the relevant Quarterly Payment Date may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the Interest Period.

(e)      DETERMINATION OR CALCULATION BY THE MANAGER

         If the Calculation Agent at any time for any reason does not determine the relevant Interest Rate or calculate the Interest for a Class A-1
         Note, the Manager shall do so and each such determination or calculation shall be deemed to have been made by the Calculation Agent.
         In doing so, the Manager shall apply the foregoing provisions of this
         Condition, with any necessary consequential amendments, to the extent that in its opinion, it can do so, and, in all other respects it shall do so in such a manner as it reasonably considers to be fair and reasonable in all the circumstances.

(f)      CALCULATION AGENT

         The Issuer will procure that, so long as any of the Class A-1 Notes remains outstanding, there will, at all times, be a Calculation Agent.
         The Issuer, or the Manager with the consent of the Issuer (such consent not to be unreasonably withheld) reserves the right at any time to terminate the appointment of the Calculation Agent. Notice of that termination will be given to the Class A-1 Noteholders. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer will, with the approval of the

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         Note Trustee, appoint a successor Calculation Agent to act as such in its place, provided that neither the resignation nor removal of the
         Calculation Agent shall take effect until a successor approved by the
         Note Trustee has been appointed.

(g)      INCOME DISTRIBUTION

         On each Quarterly Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, the Issuer must pay or cause to be paid out of Total Available Funds, in relation to the Quarterly Collection Period (defined below) ending immediately before that Quarterly Payment Date, the amounts specified in clause
         5.1(c) of the Supplementary Terms Notice in the order of priority specified in that clause.

         The Issuer shall only make a payment under any of the sub-paragraphs of clause 5.1(c) of the Supplementary Terms Notice if it is directed in writing by the Manager to do so and only to the extent that any Total
         Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

         The Issuer is also required to make certain payments out of Total
         Available Funds on each Monthly Payment Date (as defined below) as more fully described in the Supplementary Terms Notice.

         Capitalised terms in this paragraph (g) have the same meaning given in the Supplementary Terms Notice unless otherwise defined in this document.

5.       REDEMPTION AND PURCHASE

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         Capitalised terms in this Condition 5 have the same meaning given in the Supplementary Terms Notice unless otherwise defined in this document.

         (a)      MANDATORY REDEMPTION IN PART FROM PRINCIPAL COLLECTIONS AND
                  APPORTIONMENT OF PRINCIPAL COLLECTIONS BETWEEN THE CLASS A-1
                  NOTES, THE CLASS A-2 NOTES AND THE A$ NOTES

                  The Class A-1 Notes shall be subject to mandatory redemption in part on any Quarterly Payment Date if on that date there are any Principal Collections available to be distributed in relation to such Class A-1 Notes. The principal amount so
                  redeemable in respect of each Class A-1 Note prior to
                  enforcement of the Security Trust Deed (each a PRINCIPAL
                  PAYMENT) on any Quarterly Payment Date shall be the amount available for payment in respect of the Class A-1 Notes as set out in Condition 5(b) on the day which is two Business Days prior to the Quarterly Payment Date (the QUARTERLY
                  DETERMINATION DATE) divided by the aggregate Invested Amount of all Class A-1 Notes, multiplied by the Invested Amount of that Note, provided always that no Principal Payment on a
                  Class A-1 Note on any date may exceed the amount equal to the
                  Invested Amount of that Class A-1 Note at that date less
                  amounts charged off as at that date and not to be reinstated
                  on the next Quarterly Payment Date, or to be charged off on the Quarterly Payment Date, as described in Condition 5(c)
                  (that reduced amount being the STATED AMOUNT of that Class A-1
                  Note).

                  Notice of amounts to be redeemed will be provided by the
                  Manager to the Issuer, the Calculation Agent, the Principal
                  Paying Agent and the Note Trustee.

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                  Following notification of the amount to be redeemed for each
                  Quarterly Payment Date, the Manager will determine the Bond
                  Factor for the Class A-1 Notes as of such Quarterly Payment
                  Date and will notify the Issuer, the Calculation Agent, the
                  Principal Paying Agent and the Note Trustee of this amount and shall cause the Bond Factor to be published pursuant to
                  Condition 12.

         (b)      PRINCIPAL DISTRIBUTIONS ON NOTES

                  On each Quarterly Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, the
                  Issuer must distribute or cause to be distributed out of
                  Principal Collections, in relation to the Quarterly Collection
                  Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority:

                  (i)      first, in the manner and order of priority set out in
                           clause 5.4(c) of the Supplementary Terms Notice;

                  (ii)     then:

                           (A)   prior to the Stepdown Date, or at any time if a
                                 Trigger Event is subsisting, in the manner and
                                 order of priority set out in clause 5.5 of the
                                 Supplementary Terms Notice; and

                           (B)   on and after the Stepdown Date, provided that
                                 no Trigger Event is subsisting, in the manner
                                 and order of priority set out in clause 5.6 of
                                 the Supplementary Terms Notice.

                  The Issuer shall only make a payment under any of
                  sub-paragraphs of clause 5.4(c), 5.5 and 5.6 (as applicable)
                  if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that
                  payment have been distributed.

                  The Issuer is also required to make certain payments out of
                  Principal Collections (including allocating Principal Draws to
                  Total Available Funds) on each Monthly Payment Date in
                  accordance with the Supplementary Terms Notice.

         (c)      GENERAL

                  No amount of principal will be paid to a Noteholder in excess of the Invested Amount applicable to the Notes held by that
                  Noteholder.

         (d)      EXCESS AVAILABLE INCOME - REIMBURSEMENT OF CHARGE OFFS AND
                  PRINCIPAL DRAW

                  (i)     General

                          On each Quarterly Determination Date, the Manager must
                          determine, for a Quarterly Collection Period, the
                          amount (if any) by which the Total Available Funds for
                          the Quarterly Collection Period exceeds the Total
                          Payments for the Quarterly Collection Period (EXCESS
                          AVAILABLE INCOME).

                  (ii)    Distribution of Excess Available Income

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                          Subject to clause 5.2(b) of the Supplementary Terms
                          Notice, on each Quarterly Determination Date, the
                          Manager must apply any Excess Available Income for the
                          Quarterly Collection Period relating to that Quarterly
                          Determination Date in the order of priority specified
                          in clause 5.2(a) of the Supplementary Terms Notice.

         (e)      EXCESS DISTRIBUTION

                  The Issuer must at the written direction of the Manager pay any Excess Distribution for a Quarterly Collection Period to
                  the Residual Income Beneficiary on the relevant Quarterly
                  Payment Date. Once paid to the Residual Income Beneficiary, the Issuer may not recover any Excess Distributions from the
                  Residual Income Beneficiary other than in the circumstances specified in clause 5.3 of the Supplementary Terms Notice.

         (f)      US$ ACCOUNT

                  The Issuer shall direct the Currency Swap Provider to pay all amounts denominated in US$ payable to the Issuer by the
                  Currency Swap Provider under the Currency Swap into the US$
                  Account or to the Principal Paying Agent under the Agency
                  Agreement on behalf of the Issuer.

                  The Issuer shall, on the direction of the Manager, or shall require that the Paying Agent on its behalf, pay all amounts credited to the US$ Account by the Currency Swap Provider as specified in clause 5.16 of the Supplementary Terms Notice, and in accordance with the Note Trust Deed and the Agency
                  Agreement.

         (g)      CHARGE OFFS

                  If the Principal Charge Offs for any Quarterly Collection
                  Period exceed the Excess Available Income calculated on the
                  Quarterly Determination Date for that Quarterly Collection
                  Period, the Manager must, on and with effect from the
                  Quarterly Payment Date immediately following the end of the
                  Quarterly Collection Period comply with clause 5.14 of the
                  Supplementary Terms Notice.

         (h)      CALCULATION OF PRINCIPAL PAYMENTS AND STATED AMOUNT

                  On (or as soon as practicable after) each Determination Date, the Manager shall calculate the amount of principal to be
                  repaid in respect of each Class A-1 Note, due on the Payment
                  Date next following that Determination Date; (B) the Stated
                  Amount and Invested Amount of each Note on the first day of the next following Interest Period (after deducting any
                  principal due to be made on the next Payment Date); and (C)
                  the Bond Factor for each Class on each Quarterly Determination
                  Date in respect of the Collection Period ending before that
                  Quarterly Determination Date.

                  The Manager will notify the Issuer, the Note Trustee, the
                  Principal Paying Agent and the Calculation Agent by not later than (or as soon as practicable after) the Quarterly
                  Determination Date immediately preceding the relevant
                  Quarterly Payment Date of each such determination and will immediately cause details of each of those determinations to be published in accordance with Condition 12 by one Business
                  Day before the relevant Payment Date. If no Principal Payment is due to be made on the Class A-1 Notes on any

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                  Payment Date a notice to this effect will be given to the
                  Class A-1 Noteholders in accordance with Condition 12.

                  If the Manager does not at any time for any reason determine a
                  Principal Payment, the Invested Amount or the Stated Amount
                  applicable to Class A-1 Notes in accordance with this
                  paragraph, the Principal Payment, Invested Amount and the
                  Stated Amount shall be determined by the Calculation Agent in accordance with this paragraph and paragraph (i) above (but based on the information in its possession) and each such
                  determination or calculation shall be deemed to have been made by the Manager.

         (i)      CALL

                  The Issuer must, when so directed by the Manager (at the
                  Manager's option), purchase or redeem all, but not some only, of the Class A-1 Notes in accordance with, and in the
                  circumstances specified in clause 7.1 of the Supplementary
                  Terms Notice.

                  Section 7.1 of the Supplementary Terms Notice requires the
                  Issuer to give not more than 60 nor less than 45 days' notice to the Class A-1 Noteholders of a repurchase under that
                  section 7.1.

         (j)      REDEMPTION FOR TAXATION OR OTHER REASONS

                  If the Manager satisfies the Issuer and the Note Trustee
                  immediately prior to giving the notice referred to below that either (i) on the next Quarterly Payment Date the Issuer would be required to deduct or withhold from any payment of
                  principal or interest in respect of the Class A-1 Notes or the
                  Currency Swap any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or
                  assessed by the Commonwealth of Australia or any of its
                  political sub-divisions or any of its authorities or (ii) the total amount payable in respect of interest in relation to any of the Loans for a Collection Period ceases to be receivable
                  (whether or not actually received) by the Issuer during such
                  Collection Period (but, for the avoidance of doubt, this
                  paragraph (ii) does not apply to the failure by the Issuer to receive any interest on any Purchased Receivable merely by reason of the failure by the relevant Obligors to pay that interest in breach of the relevant Receivable Agreement), the
                  Issuer must, when so directed by the Manager, at the Manager's option (subject to the provisos specified in clause 7.1 of the
                  Supplementary Terms Notice) redeem all, but not some only, of the Class A-1 Notes in accordance with clause 7.1 of the
                  Supplementary Terms Notice.

         (k)      REDEMPTION ON FINAL MATURITY

                  If not otherwise redeemed, the Class A-1 Notes will be
                  redeemed at their Stated Amount on the Quarterly Payment Date falling in November 2037.

         (l)      CANCELLATION

                  All Class A-1 Notes redeemed in full pursuant to the above provisions will be cancelled forthwith, and may not be resold or reissued.

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         (m)      CERTIFICATION

                  For the purposes of any redemption made pursuant to this
                  Condition 5, the Note Trustee may rely upon an Officer's
                  Certificate under the Note Trust Deed from the Manager on
                  behalf of the Issuer certifying or stating the opinion of each person signing such certificate as:

                  (i)      to the fair value (within 90 days of such release) of
                           the property or securities proposed to be released
                           from the Security Trust Deed;

                  (ii)     that in the opinion of such person the proposed
                           release will not impair the security under the
                           Security Trust Deed in contravention of the
                           provisions of the Security Trust Deed or the Note
                           Trust Deed; and

                  (iii)    that the Issuer will be in a position to discharge
                           all its liabilities in respect of the relevant Class
                           A-1 Notes and any amounts required under the Security
                           Trust Deed to be paid in priority to or pari passu
                           with those Class A-1 Notes,

                  and such officer's certificate shall be conclusive and binding on the Trustee, the Note Trustee and the holders of those
                  Class A-1 Notes.

6.       PAYMENTS

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         (a)      METHOD OF PAYMENT

                  Any instalment of interest or principal, payable on any Class
                  A-1 Note which is punctually paid or duly provided for by the
                  Trustee to the Paying Agent on the applicable Payment Date or
                  Maturity Date shall be paid to the person in whose name such
                  Class A-1 Note is registered on the Record Date, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to clause 3.5, with respect to Class A-1 Notes registered on the
                  Record Date in the name of the nominee of the Clearing Agency
                  (initially such Clearing Agency to be DTC and such nominee to be Cede & Co.), payment will be made by wire transfer in
                  immediately available funds to the account designated by such nominee and except for the final instalment of principal
                  payable with respect to such Class A-1 Note on a Payment Date or Maturity Date.

         (b)      INITIAL PRINCIPAL PAYING AGENT

                  The initial Principal Paying Agent is The Bank of New York at its office at 101 Barclay Street, Floor 21 West, New York, New
                  York 10286, United States of America or such other office as designated from time to time under the Agency Agreement.

         (c)      PAYING AGENTS

                  The Issuer (or the Manager on its behalf with the consent of the Issuer, such consent not to be unreasonably withheld), may at any time (with the previous written approval of the Note
                  Trustee) vary or terminate the appointment of any Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Paying Agent having a
                  specified office in New York City, and a Paying Agent having a specified office in London

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                  (which may be the same person) or such other jurisdiction as the Paying Agent, the Manager and the Trustee may agree from time to time. Notice of any such termination or appointment and of any change in the office through which any Paying Agent will act will be given in accordance with Condition 12.

         (d)      PAYMENT ON BUSINESS DAYS

                  Payments in respect of any amount of principal or Interest in respect of any Class A-1 Note shall be made on a Business Day.

         (e)      INTEREST

                  If Interest is not paid in respect of a Class A-1 Note on the date when due and payable (other than because the due date is not a Business Day), that unpaid Interest shall itself bear interest at the Interest Rate applicable from time to time to the Class A-1 Notes until the unpaid Interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Condition 12.

7.       TAXATION

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         All payments in respect of the Class A-1 Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer or any
         Paying Agent is required by applicable law to make any such payment in respect of the Class A-1 Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature. In that event the Issuer or that Paying Agent (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the
         Issuer nor any Paying Agent will be obliged to make any additional payments to Class A-1 Noteholders in respect of that withholding or deduction.

8.       PRESCRIPTION

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         A Class A-1 Note shall become void in its entirety unless surrendered for payment within ten years of the Relevant Date in respect of any payment on it the effect of which would be to reduce the Stated Amount
         (in the case of final maturity, if applicable) or the Invested Amount of that Class A-1 Note to zero. After the date on which a Class A-1
         Note becomes void in its entirety, no claim may be made in respect of
         it.

         As used in these Conditions, the RELEVANT DATE means the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Note
         Trustee on or prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given by the Principal Paying Agent in accordance with Condition
         12.

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9.       EVENTS OF DEFAULT

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         Clause 8.1 of the Security Trust Deed sets out which events constitute an Event of Default (whether or not it is within the control of the
         Issuer) for the purpose of these Conditions and the Security Trust
         Deed.

         In the event that the security constituted by the Security Trust Deed becomes enforceable following an event of default under the Notes any funds resulting from the realisation of such security shall be applied in accordance with the order of priority of payments as stated in the
         Security Trust Deed.

10.      ENFORCEMENT

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         At any time after an Event of Default occurs, the Security Trustee shall (subject to being appropriately indemnified), if so directed by
         (a) the Noteholder Mortgagees (as defined in the Security Trust Deed)
         alone, where the Noteholder Mortgagees are the only Voting Mortgagees, or otherwise (b) an "Extraordinary Resolution of the Voting Mortgagees"
         (being 75% of votes capable of being cast by Voting Mortgagees present in person or by proxy of the relevant meeting or a written resolution signed by all Voting Mortgagees - which includes the Note Trustee on behalf of Class A-1 Noteholders, but not, unless the Note Trustee has become bound to take steps and/or proceed under the Security Trust Deed and fails to do so within a reasonable period of time and such failure is continuing, the Class A-1 Noteholders themselves), declare the Class
         A Notes immediately due and payable and declare the security to be enforceable. If an Extraordinary Resolution of Voting Mortgagees
         referred to above elects not to direct the Security Trustee to enforce the Security Trust Deed, in circumstances where the Security Trustee could enforce, the Noteholder Mortgagees (in the case of the Class A-1
         Noteholders, as represented by the Note Trustee acting at the direction of the Class A-1 Noteholders) may nevertheless direct the Security
         Trustee to enforce the Security Trust Deed on behalf of the
         Noteholders.

         VOTING MORTGAGEE has the meaning given to it in the Supplementary Terms
         Notice.

         Any reference to the Noteholder Mortgagees while they are the only
         Voting Mortgagees or where their consent is required under the Security
         Trust Deed in relation to a direction or act of the Security Trustee, means Noteholder Mortgagees representing more than 50% of the aggregate
         Invested Amount of the Class A-1 Notes and the A$ Notes.

         Subject to being indemnified in accordance with the Security Trust
         Deed, the Security Trustee shall take all action necessary to give effect to any direction by the Noteholder Mortgagees where they are the only Voting Mortgagees or to any Extraordinary Resolution of the Voting
         Mortgagees and shall comply with all directions given by the Note
         Trustee where it is the only Voting Mortgagee or contained in or given pursuant to any Extraordinary Resolution of the Voting Mortgagees in
         accordance with the Security Trust Deed.

         No Class A-1 Noteholder is entitled to enforce the Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on chargees except as provided in the Security Trust Deed.

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         If any of the Class A-1 Notes remains outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Class A-1 Notes, the Note Trustee must not vote under the
         Security Trust Deed to, or otherwise direct the Security Trustee to, dispose of the Mortgaged Property unless either:

         (a)      a sufficient amount would be realised to discharge in full all amounts owing to the Class A-1 Noteholders and any other
                  amounts payable by the Issuer ranking in priority to or pari passu with the Class A-1 Notes; or

         (b)      the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee in its sole and absolute discretion (the cost of such advice shall be an Expense payable to the Note Trustee), that the cash flow receivable by the Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having
                  regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in (a) above.

         Neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged
         Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the
         Issuer or any third party in respect of the Issuer or the Class A-1
         Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it.

         The Note Trustee shall not be bound to vote under the Security Trust
         Deed, or otherwise direct the Security Trustee under the Security Trust
         Deed or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust Deed or any Class A-1 Notes on behalf of the Class A-1
         Noteholders unless directed or requested to do so by an Extraordinary
         Resolution of the Class A-1 Noteholders at the time (or such higher percentage as may be required by the TIA); and then only if the Note
         Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

         Only the Security Trustee may enforce the provisions of the Security
         Trust Deed and neither the Note Trustee nor any Class A-1 Noteholder is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed or the
         Class A-1 Notes (including these Conditions).

         The rights, remedies and discretions of the Class A-1 Noteholders under the Security Trust Deed including all rights to vote or give instructions or consent can only be exercised by the Note Trustee on behalf of the Class A-1 Noteholders in accordance with the Security
         Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the Class A-1 Noteholders from time to time and need not enquire whether the Note Trustee or the Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the Security

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         Trust Deed without being directed to do so by the Note Trustee or the
         Voting Mortgagees in accordance with the Security Trust Deed.

         Upon enforcement of the security created by the Security Trust Deed, the net proceeds thereof may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, the proceeds of or amounts credited to the collateral account under the Liquidity Facility
         Agreement (as defined in the Master Trust Deed) and payable to the
         Liquidity Facility Provider (as defined in the Master Trust Deed) and the proceeds of cash collateral lodged with and payable to a Swap
         Provider or other provider of a Support Facility (as defined in the
         Master Trust Deed)) will be applied in the order of priority as set out in the Security Trust Deed. Any claims of Noteholders remaining after realization of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.

11.      REPLACEMENTS OF CLASS A-1 NOTES

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         If any Class A-1 Note is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying
         Agent located at 101 Barclay Street, Floor 21 West, New York, New York
         10286, United States of America or such other office as may be designated from time to time under the Agency Agreement, upon payment by the claimant of the expenses incurred in connection with that replacement and on such terms as to evidence and indemnity as the
         Issuer may reasonably require. Mutilated or defaced Class A-1 Notes must be surrendered before replacements will be issued.

12.      NOTICES

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         All notices, other than notices given in accordance with the following paragraph, to Class A-1 Noteholders shall be deemed given if in writing and mailed, first-class, postage prepaid to each Class A-1 Noteholder, at his or her address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to
         Class A-1 Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular
         Class A-1 Noteholder shall affect the sufficiency of such notice with respect to other Class A-1 Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         A notice may be waived in writing by the relevant Class A-1 Noteholder, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Class A-1 Noteholders shall be filed with the Note Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         Any such notice shall be deemed to have been given on the date such notice is deposited in the mail.

         In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Class A-1 Noteholders when such notice is required to be given, then any manner of giving such notice as the Trustee shall direct the Note Trustee shall be deemed to be a sufficient giving of such notice.

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         Any notice required to be given by the Principal Paying Agent at any time shall be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters
         Screen, on the Website (as defined below) or such other similar electronic reporting service as may be approved by the Note Trustee and notified to Class A-1 Noteholders (the RELEVANT SCREEN). Any such notice shall be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition shall be given in accordance with the preceding paragraph.

         WEBSITE means the website at the following address:

                           https://www.[BNY TO ADVISE]

         or such other website as the Principal Paying Agent shall notify the
         Note Trustee, the Trustee, the Manager and the Class A-1 Noteholders,
         in accordance with this Condition, from time to time.

         All consents and approvals in these Conditions are to be given in writing.

13.      MEETINGS OF VOTING MORTGAGEES AND MEETINGS OF CLASS A-1 NOTEHOLDERS;
         MODIFICATIONS; CONSENTS; WAIVER

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         The Security Trust Deed contains provisions for convening meetings of the Voting Mortgagees to, among other things, enable the Voting
         Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the Security Trust Deed, for example to enable the Voting Mortgagees to direct the Security Trustee to enforce the Security Trust Deed.

         The Note Trust Deed contains provisions for convening meetings of Class
         A-1 Noteholders to consider any matter affecting their interests, including the directing of the Note Trustee to direct the Security
         Trustee to enforce the security under the Security Trust Deed, or the sanctioning by Extraordinary Resolution of the Class A-1 Noteholders of
         a modification of the Class A-1 Notes (including these Conditions) or the provisions of any of the Transaction Documents, provided that no modification of certain terms including, among other things, the date of maturity of the Class A-1 Notes, or a modification which would have the effect of altering the amount of interest payable in respect of a
         Class A-1 Note or modification of the method of calculation of the interest payable or of the date for payment of interest in respect of any Class A-1 Notes, reducing or cancelling the amount of principal payable in respect of any Class A-1 Notes or altering the currency of payment of any Class A-1 Notes or the Coupons or an alteration of the date or priority of payment of interest on, or redemption of, the Class
         A-1 Notes or an election to receive the Stated Amount of the Notes instead of the Invested Amount in the event of a call under Condition
         5(i) or 5(j), or any other matter referred to in clause 37.2 of the
         Note Trust Deed (any such modification being referred to below as a
         BASIC TERMS MODIFICATION) shall be effective unless sanctioned by all of the Class A-1 Noteholders. The quorum at any meeting of Class A-1
         Noteholders for passing an Extraordinary Resolution shall be two or more persons holding or representing over 50% of the aggregate Invested
         Amount of the Class A-1 Notes then outstanding or, at any adjourned meeting, two or more persons being or representing Class A-1
         Noteholders whatever the aggregate Invested Amount of the Class A-1
         Notes so held or represented, except that, at any meeting the business of which includes the sanctioning of a Basic Terms Modification, the necessary quorum for passing any such resolution shall be all of the

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         Class A-1 Noteholders. The Note Trust Deed contains provisions limiting the powers of the Class A-1 Noteholders, among other things, to request or direct the Note Trustee to take any action or to pass an effective
         Extraordinary Resolution or a resolution passed under clause 37.2, according to the effect thereof on the interests of the Class A-1
         Noteholders. Except in certain circumstances, the Note Trust Deed imposes no such limitations on the powers of the Class A-1 Noteholders, the exercise of which will be binding on the Class A-1 Noteholders, irrespective of the effect on their interests. An Extraordinary
         Resolution or resolution effecting a Basic Terms Modification passed at any meeting of Class A-1 Noteholders shall be binding on all Class A-1
         Noteholders, whether or not they are present at the meeting, and on all
         Couponholders. The majority required for an Extraordinary Resolution shall be 75% of the votes cast in respect of that Extraordinary
         Resolution.

         The Note Trust Deed permits the Note Trustee, the Manager and the
         Trustee to, following the giving of not less than 10 Business Days'
         notice to each Designated Rating Agency, alter, add to or modify, by way of supplemental deed, the Note Trust Deed (including the meeting and amendment provisions), the Conditions (subject to the proviso more fully described in clause 37.2 of the Note Trust Deed or any other terms of that deed or the Conditions to which it refers) or any
         Transaction Document so long as that alteration, addition or modification is:

         o        to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

         o        in the opinion of the Note Trustee necessary to comply with the provisions of any law or regulation or with the
                  requirements of any Government Agency;

         o        in the opinion of the Note Trustee appropriate or expedient as a consequence of a change to any law or regulation or a change in the requirements of any Government Agency (including, but not limited to, an alteration, addition or modification which is in the opinion of the Note Trustee appropriate or expedient as a consequence of the enactment of a law or regulation or an amendment to any law or regulation or ruling by the
                  Commissioner or Deputy Commissioner of Taxation or any
                  governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of
                  taxation of trusts generally or of trusts similar to the
                  Trust); or

         o        in the opinion of the Note Trustee not materially prejudicial to the interests of the Class A-1 Noteholders as a whole,

         and is undertaken in a manner and to the extent, permitted by the
         Transaction Documents.

         Subject to clause 37.2 of the Note Trust Deed, where, in the opinion of the Note Trustee, a proposed alteration, addition or modification to this deed, other than an alteration, addition or modification referred to above, is materially prejudicial or likely to be materially prejudicial to the interests of Class A-1 Noteholders as a whole or any
         Class of Class A-1 Noteholders, the Note Trustee, the Manager and the
         Trustee may make that alteration, addition or modification only if sanctioned in writing by holders of at least 75% of the aggregate
         Invested Amount of the Class A-1 Notes.

         The Note Trustee may also, in accordance with the Note Trust Deed and without the consent of the Class A-1 Noteholders or the Couponholders
         (but not in contravention of an Extraordinary

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         Resolution or a resolution passed in accordance with clause 37.2 of the
         Note Trust Deed), waive or authorise any breach or proposed breach of the Class A-1 Notes (including these Conditions) or any Transaction
         Document or determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the Class A-1 Noteholders and the Couponholders and, if, but
         only if, the Note Trustee so requires, any such modification shall be notified to the Class A-1 Noteholders in accordance with Condition 12 as soon as practicable.

         The Manager shall distribute to all Class A-1 Noteholders and the
         Designated Rating Agencies a copy of any amendments made in accordance with the procedure described in that clause 19 of the Note Trust Deed and under the relevant Condition 12 as soon as reasonably practicable after the amendment has been made.

         Any amendment made will be binding on the Class A-1 Noteholders and shall conform to the requirements of the TIA as then in effect so long as the Note Trust Deed shall be qualified under the TIA.

14.      INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY
         TRUSTEE

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         (a)      The Note Trust Deed and the Security Trust Deed contain
                  provisions for the indemnification of the Note Trustee and the
                  Security Trustee (respectively) and for their relief from
                  responsibility, including provisions relieving them from
                  taking proceedings to realise the security and to obtain
                  repayment of the Class A-1 Notes unless indemnified to their satisfaction. Each of the Note Trustee and the Security
                  Trustee is entitled to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such
                  transactions. Except in the case of negligence, fraud or
                  breach of trust (in the case of the Security Trustee) or
                  negligence, fraud, or wilful default (in the case of the Note
                  Trustee), neither the Security Trustee nor the Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the
                  Security Trust Deed, Mortgaged Property or any deeds or
                  documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the Servicer or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee if prudently chosen in accordance with the Transaction Documents.

         (b)      Where the Note Trustee is required to express an opinion or make a determination or calculation under the Transaction
                  Documents, the Note Trustee may appoint or engage such
                  independent advisers as the Note Trustee reasonably requires to assist in the giving of that opinion or the making of that determination or calculation and any properly incurred costs and expenses payable to those advisers will be reimbursed to the Note Trustee by the Issuer or if another person is
                  expressly stated in the relevant provision in a Transaction
                  Document, that person.

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15.      LIMITATION OF LIABILITY OF THE ISSUER

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         (a)      GENERAL

                  Clause 30 of the Master Trust Deed applies to the obligations and liabilities of the Issuer in relation to the Class A-1
                  Notes.

         (b)      LIABILITY OF ISSUER LIMITED TO ITS RIGHT OF INDEMNITY

                  (i)      The Issuer enters into the Transaction Documents and
                           issues the Notes only in its capacity as trustee of
                           the Trust and in no other capacity (except where the
                           Transaction Documents provide otherwise). Subject to
                           paragraph (iii) below, a liability arising under or
                           in connection with the Transaction Documents or the
                           Trust can be enforced against the Issuer only to the
                           extent to which it can be satisfied out of the assets
                           and property of the Trust which are available to
                           satisfy the right of the Issuer to be exonerated or
                           indemnified for the liability. This limitation of the
                           Issuer's liability applies despite any other
                           provision of the Transaction Documents and extends to
                           all liabilities and obligations of the Issuer in any
                           way connected with any representation, warranty,
                           conduct, omission, agreement or transaction related
                           to the Transaction Documents or the Trust.

                  (ii)     Subject to paragraph (iii) below, no person
                           (including any Relevant Party) may take action
                           against the Issuer in any capacity other than as
                           trustee of the Trust or seek the appointment of a
                           receiver (except under the Security Trust Deed), or a
                           liquidator, an administrator or any similar person to
                           the Issuer or prove in any liquidation,
                           administration or arrangement of or affecting the
                           Issuer.

                  (iii)    The provisions of this Condition 15 shall not apply
                           to any obligation or liability of the Issuer to the
                           extent that it is not satisfied because under a
                           Transaction Document or by operation of law there is
                           a reduction in the extent of the Issuer's
                           indemnification or exoneration out of the assets of
                           the Trust as a result of the Issuer's fraud,
                           negligence or Default.

                  (iv)     It is acknowledged that the Relevant Parties are
                           responsible under the Transaction Documents for
                           performing a variety of obligations relating to the
                           Trust. No act or omission of the Issuer (including
                           any related failure to satisfy its obligations under
                           the Transaction Documents) will be considered fraud,
                           negligence or Default of the Issuer for the purpose
                           of paragraph (iii) of this Condition 15 to the extent
                           to which the act or omission was caused or
                           contributed to by any failure by any Relevant Party
                           or any person who has been delegated or appointed by
                           the Issuer in accordance with the Transaction
                           Documents to fulfil its obligations relating to the
                           Trust or by any other act or omission of a Relevant
                           Party or any such person.

                  (v)      In exercising their powers under the Transaction
                           Documents, each of the Issuer, the Security Trustee
                           and the Noteholders must ensure that no attorney,
                           agent, delegate, receiver or receiver and manager
                           appointed by it in accordance with a Transaction
                           Document has authority to act on behalf of the Issuer
                           in a way which exposes the Issuer to any personal
                           liability and no act or omission of any such

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                           person will be considered fraud, negligence or
                           Default of the Issuer for the purpose of paragraph
                           (iii).

                  (vi)     In this Condition 15, RELEVANT PARTIES means each of
                           the Manager, the Servicer, the Calculation Agent,
                           each Paying Agent, the Note Registrar, the Note
                           Trustee, the Custodian, the Basis Swap Provider, the
                           Fixed-Floating Rate Swap Provider and the Currency
                           Swap Provider.

                  (vii)    In this Condition 15, DEFAULT means a failure by the
                           Issuer to comply with an obligation which is
                           expressly imposed on it by the terms of a Transaction
                           Document or a written direction given by the Manager
                           in accordance with a Transaction Document (and in
                           terms which are consistent with the requirements of
                           the Transaction Documents) in circumstances where the
                           Transaction Documents require or contemplate that the
                           Issuer will comply with that direction; in each case
                           within any period of time specified in, or
                           contemplated by, the relevant Transaction Document
                           for such compliance. However, it will not be the
                           Default of the Issuer if the Issuer does not comply
                           with an obligation or direction where the Note
                           Trustee or the Security Trustee directs the Issuer
                           not to comply with that obligation or direction.

                  (viii)   Nothing in this clause limits the obligations
                           expressly imposed on the Issuer under the Transaction
                           Documents.

16.      GOVERNING LAW

--------------------------------------------------------------------------------

         Except for:

         (a)      the Class A-1 Currency Swap which is governed by the laws of
                  England and Wales;

         (b)      Underwriting Agreement (as defined in the Supplementary Terms
                  Notice); and

         (c)      the administration of the Note Trust (as defined in the Note
                  Trust Deed), including the exercise of the Note Trustee's
                  powers under clause 13 of the Note Trust Deed, which are both governed by the law of the State of New York and in the event of any inconsistency between the operation of the law of New
                  South Wales, Australia and the Law of the State of New York in
                  respect of the application of those powers, the law of the
                  State of New York will prevail to the extent of the
                  inconsistency,

         the Class A-1 Notes and the Relevant Documents are governed by, and shall be construed in accordance with, the laws of New South Wales,
         Australia.

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              SUMMARY OF PROVISIONS RELATING TO THE CLASS A-1 NOTES
                            WHILE IN BOOK-ENTRY FORM

Each Class of the Class A-1 Notes will initially be represented by typewritten book-entry notes (the BOOK-ENTRY NOTES), without coupons, in the principal amount of US$500,000,000. The Book-Entry Notes will be deposited with the Common
Depositary for DTC on or about the Closing Date. Upon deposit of the Book-Entry
Notes with the Common Depositary, DTC will credit each investor in the Class A-1
Notes with a principal amount of Class A-1 Notes for which it has subscribed and paid.

The Book-Entry Note will be exchangeable for definitive Class A-1 Notes in certain circumstances described below.

Each person who is shown in the Note Register as the holder of a particular principal amount of Class A-1 Notes will be entitled to be treated by the Issuer and the Note Trustee as a holder of such principal amount of Class A-1 Notes and the expression Class A-1 Noteholder shall be construed accordingly, but without prejudice to the entitlement of the holder of the Book-Entry Note to be paid principal and interest thereon in accordance with its terms. Such persons shall have no claim directly against the Issuer in respect of payment due on the Class
A-1 Notes for so long as the Class A-1 Notes are represented by a Book-Entry
Note and the relevant obligations of the Issuer will be discharged by payment to the registered holder of the Book-Entry Note in respect of each amount so paid.

(a)      PAYMENTS

Interest and principal on each Book-Entry Note will be payable by the Principal
Paying Agent to the Common Depositary.

Each of the persons appearing from time to time as the beneficial owner of a
Class A-1 Note will be entitled to receive any payment so made in respect of that Class A-1 Note in accordance with the respective rules and procedures of
DTC. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-1 Notes which must be made by the holder of the relevant Book-Entry Note, for so long as such Book-Entry Note is outstanding.

A record of each payment made on a Book-Entry Note, distinguishing between any payment of principal and any payment of interest, will be recorded in the Note
Register by the Principal Paying Agent and such record shall be prima facie evidence that the payment in question has been made.

(b)      EXCHANGE

The Book-Entry Note will be exchangeable for definitive Class A-1 Notes only if:

(i)      the Trust Manager advises the Principal Paying Agent in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities with respect to the Class A-1 Notes or the
         Clearing Agency ceases to carry on business, and the Trust Manager is unable to located a qualified successor;

(ii)     the Issuer, at the direction of the Trust Manager (at the Trust
         Manager's option) advises the Principal Paying Agent in writing that the book-entry system through the Clearing Agency is or is to be terminated; or

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(iii)    after the occurrence of an Event, of Default the Class A-1 Note Owner's
         representing beneficial interests aggregating to at least a majority of the aggregate Invested Amount of the Class A-1 Notes advise the
         Principal Paying Agent and Issuer through the Clearing Agency in writing that the continuation of a book-entry system through the
         Clearing Agency is no longer in the best interest of the Note Owners,

then the Principal Paying Agent shall notify all Class A-1 Note Owners and the
Issuer of the occurrence of any such event and of the availability of Definitive
Notes to Class A-1 Note Owners requesting the same. Upon the surrender of the
Book-Entry Notes to the Issuer by the Clearing Agency, and the delivery by the
Clearing Agency of the relevant registration instructions to the Issuer, the
Issuer shall execute and procure the Principal Paying Agent to authenticate the
Definitive Notes in accordance with the instructions of the Clearing Agency.

(c)      NOTICES

So long as the Notes are represented by the Book-Entry Note and the same is/are held on behalf of the Clearing Agency, notices to Class A-1 Noteholders may be given by delivery of the relevant notice to the Clearing Agency for communication by them to entitled account holders in substitution for delivery to each Class A-1 Noteholder as required by the Conditions.

(d)      CANCELLATION

Cancellation of any Class A-1 Note required by the Conditions will be effected by reduction in the principal amount of the relevant Book-Entry Note.

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SCHEDULE 4

PART A

FORM OF CLASS A-2 TEMPORARY GLOBAL NOTE

--------------------------------------------------------------------------------

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS
THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME
TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF
THE INTERNAL REVENUE CODE.

THIS CLASS A-2 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR THE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER OF U.S. LAW,
PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND THE
COMMENCEMENT OF THE OFFERING OF THE CLASS A-2 NOTES, MAY NOT BE OFFERED, RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, OR FOR THE ACCOUNT OR
BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT)
EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE
UNITED STATES.

THIS GLOBAL NOTE IS A GLOBAL BOND FOR THE PURPOSES OF SECTION 128F(10) OF THE
INCOME TAX ASSESSMENT ACT 1936 OF THE COMMONWEALTH OF AUSTRALIA.

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED

                              (ABN 81 004 029 841)

        (A LIMITED LIABILITY COMPANY INCORPORATED UNDER THE LAWS OF THE
                           COMMONWEALTH OF AUSTRALIA)

      in its capacity as trustee of the Crusade Global Trust No. 2 of 2004
                                 (the "TRUST")

                         TEMPORARY CLASS A-2 GLOBAL NOTE

                                  representing

                               (Euro)400,000,000

                     Class A-2 Mortgage Backed Pass Through

                      Floating Rate Notes Due November 2037

         This Note is a Temporary Class A-2 Global Note without principal or interest coupons in respect of a duly authorised issue of Class A-2
         Notes of Perpetual Trustees Consolidated Limited in its capacity as trustee of the Crusade Global Trust No. 2 of 2004 (the "TRUST") (the
         "ISSUER"), designated as specified in the title above (the "NOTES"), in an initial aggregate Invested Amount of (euro)400,000,00 (four hundred million Euros) and (a) constituted by a Master Trust Deed (the "MASTER
         TRUST DEED")

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         dated 14 March 1998 between the Issuer, St George Bank Limited and
         Crusade Management Limited (the "MANAGER"), by a Supplementary Terms
         Notice (the "SUPPLEMENTARY TERMS NOTICE") dated [*] September 2004 between (among others) the Issuer, The Bank of New York (the Note
         Trustee for the time being referred to as the "NOTE TRUSTEE") as trustee for the holders for the time being of the Class A-2 Notes (the
         "CLASS A-2 NOTEHOLDERS") and the Manager, and by a Note Trust Deed
         dated [*] September 2004 (the "NOTE TRUST DEED") between (among others)
         the Issuer, the Manager and the Note Trustee; and (b) secured by a
         Security Trust Deed (the "SECURITY TRUST DEED") dated 31 December 2003 between the Issuer, the Manager and P.T. Limited (ABN 67 004 454 666)
         (the "SECURITY TRUSTEE", which expression shall include its successor for the time being as security trustee under the Security Trust Deed)
         and acceded to by the Note Trustee. References to the Conditions (or to
         any particular numbered Condition) shall be to the Terms and Conditions of the Class A-2 Notes (or that particular one of them) set out in
         Schedule 6 to the Note Trust Deed but with the deletion of those provisions which are applicable only to Class A-2 Notes in definitive form. Terms and expressions defined in the Note Trust Deed and the
         Conditions shall, save as expressly stated otherwise, bear the same meanings when used herein.

         If the Issuer is obliged to issue Definitive Class A-2Notes under clause 3.6 of the Note Trust Deed, this Class A-2 Temporary Global Note will be exchanged in whole at the offices of the Principal Paying Agent at 48th Floor, 1 Canada Square, London E14 5AL (or such other place outside the United States of America and Australia and any of their respective territories and possessions and other areas subject to either of their respective jurisdictions as the Note Trustee may agree)
         for Definitive Class A-2 Notes and the Issuer shall procure that the
         Principal Paying Agent issues and delivers, in full exchange for this
         Class A-2 Temporary Global Note, Definitive Class A-2 Notes in
         aggregate Invested Amount equal to the Invested Amount of all Class A-2
         Notes represented by this Class A-2 Temporary Global Note. The Issuer is not obliged to issue Definitive Class A-2 Notes until the later of:

                  (i)      the expiry of 40 days after the later of the Note
                           Issue Date and the date on which the relevant Class
                           A-2 Notes are first offered to persons other than
                           distributors in reliance on Regulation S;

                  (ii)     30 days after it becomes aware of the occurrence of
                           the relevant event or request in clause 3.6(a) of the
                           Note Trust Deed; and

                  (iii)    provided certification of non-US beneficial ownership
                           by the relevant Class A-2 Noteholder is received by
                           Euroclear or Clearstream, Luxembourg.

         The Definitive Class A-2 Notes to be issued on that exchange will be in bearer form each in the denomination of (euro)100,000 with coupons
         (and, if more than five years remain before the Payment Date falling in
         November 2037, talons for further coupons) attached. If the Issuer fails to meet its obligations to issue Definitive Class A-2 Notes, this shall be without prejudice to the Issuer's obligations with respect to the Class A-2 Notes under the Note Trust Deed, the Master Trust Deed, the Supplementary Terms Notice and this Class A-2 Temporary Global
         Note.

         The Issuer, in its capacity as trustee of the Trust, subject to this
         Class A-2 Temporary Global Note and subject to and in accordance with the Conditions and the Note Trust Deed promises to pay to the bearer of this Class A-2 Temporary Global Note the principal sum of (euro)[*]
         ([Amount in words])

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         or such lesser amount as may from time to time be represented by this
         Class A-2 Temporary Global Note (or such part of that amount as may become repayable under the Conditions, the Supplementary Terms Notice and the Note Trust Deed) on such date(s) that principal sum (or any part of it) becomes repayable in accordance with the Conditions, the
         Supplementary Terms Notice and the Note Trust Deed and to pay interest in arrears on each Quarterly Payment Date (as defined in Condition 4)
         on the Invested Amount of this Class A-2 Temporary Global Note at rates determined in accordance with Condition 4 and all subject to and in accordance with the certification requirements described in this Class
         A-2 Temporary Global Note, the Conditions, the Supplementary Terms
         Notice and the Note Trust Deed, which shall be binding on the bearer of this Class A-2 Temporary Global Note (as if references in the
         Conditions to the Notes and the Noteholders were references to this
         Class A-2 Temporary Global Note and the bearer of this Class A-2
         Temporary Global Note respectively and as if the same had been set out in this Class A-2 Temporary Global Note in full with all necessary changes, except as otherwise provided in this Class A-2 Temporary
         Global Note).

         Interest and principal on this Class A-2 Temporary Global Note will be payable against presentation of this Class A-2 Temporary Global Note by the Common Depository to the Principal Paying Agent provided that (i)
         no payment of interest on this Class A-2 Temporary Global Note may be made by, or upon presentation of this Class A-2 Temporary Global Note to, the Issuer or any Paying Agent in the United States of America, and
         (ii) certification of non-US beneficial ownership by the Noteholders has been received by Euroclear or Clearstream, Luxembourg as described below. Each of the persons appearing from time to time in the records of Euroclear Bank S.A./N.V., as operator of Euroclear, or of
         Clearstream Banking, societe anonyme, as the holder of a Class A-2 Note will be entitled to receive any payment so made in respect of that
         Class A-2 Note in accordance with the respective rules and procedures of Euroclear or, as the case may be, Clearstream, Luxembourg. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-2 Notes which must be made by the holder of this Class A-2 Temporary Global Note, for so long as this Class A-2
         Temporary Global Note is outstanding.

         Payments of interest (if any) on any portion of this Class A-2
         Temporary Global Note with respect to any beneficial interest(s) in this Class A-2 Temporary Global Note and due to be made prior to the date or dates on which pertinent beneficial interests in this Class A-2
         Temporary Global Note (or any portion of it) are exchanged for a Class
         A-2 Permanent Global Note (as provided below), which date or dates shall be no earlier than the Exchange Date (as defined below), may, at the direction of the bearer of this Class A-2 Temporary Global Note, be made on each due date for that payment to Euroclear and/or Clearstream,
         Luxembourg for credit to the accounts of the persons appearing in the records of Euroclear and/or Clearstream, Luxembourg as having Class A-2
         Notes credited to them PROVIDED THAT any such payment shall only be made in respect of those Notes in relation to which there has been presented to The Bank of New York in its capacity as principal paying agent in respect of the Notes (the "PRINCIPAL PAYING AGENT") at its office at 48th Floor, 1 Canada Square, London E14 5AL (or such other place outside the United States of America , and any of its territories, and possessions and other areas subject to its jurisdictions as the Note Trustee may agree), a certificate in the form set out in Exhibit A from Euroclear and/or Clearstream, Luxembourg, as the case may be, to the effect that it has received from or in respect of those persons a certificate or certificates in the form of Exhibit
         B. Otherwise, no interest will be paid on any of this Class A-2

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         Temporary Global Note until this Class A-2 Temporary Global Note (or portion of it) is exchanged for a Class A-2 Permanent Global Note, at which time the certificates in the forms set out in Exhibits A and B, respectively, shall be presented as set out above.

         On any payment of principal and/or interest on the Class A-2 Notes as set out above, details of that payment shall be endorsed by or on behalf of the Issuer on Item 1 hereto and, in the case of payments of principal, the Invested Amount of the Class A-2 Notes shall be reduced for all purposes by the amount so paid and endorsed. Any such record shall be prima facie evidence that the payment in question has been made.

         On or after the date (the "EXCHANGE DATE") which is 40 days after the later of the Note Issue Date for the Class A-2 Notes and the date the relevant Class A-2 Notes were first offered to persons other than distributors in reliance on Regulation S, this Class A-2 Temporary
         Global Note may be exchanged in whole or in part for a Class A-2
         Permanent Global Note in the form of Part B of schedule 4 to the Note
         Trust Deed upon presentation of this Class A-2 Temporary Global Note by its bearer to the Principal Paying Agent at its offices at 48th Floor,
         1 Canada Square, London E14 5AL (or such other place outside the United
         States of America, and any of its territories and possessions and other areas subject to its jurisdictions as the Note Trustee may agree). The
         Class A-2 Permanent Global Note shall be so delivered in exchange for only that portion of this Class A-2 Temporary Global Note in respect of which there is presented to the Principal Paying Agent by Euroclear or
         Clearstream, Luxembourg a certificate, in the form set out in Exhibit
         A, to the effect that it has received from or in respect of a person or persons entitled to a Class A-2 Note or Class A-2 Notes to which this
         Class A-2 Temporary Global Note relates comprising or comprised in that portion (as shown by its records) a certificate or certificates from that person or those persons in or substantially in the form of Exhibit
         B. On an exchange of part only of this Class A-2 Temporary Global Note for the Class A-2 Permanent Global Note, details of that exchange shall be entered by or on behalf of the Issuer in Item 2 and the relevant space in Item 2 recording that exchange shall be signed by or on behalf of the Issuer, following which the Invested Amount of the Class A-2
         Notes to which this Class A-2 Temporary Global Note relates shall be reduced for all purposes by the Invested Amount so exchanged and endorsed and Item 2 to the Class A-2 Permanent Global Note shall be marked accordingly by or on behalf of the Issuer following which the
         Invested Amount of the Class A-2 Permanent Global Note shall be increased by that amount. On an exchange of the whole of this Class A-2
         Temporary Global Note, this Class A-2 Temporary Global Note shall be surrendered to the Principal Paying Agent. If, following the issue of a
         Class A-2 Permanent Global Note in exchange for this Class A-2
         Temporary Global Note, further Class A-2 Notes are to be exchanged under this paragraph, that exchange may be effected, without the issue of a new Class A-2 Permanent Global Note, by the Principal Paying Agent
         endorsing the Schedule of the Class A-2 Permanent Global Note
         previously issued to reflect an increase in the aggregate Invested
         Amount of that Class A-2 Permanent Global Note by an amount equal to the aggregate Invested Amount of the Class A-2 Permanent Global Note
         which would otherwise have been issued on that exchange.

         Any certificate referred to in this Class A-2 Temporary Global Note which is delivered by Euroclear or Clearstream, Luxembourg may be relied upon by the Issuer, the Note Trustee, the Manager and the
         Principal Paying Agent as conclusive evidence that the corresponding certification or

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         certifications have been delivered to Euroclear or Clearstream,
         Luxembourg, as the case may be, as contemplated by the terms of this
         Class A-2 Temporary Global Note.

         This Class A-2 Temporary Global Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Signatory of the Principal Paying Agent
         (as defined in the Supplementary Terms Notice).

         This Class A-2 Temporary Global Note is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.

         Terms used in this Class A-2 Temporary Global Note and not otherwise defined in it have the same meaning as in the Supplementary Terms
         Notice, and the interpretation provisions in clause 2.2 of the
         Supplementary Terms Notice apply as if set out in this Class A-2
         Temporary Global Note (amended when necessary to refer to this Class
         A-2 Temporary Global Note).

IN WITNESS the Issuer has caused this Class A-2 Temporary Global Note to be signed by a person duly authorised on its behalf.

IMPORTANT NOTES:

(a)      The Issuer's liability to make payments in respect of the Class A-2
         Notes is limited to its right of indemnity from the assets of Trust from time to time available to make such payments under the Master
         Trust Deed and Supplementary Terms Notice. All claims against the
         Issuer in relation to the Class A-2 Notes can be enforced against the
         Issuer only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud, negligence or breach of trust on the part of the Issuer.

(b)      The Class A-2 Noteholder is required to accept any distribution of moneys under the Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

(c)      Neither Perpetual Trustees Consolidated Limited nor the Security
         Trustee stands behind the capital value and/or performance of the Class
         A-2 Notes or the assets of the Trust except to the limited extent provided for in the Transaction Documents relating to the Notes.

PERPETUAL TRUSTEES CONSOLIDATED LIMITED
in its capacity as trustee of the Crusade Global Trust No. 2 of 2004

By:

------------------------------------
Duly authorised signatory

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                          CERTIFICATE OF AUTHENTICATION

This Class A-2 Temporary Global Note is authenticated by The Bank of New York and until so authenticated shall not be valid for any purpose.

THE BANK OF NEW YORK
as Principal Paying Agent

By:

---------------------------------------
Authorised Signatory

For The Bank of New York
(without recourse, warranty or liability)
Issued in London on [*]

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                                     ITEM 1

                  PAYMENTS OF PRINCIPAL AND/OR INTEREST ON THE

                                 CLASS A-2 NOTES

The following payments of principal and/or interest in respect of the Class A-2
Notes represented by this Class A-2 Temporary Global Note have been made:

 Date made        Amount of           Amount of          Amount of           Amount of          Notation by
                principal due       interest due       principal paid        principal             or on
                 and payable         and payable           (Euro)        reduced/increased       behalf of
                    (Euro)              (Euro)                            by way of charge       the Issuer
                                                                         off/reimbursement         (Euro)
                                                                           (Condition 5)
                                                                               (Euro)

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

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                                     ITEM 2

                 DECREASE IN VALUE AND EXCHANGES FOR DEFINITIVE

                                      NOTES

The following decreases in value consequent upon exchanges of this Class A-2
Temporary Global Note for a Class A-2 Permanent Global Note and/or Definitive
Class A-2 Notes have been made:

Date made        Amount of              Invested Amount        Invested Amount        Notation made by
                 decrease in            of this Class A-2      of this Class A-2      or on behalf of
                 Invested Amount        Temporary Global       Temporary Global       the Issuer
                 of this Class A-2      Note exchanged         Note following
                 Temporary Global       for Definitive         such exchanges
                 Note due to            Notes
                 exchanges of this
                 Class A-2
                 Temporary Global
                 Note for a Class
                 A-2 Permanent
                 Global Note

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                                    EXHIBIT A

                         CERTIFICATE OF CLEARING SYSTEM

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED

                              (ABN 81 004 029 841)

      in its capacity as trustee of the Crusade Global Trust No. 2 of 2004

                                (Euro)400,000,000

                     Class A-2 Mortgage Backed Pass Through

                      Floating Rate Notes Due November 2037

         This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the Invested Amount set forth below (our "MEMBER
         ORGANISATIONS") substantially to the effect set forth in the Note Trust
         Deed, as of the date this certificate, the Invested Amount of the above
         Notes (i) is owned by persons that are not citizens or residents of the
         United States, United States partnerships, United States corporations or any estate or trust the income of which is subject to United States
         Federal income taxation regardless of its source ("UNITED STATES
         PERSONS"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S.
         Treasury Regulations Section 1.165-12(c)(1)(v) ("FINANCIAL
         INSTITUTIONS")) purchasing for their own account or for resale, or (b)
         are acquiring the Notes through foreign branches of United States financial institutions and who hold the Notes through such United
         States financial institutions on the date hereof (and in either case
         (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of
         Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986,
         as amended, and the regulations under that Code), or (iii) is owned by
         United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations
         Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United
         States or foreign financial institutions described in clause (iii)
         above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         If the Class A-2 Notes are of the category contemplated in Section
         230.903(c)(3) of Regulation S under the Securities Act 1933, as amended then this is also to certify with respect to such Invested Amount of
         Notes set forth above that we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such Invested Amount, certifications with respect to such portion, substantially to the effect set forth in the Note Trust
         Deed.

         We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Class A-2 Temporary Global Note except as set forth herein and (ii) that as of the date of this certificate we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted with this certificate for

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         exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

         We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the
         United States. In connection therewith if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in those proceedings.

Dated:

Yours faithfully

EUROCLEAR BANK S.A./N.V., as
Operator of the Euroclear System

                                       or

* CLEARSTREAM BANKING, SOCIETE ANONYME

                                   By: .......................................

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                                    EXHIBIT B

             CERTIFICATE INCORPORATED BY REFERENCE TO CERTIFICATE OF

                                 CLEARING SYSTEM

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED

                              (ABN 81 004 029 841)

      in its capacity as trustee of the Crusade Global Trust No. 2 of 2004

                     Class A-2 Mortgage Backed Pass Through

                      Floating Rate Notes Due November 2037

         This is to certify that as of the date of this certificate and except as set forth below, the above Notes held by you for our account (i) are owned by person(s) that are not citizens or residents of the United
         States, United States partnerships, United States corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("UNITED STATES PERSON(S)"),
         (ii) are owned by United States person(s), that (a) are foreign branches of United States financial institutions (as defined in U.S.
         Treasury Regulations Section 1.165-12(c)(1)(v)) "FINANCIAL
         INSTITUTIONS") purchasing for their own account or for resale, or (b)
         are acquiring the Notes through foreign branches of United States
         Financial Institutions and who hold the Notes through such United
         States Financial Institutions on the date hereof (and in either case
         (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the
         Issuer or the Issuer's agent that it will comply with the requirements of Section 1.165(j)(3)(A), (B) or (C) of the Internal Revenue Code of
         1986, as amended and the regulations that Code) or (iii) are owned by
         United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury
         Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United
         States or its possessions.

         If the Notes are of the Category contemplated in Section 230.903(c)(3)
         of Regulation S under the Securities Act of 1933, as amended (the
         "ACT") then this is also to certify that except as set forth below, (i)
         in the case of debt securities, the Notes are beneficially owned by (a)
         non-U.S. person(s) or (b) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Act; or (ii)
         in the case of equity securities, the Notes are owned by (a) non-U.S.
         person(s) (and such person(s) are not acquiring the Notes for the account or benefit of U.S. person(s)) or (b) U.S. person(s) who purchased the Notes in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants under Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Notes are being exercised by and on behalf of non-U.S.
         person(s). As used in this paragraph the term "U.S. PERSON" has the meaning given to it by Regulation S under the Act.

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         As used herein, "UNITED STATES" means the United States of America
         (including the States and the District of Columbia); and its
         "POSSESSIONS" include Puerto Rico, the U.S. Virgin Islands, Guam,
         American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the
         Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not relate to (euro)_______ of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of
         Definitive Class A-2 Notes (or, if relevant, exercise of any rights of collection of any interest) cannot be made until we do so certify.

         We understand that this certification is required in connection with certain tax laws and if applicable, certain securities laws of the
         United States. In connection therewith if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in those proceedings.

Date:    ................................................ *

Name of Person Making Certification

by:      ................................................

As, or as agent for, the

beneficial owner(s) of the

Notes to which the

certificate relates.

To be dated not earlier than 15 days prior to the Exchange Date.

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SCHEDULE 4

PART B

FORM OF CLASS A-2 PERMANENT GLOBAL NOTE

--------------------------------------------------------------------------------

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS
THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME
TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287 (a) OF
THE INTERNAL REVENUE CODE.

THIS CLASS A-2 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR THE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER OF U.S. LAW,
PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND THE
COMMENCEMENT OF THE OFFERING OF THE CLASS A-2 NOTES, MAY NOT BE OFFERED, RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, OR FOR THE ACCOUNT OR
BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT)
EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE
UNITED STATES.

THIS GLOBAL NOTE IS A GLOBAL BOND FOR THE PURPOSES OF SECTION 128F(10) OF THE
INCOME TAX ASSESSMENT ACT 1936 OF THE COMMONWEALTH OF AUSTRALIA.

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED

                              (ABN 81 004 029 841)

         (a limited liability company incorporated under the laws of the
                           Commonwealth of Australia)

      in its capacity as trustee of the Crusade Global Trust No. 2 of 2004
                                  (the "TRUST")

                         PERMANENT CLASS A-2 GLOBAL NOTE

                                  representing

                                (Euro)400,000,000

                     Class A-2 Mortgage Backed Pass Through

                      Floating Rate Notes Due November 2037

         This Note is a Permanent Class A-2 Global Note without principal or interest coupons in respect of a duly authorised issue of Class A-2
         Notes of Perpetual Trustees Consolidated Limited in its capacity as trustee of the Crusade Global Trust No. 2 of 2004 (the "TRUST") (the
         "ISSUER"), designated as specified in the title above (the "NOTES"), in an initial aggregate Invested Amount of (euro)400,000,000 (four hundred million Euros) and (a) constituted by a Master Trust Deed (the "MASTER
         TRUST DEED")

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         dated 14 March 1998 between the Issuer, St George Bank Limited and
         Crusade Management Limited (the "MANAGER"), by a Supplementary Terms
         Notice (the "SUPPLEMENTARY TERMS NOTICE") dated [*] September 2004 between (among others) the Issuer, The Bank of New York (the Note
         Trustee for the time being referred to as the "NOTE TRUSTEE") as trustee for the holders for the time being of the Class A-2 Notes (the
         "CLASS A-2 NOTEHOLDERS") and the Manager, and by a Note Trust Deed
         dated [*] September 2004 (the "NOTE TRUST DEED") between (among others)
         the Issuer, the Manager and the Note Trustee; and (b) secured by a
         Security Trust Deed (the "SECURITY TRUST DEED") dated 31 December 2003 between the Issuer, the Manager and P.T. Limited (ABN 67 004 454 666)
         (the "SECURITY TRUSTEE", which expression shall include its successor for the time being as security trustee under the Security Trust Deed)
         and acceded to by the Note Trustee. References to the Conditions (or to
         any particular numbered Condition) shall be to the Terms and Conditions of the Class A-2 Notes (or that particular one of them) set out in
         Schedule 6 to the Note Trust Deed but with the deletion of those provisions which are applicable only to Class A-2 Notes in definitive form. Terms and expressions defined in the Note Trust Deed and the
         Conditions shall, save as expressly stated otherwise, bear the same meanings when used herein.

         The Notes represented by this Class A-2 Permanent Global Note were originally represented by a Class A-2 Temporary Global Note. Unless that Class A-2 Temporary Global Note was exchanged in whole on the issue of this Class A-2 Permanent Global Note, that Class A-2 Temporary
         Global Note may be further exchanged, on the terms and conditions set out in it, for this Class A-2 Permanent Global Note. If that exchange occurs following the date of issue of this Class A-2 Permanent Global
         Note, the Principal Paying Agent shall endorse Item 2 to reflect the increase in the aggregate Invested Amount of this Class A-2 Permanent
         Global Note due to that exchange following which the Invested Amount of this Class A-2 Permanent Global Note shall be increased for all purposes by the amount so exchanged and endorsed.

         If the Issuer is obliged to issue Definitive Class A-2 Notes under clause 3.6 of the Note Trust Deed, this Class A-2 Permanent Global Note will be exchanged in whole at the offices of the Principal Paying Agent at 48th Floor, 1 Canada Square, London E14 5AL (or such other place outside the United States of America and Australia and any of their respective territories and possessions and other areas subject to either of their respective jurisdictions as the Note Trustee may agree)
         for Definitive Class A-2 Notes and the Issuer shall procure that the
         Principal Paying Agent issues and delivers, in full exchange for this
         Class A-2 Permanent Global Note, Definitive Class A-2 Notes in
         aggregate Invested Amount equal to the Invested Amount of all Class A-2
         Notes represented by this Class A-2 Permanent Global Note. The Issuer is not obliged to issue Definitive Notes until 30 days after it becomes aware of the occurrence of the relevant event or request in clause
         3.3(a) of the Note Trust Deed (provided certification of non-US beneficial ownership by the relevant Class A-2 Noteholder is received by Euroclear or Clearstream, Luxembourg).

         The Definitive Class A-2 Notes to be issued on that exchange will be in bearer form each in the denomination of (euro)100,000 with coupons
         (and, if more than five years remain before the Payment Date falling in
         November 2037, talons for further coupons) attached. If the Issuer fails to meet its obligations to issue Definitive Class A-2 Notes, this shall be without prejudice to the Issuer's obligations with respect to the Notes under the Note Trust Deed, the Master Trust Deed, the
         Supplementary Terms Notice and this Class A-2 Permanent Global Note.

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         The Issuer, in its capacity as trustee of the Trust, subject to this
         Class A-2 Permanent Global Note and subject to and in accordance with the Conditions and the Note Trust Deed promises to pay to the bearer of this Class A-2 Permanent Global Note the principal sum of (euro)[*]
         ([Amount in words]) or such lesser amount as may from time to time be represented by this Class A-2 Permanent Global Note (or such part of that amount as may become repayable under to the Conditions, the
         Supplementary Terms Notice and the Note Trust Deed) on such date(s)
         that principal sum (or any part of it) becomes repayable in accordance with the Conditions, the Supplementary Terms Notice and the Note Trust
         Deed and to pay interest in arrears on each Quarterly Payment Date (as defined in Condition 4) on the Invested Amount of this Class A-2
         Permanent Global Note at rates determined in accordance with Condition
         4 and all subject to and in accordance with the certification requirements described in this Class A-2 Permanent Global Note, the
         Conditions, the Supplementary Terms Notice and the Note Trust Deed,
         which shall be binding on the bearer of this Class A-2 Permanent Global
         Note (as if references in the Conditions to the Notes and the
         Noteholders were references to this Class A-2 Permanent Global Note and the bearer of this Class A-2 Permanent Global Note respectively and as if the same had been set out in this Class A-2 Permanent Global Note in full with all necessary changes, except as otherwise provided in this
         Class A-2 Permanent Global Note).

         Interest and principal on this Class A-2 Permanent Global Note will be payable against presentation of this Class A-2 Permanent Global Note by the Common Depository to the Principal Paying Agent provided that (i)
         no payment of interest may be made by, or upon presentation of this
         Class A-2 Permanent Global Note to the Issuer or any Paying Agent in
         the United States of America and (ii) certification of non-US beneficial ownership by the Class A-2 Noteholder has been received by
         Euroclear or Clearstream, Luxembourg. Each of the persons appearing from time to time in the records of Euroclear Bank S.A./N.V., as operator of Euroclear, or of Clearstream Banking, societe anonyme, as the holder of a Class A-2 Note will be entitled to receive any payment so made in respect of that Class A-2 Note in accordance with the respective rules and procedures of Euroclear or, as the case may be,
         Clearstream, Luxembourg. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-2 Notes which must be made by the holder of this Class A-2 Permanent Global
         Note, for so long as this Class A-2 Permanent Global Note is outstanding.

         On any payment of principal and/or interest on the Class A-2 Notes as set out above, details of that payment shall be endorsed by or on behalf of the Issuer on Item 1 hereto and, in the case of payments of principal, the Invested Amount of the Class A-2 Notes shall be reduced for all purposes by the amount so paid and endorsed. Any such record shall be prima facie evidence that the payment in question has been made.

         On an exchange of this Class A-2 Permanent Global Note, this Class A-2
         Permanent Global Note shall be surrendered to the Principal Paying
         Agent.

         This Class A-2 Permanent Global Note shall not become valid for any purpose unless and until the Certificate of Authentication attached has been signed by an Authorised Signatory of as Principal Paying Agent (as
         defined in the Supplementary Terms Notice).

         This Class A-2 Permanent Global Note is governed by, and shall be construed in accordance with, the laws of New South Wales, Australia.
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         Terms used in this Class A-2 Permanent Global Note and not otherwise defined in it have the same meaning as in the Supplementary Terms
         Notice, and the interpretation provisions in clause 2.2 of the
         Supplementary Terms Notice apply as if set out in this Class A-2
         Permanent Global Note (amended when necessary to refer to this Class
         A-2 Permanent Global Note).

IN WITNESS the Issuer has caused this Class A-2 Permanent Global Note to be signed by a person duly authorised on its behalf

PERPETUAL TRUSTEES CONSOLIDATED LIMITED
in its capacity as trustee of the Crusade Global Trust No. 2 of 2004

By:  .................................

Authorised Signatory

IMPORTANT NOTES:

(a)      The Issuer's liability to make payments in respect of the Class A-2
         Notes is limited to its right of indemnity from the assets of Trust from time to time available to make such payments under the Master
         Trust Deed and Supplementary Terms Notice. All claims against the
         Issuer in relation to the Class A-2 Notes can be enforced against the
         Issuer only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud, negligence or breach of trust on the part of the Issuer.

(b)      The Noteholder is required to accept any distribution of moneys under the Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished

(c)      Neither Perpetual Trustees Consolidated Limited nor the Security
         Trustee stands behind the capital value and/or performance of the Class
         A-2 Notes or the assets of the Trust except to the limited extent provided for in the Transaction Documents relating to the Notes.

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CERTIFICATE OF AUTHENTICATION

This Class A-2 Permanent Global Note is authenticated by The Bank of New York and until so authenticated shall not be valid for any purpose

THE BANK OF NEW YORK
as Principal Paying Agent

By:

----------------------------
Authorised Signatory

For The Bank of New York
(without recourse, warranty or liability)

Issued in London in [*]

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                                     ITEM 1

                  PAYMENTS OF PRINCIPAL AND/OR INTEREST ON THE

                                 CLASS A-2 NOTES

The following payments of principal and/or interest in respect of the Class A-2
Notes represented by this Class A-2 Permanent Global Note have been made:

 Date made        Amount of           Amount of          Amount of           Amount of           Notation by
                principal due       interest due       principal paid        principal              or on
                 and payable         and payable           (euro)         reduced/increased       behalf of
                    (euro)              (euro)                             by way of charge       the Issuer
                                                                          off/reimbursement         (Euro)
                                                                            (Condition 5)
                                                                                 (Euro)

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

-------------   ---------------    ----------------    ---------------   -------------------    -------------

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                                     ITEM 2
--------------------------------------------------------------------------------

                 VARIATION IN VALUE AND EXCHANGES FOR DEFINITIVE

                                      NOTES

The following variations in value consequent upon exchanges of a Class A-2
Temporary Global Note for this Class A-2 Permanent Global Note and exchanges of this Class A-2 Permanent Global Note for Definitive Class A-2 Notes have been made:

Date made             Amount of           Invested Amount     Invested Amount     Notation made by
                      increase in         of this Class A-2   of this Class A-2   or on behalf of
                      Invested Amount     Permanent Global    Permanent Global    the Issuer
                      of this Class A-2   Note exchanged      Note following
                      Permanent Global    for Definitive      such exchanges
                      Note due to         Notes
                      exchanges of a
                      Class A-2
                      Temporary Global
                      Note for this
                      Class A-2
                      Permanent Global
                      Note

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SCHEDULE 5

FORM OF DEFINITIVE CLASS A-2 NOTE

--------------------------------------------------------------------------------

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS
THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME
TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF
THE INTERNAL REVENUE CODE.

THIS CLASS A-2 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED
STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "SECURITIES ACT") OR THE
SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER OF U.S. LAW,
PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND THE
COMMENCEMENT OF THE OFFERING OF THE CLASS A-2 NOTES, MAY NOT BE OFFERED, RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, OR FOR THE ACCOUNT OR
BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT)
EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE
UNITED STATES.

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                              (ABN 81 004 029 841)

         (a limited liability company incorporated under the laws of the
                           Commonwealth of Australia)

      in its capacity as trustee of the Crusade Global Trust No. 2 of 2004
                                  (the "TRUST")

                                 (euro)100,000

                     Class A-2 Mortgage Backed Pass Through

                      Floating Rate Notes Due November 2037

         The issue of the Class A-2 Notes was authorised by resolutions of the
         Board of Directors of Perpetual Trustees Consolidated Limited in its
         capacity as trustee of the Trust (the "ISSUER") passed [*] 2004.

         This Class A-2 Note forms one of a series of Notes which are (a)
         constituted by a Master Trust Deed (the "MASTER TRUST DEED") dated 14
         March 1998 between the Issuer, St George Bank Limited and Crusade
         Management Limited (the "MANAGER"), by a Supplementary Terms Notice
         (the "SUPPLEMENTARY TERMS NOTICE") dated [*] September 2004 between
         (among others) the Issuer, The Bank of New York (the Note Trustee for
         the time being referred to as the "NOTE TRUSTEE") as trustee for the holders for the time being of the Class A-2 Notes (the "CLASS A-2
         NOTEHOLDERS") and the Trust Manager, and a Note Trust Deed dated [*]
         September 2004 (the "NOTE TRUST DEED") between (among others) the
         Issuer, the Manager and the Note Trustee; and (b) secured by a Security
         Trust Deed (the "SECURITY TRUST DEED") dated 31 December 2003 between the Issuer, the Manager and P.T. Limited (ABN 67 004 454 666) (the
         "SECURITY TRUSTEE", which expression shall

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         include its successor for the time being as security trustee under the
         Security Trust Deed) and acceded to by the Note Trustee.

         The Issuer, in its capacity as trustee of the Trust, subject to this
         Class A-2 Note and subject to and in accordance with the Conditions and the Note Trust Deed for value received promises to pay to the bearer on the Quarterly Payment Date (as defined in Condition 4 of the terms and conditions (the "CONDITIONS") endorsed on this Class A-2 Note) falling in November 2037 (or on such earlier date(s) as the Invested Amount of this Class A-2 Note (or part of it) may become repayable in accordance with the Conditions) the principal sum of:

                   (Euro)100,000 (ONE HUNDRED THOUSAND EUROS)

         or such part of that amount as may be repayable on such date(s) in accordance with the Conditions, the Supplementary Terms Notice, the
         Master Trust Deed and the Note Trust Deed, together with interest on the Invested Amount Conditions and payable in arrear on each Quarterly
         Payment Date and such other amounts (if any) as may be payable, all subject to and in accordance with the Conditions and the provisions of the Supplementary Terms Notice, the Master Trust Deed and the Note
         Trust Deed.

         Neither this Class A-2 Note nor any of the coupons or talons attached to it shall become valid for any purpose unless and until the attached
         Certificate of Authentication has been signed by any payment signatory of the Bank of New York as Principal Paying Agent.

         Terms used in this Definitive Class A-2 Note and not otherwise defined in it have the same meaning as in the Supplementary Terms Notice, and the interpretation provisions in clause 2.2 of the Supplementary Terms
         Notice apply as if set out in this Definitive Class A-2 Note (amended when necessary to refer to this Definitive Class A-2 Note).

IMPORTANT NOTES:

         (a)      The Issuer's liability to make payments in respect of the
                  Class A-2 Notes is limited to its right of indemnity from the assets of Trust from time to time available to make such
                  payments under the Master Trust Deed and Supplementary Notice.
                  All claims against the Issuer in relation to the Class A-2
                  Notes can be enforced against the Issuer only to the extent to which it can be satisfied out of the assets of the Trust out of which the Issuer is actually indemnified for the liability except in the case of (and to the extent of) any fraud,
                  negligence or breach of trust on the part of the Issuer.

         (b)      Each Class A-2 Noteholder is required to accept any
                  distribution of moneys under the Security Trust Deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution is extinguished.

         (c)      (c)Neither Perpetual Trustees Consolidated Limited nor the
                  Security Trustee stands behind the capital value and/or
                  performance of the Class A-2 Notes or the assets of the Trust except to the limited extent provided for in the Transaction
                  Documents relating to the Notes.

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IN WITNESS this Note has been executed on behalf of the Issuer.

PERPETUAL TRUSTEES CONSOLIDATED LIMITED

By: ................................................
[*]

By: ...................................
[*]

Dated as of [*],
Issued in London

                          CERTIFICATE OF AUTHENTICATION

This Note is one of the Notes
referred to in the Note Trust Deed

THE BANK OF NEW YORK
as Principal Paying Agent

By:

Authorised Signatory

For The Bank of New York
(without recourse, warranty or liability)

Issued in London in [*]

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                             PRINCIPAL PAYING AGENT

                              THE BANK OF NEW YORK

                          ONE CANADA SQUARE, 48TH FLOOR

                                 LONDON E14 5AL

and/or such other Principal Paying Agent and/or other or further Paying Agents outside the United States (subject to Condition 6(b)) and Australia and/or specified offices outside the United States (subject to Condition 6(b)) and
Australia has may from time to time be duly appointed by the Issuer with the approval of the Note Trustee and notice of which has been given to the Class A-2
Noteholders.

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                               IRISH PAYING AGENT

                    AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED

and/or such other Irish Paying Agent that may from time to time be duly appointed by the Issuer with the approval of the Note Trustee and notice of which has been given to the Class A-2 Noteholders.

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                          - FORM OF PRINCIPAL COUPON -

On the front:

 ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS
 THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME
 TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(i) AND 1287(a) OF
                           THE INTERNAL REVENUE CODE

PERPETUAL TRUSTEES CONSOLIDATED LIMITED              Coupon No.
(ABN 81 004 029 841)
(Euro)400,000,000 CLASS A-2 MORTGAGE
BACKED PASS THROUGH FLOATING RATE NOTES
DUE 2037

This Coupon is payable to bearer            FRN - Principal payment
subject to the Conditions under
which it may become void before
its due date and may, in certain
circumstances only be payable on
surrender of the Note to which this
Coupon appertains.

[No.] [0000000] [ISIN NUMBER] [Series]           [Serial No]

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                           - FORM OF INTEREST COUPON -

On the front:

 ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE) WHO HOLDS
 THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME
 TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(i) AND 1287(a) OF
                           THE INTERNAL REVENUE CODE

PERPETUAL TRUSTEES CONSOLIDATED LIMITED              Coupon No.
(ABN 81 004 029 841)
(Euro)400,000,000 CLASS A-2 MORTGAGE
BACKED PASS THROUGH FLOATING RATE NOTES
DUE 2037

This Coupon is payable to bearer               FRN - Interest payment
subject to the Conditions under
which it may become void before
its due date and may, in certain
circumstances only be payable on
surrender of the Note to which this
Coupon appertains.

[No.] [0000000] [ISIN NUMBER] [Series]               [Serial No]

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                 - FORM OF TALON FOR FURTHER PRINCIPAL COUPONS -

On the front:

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                              (ABN 81 004 029 841)
            (Euro)400,000,000 CLASS A-2 MORTGAGE BACKED PASS THROUGH
                          FLOATING RATE NOTES DUE 2037

After the Payment Date (as defined in the Conditions endorsed on the Note to which this Talon relates) falling in [*], [*] further Principal Coupons and a further Talon for Principal Coupons relating to that Note will, subject to the
Conditions, be issued at the specified office of any of the Paying Agents set out on the reverse this Talon (and/or such other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the
Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Conditions before the Payment Date.

No:

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                 - FORM OF TALON FOR FURTHER INTEREST COUPONS -

On the front:

                     PERPETUAL TRUSTEES CONSOLIDATED LIMITED
                              (ABN 81 004 029 841)
            (Euro)400,000,000 CLASS A-2 MORTGAGE BACKED PASS THROUGH
                          FLOATING RATE NOTES DUE 2037

After the Payment Date (as defined in the Conditions endorsed on the Note to which this Talon relates) falling in [*], [*] further Interest Coupons and a further Talon for Interest Coupons relating to that Note will, subject to the
Conditions, be issued at the specified office of any of the Paying Agents set out on the reverse this Talon (and/or such other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the
Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Conditions before the Payment Date.

No:

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                   On the back of the Coupons and the Talons:

                             PRINCIPAL PAYING AGENT

                              THE BANK OF NEW YORK

                          One Canada Square, 48th floor

                                 London E14 5A-2

and/or such other Principal Paying Agent and/or other or further Paying Agents outside the United States (subject to Condition 6(b)) and Australia and/or specified offices outside the United States (subject to Condition 6(b)) and
Australia as may from time to time be duly appointed by the Issuer with the approval of the Note Trustee and notice of which has been given to the Class A-2
Noteholders.

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                   On the back of the Coupons and the Talons:

                               IRISH PAYING AGENT

                    AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED

and/or such other Irish Paying Agent that may from time to time be duly appointed by the Issuer with the approval of the Note Trustee and notice of which has been given to the Class A-2 Noteholders.

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SCHEDULE 6

TERMS AND CONDITIONS OF THE CLASS A-2 NOTES
--------------------------------------------------------------------------------

The following, subject to amendments in accordance with the Note Trust Deed, are the terms and conditions of the Class A-2 Notes, substantially as they will appear on the reverse of the Class A-2 Notes in definitive form. Class A-2 Notes in definitive form will only be issued in certain circumstances. While the Class
A-2 Notes remain in global form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Class A-2 Notes in definitive form. For a summary of the provisions relating to the Class A-2 Notes in global form, see the summary at the end of this Section.

Paragraphs in italics are included by way of explanation only, and do not constitute part of the terms and conditions of the Class A-2 Notes.

The issue of US$500,000,000 Class A-1 Mortgaged Backed Pass Through Floating
Rate Notes due 2037 (the "CLASS A-1 NOTES"), (euro)400,000,000 Class A-2
Mortgage Backed Pass Through Floating Rate Notes due 2037 (the "CLASS A-2
NOTES"), A$500,000,000 Class A-3 Mortgage Backed Pass Through Floating Rate
Notes due 2037 (the "CLASS A-3 NOTES" and, together with the Class A-1 Notes and the Class A-2 Notes, the "CLASS A NOTES"), A$23,600,000 Class B Mortgage Backed
Pass Through Floating Rate Notes due 2037 (the "CLASS B Notes"), and A$9,600,000
Class C Mortgaged Backed Pass Through Floating Rate Notes due 2037 (the "CLASS C
NOTES"), the Class A-3 Notes, the Class B Notes and the Class C Notes together being the "A$ NOTES", and the Class A Notes, the Class B Notes and the Class C
Notes together being the "NOTES") of Perpetual Trustees Consolidated Limited in
its capacity as trustee of the Crusade Trust No. 2 of 2004 (the "TRUST") (in such capacity, the "ISSUER") was authorised by a resolution of the Board of
Directors of the Issuer passed on or around [*] 2004.

The Notes are:

(a)   issued subject to a Master Trust Deed (the "MASTER TRUST DEED") dated 14
      March 1998 between Perpetual Trustees Consolidated Limited, Crusade
      Management Limited (ABN 90 072 715 916) (in such capacity, the "MANAGER"
      and, in the capacity of residual income beneficiary under the Trust, the
      "RESIDUAL INCOME BENEFICIARY") and St.George Bank Limited (ABN 92 055 513
      070) ("ST.GEORGE"), a Supplementary Terms Notice (the "SUPPLEMENTARY TERMS
      NOTICE") dated on or around [*] September 2004 between (among others) the
      Issuer, The Bank of New York (the Note Trustee for the time being, referred to as the "NOTE TRUSTEE") as trustee for the holders for the time being of the Class A-1 Notes (the "CLASS A-1 NOTEHOLDERS") and the Class
      A-2 Notes (the "CLASS A-2 NOTEHOLDERS" and, together with the Class A-1
      Noteholder (the "RELEVANT NOTEHOLDERS") and the Relevant Noteholders
      together with the holders for the time being of the Class A-3 Notes, the
      "CLASS A NOTEHOLDERS"), of the Class B Notes (the "CLASS B NOTEHOLDERS")
      and of the Class C Notes (the "CLASS C NOTEHOLDERS"), the Class A
      Noteholders, the Class B Noteholders and the Class C Noteholders together being, the "NOTEHOLDERS" and the Class A-3 Noteholders, the Class B
      Noteholders and the Class C Noteholders together being the "A$
      NOTEHOLDERS") and the Manager, and these terms and conditions (the
      "Conditions");

(b)   in the case of the Class A-1 Notes and the Class A-2 Notes, constituted by a Note Trust Deed dated on or around [*] September 2004 (the "NOTE TRUST
      DEED") between the Issuer, the Manager and the Note Trustee; and

(c)   secured by a Security Trust Deed (the "SECURITY TRUST DEED") dated 31
      December 2003 between the Issuer, the Manager and P.T. Limited (ABN 67 004
      454 666) (the security trustee for the time being, referred to as the
      "SECURITY TRUSTEE").

The statements set out below include summaries of, and are subject to the detailed provisions of, the Master Trust Deed, the Supplementary Terms Notice,
the Security Trust Deed and the Note Trust Deed. Certain words and expressions used herein have the meanings defined in those documents.

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In accordance with an agency agreement (the "AGENCY AGREEMENT") dated on or around [*] September 2004 between the Issuer, the Manager, the Note Trustee and
The Bank of New York as principal paying agent (the "PRINCIPAL PAYING AGENT", which expression includes its successors as Principal Paying Agent under the
Agency Agreement), The Bank of New York, as calculation agent (the "CALCULATION
AGENT", which expression includes its successors as Calculation Agent under the
Agency Agreement), and AIB/ BNY Fund Management (Ireland) Limited as Irish
paying agent (the "IRISH PAYING AGENT", which expression includes its successors under the Agency Agreement), and under which further paying agents may be appointed (together with the Principal Paying Agent and the Irish Paying Agent, the "PAYING AGENTS", which expression includes the successors of each paying agent as such under the Agency Agreement and any additional paying agents appointed), payments in respect of the Class A-2 Notes will be made by the
Paying Agents and the Calculation Agent will make the determinations specified in the Agency Agreement.

The Class A-2 Noteholders will be entitled (directly or indirectly) to the benefit of, will be bound by, and will be deemed to have notice of, all the provisions of the Conditions, the Master Trust Deed, the Supplementary Terms
Notice, the Security Trust Deed, the Note Trust Deed, the Servicing Agreement
(the "SERVICING AGREEMENT") dated 14 March 1998 and made between Perpetual
Trustees Consolidated Limited, the Manager and St.George as servicer (together with any substitute or successor, the "SERVICER"), the Custodian Agreement (the
"CUSTODIAN AGREEMENT") dated 14 March 1998 and made between Perpetual Trustees
Consolidated Limited, the Manager and St.George Custodial Pty Ltd as custodian
(together with any substitute or successor, the "CUSTODIAN") and the Indemnity
(the "INDEMNITY") dated 14 March 1998 between St.George as indemnifier (in such capacity, the "INDEMNIFIER"), the Manager, the Custodian and Perpetual Trustees
Consolidated Limited (together with the agreements with respect to the Basis
Swap, the Fixed-Floating Rate Swap and the Currency Swaps (as each such term is defined below), those documents, together with certain other transaction documents, the "TRANSACTION DOCUMENTS"). Copies of the Transaction Documents are
available for inspection at the principal office of the Note Trustee, being at the date hereof 101 Barclay Street, Floor 21 West, New York, New York 10286,
United States of America, at the registered office of the Irish Paying Agent at
Guild House, Guild Street, Dublin 1, Republic of Ireland, and the office of the
Issuer.

In connection with the issue of the Notes, the Issuer has entered into an ISDA
(defined below) master interest rate exchange agreement dated on or around [*]
September 2004 with St.George (the "BASIS SWAP PROVIDER") together with one confirmation relating thereto dated on or around [*] September 2004 (the "BASIS
SWAP"). The Issuer has also entered into an ISDA master interest rate exchange agreement dated on or around [*] September 2004 with St.George (the
"FIXED-FLOATING RATE SWAP PROVIDER") together with one confirmation relating thereto dated on or around [*] September 2004 (the "FIXED-FLOATING RATE SWAP").
The Issuer has also entered into an ISDA master currency exchange agreement dated on or around [*] September 2004 with Barclays Bank PLC (the "CURRENCY SWAP
PROVIDER" and, together with the Basis Swap Provider and the Fixed-Floating Rate
Swap Provider, the "SWAP PROVIDERS") together with one confirmation relating thereto dated on or around [*] September 2004 in respect of the swap transaction relating to the Class A-2 Notes (the "CURRENCY SWAPS").

Each Class A-2 Note, whether in the form of a Class A-2 Temporary Global Note, a
Class A-2 Permanent Global Note or a Definitive Note, and related Coupons (as defined below) will bear the following legend: "Any United States Person (as defined in the Internal Revenue Code) who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue
Code". The sections referred to in the legend provide that a United States
Person (as defined in the Internal Revenue Code) will not, with certain exceptions, be permitted to deduct any loss, and will not be eligible for favourable capital gains treatment with respect to any gain, realised on a sale, exchange or redemption of a Class A-2 Note or related Coupons.

Each Class A-2 Note, whether in the form of a Class A-2 Temporary Global Note, a
Class A-2 Permanent Global Note or a Definitive Note, and related Coupons will also bear the following legend: "THIS CLASS A-2 NOTE HAS NOT BEEN AND WILL NOT
BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE
"SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND,
AS A MATTER OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF
THE CLOSING DATE AND THE

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COMMENCEMENT OF THE OFFERING OF THE CLASS A-2 NOTES, MAY NOT BE OFFERED, RESOLD,
PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES, OR FOR THE ACCOUNT OR
BENEFIT OF U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT)
EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE LAWS OF ANY STATE OF THE
UNITED STATES."

Each Global Note will also bear the following legend: "This global note is a global note for the purposes of section 128F(10) of the Income Tax Assessment
Act 1936 of the Commonwealth of Australia".

1.    FORM, DENOMINATION AND TITLE

The Class A-2 Notes are issued in bearer form, serially numbered in the denomination of (euro)100,000 each with, at the date of issue, interest coupons
(the "INTEREST COUPONS") and principal coupons (the "PRINCIPAL COUPONS")
(severally or together, the "COUPONS") and talons (the "TALONS") attached. Title to the Class A-2 Notes, the Coupons and the Talons shall pass by delivery.

The holder of each Coupon (each a "COUPONHOLDER") and each Talon (whether or not the Coupon or the Talon is attached to a Class A-2 Note) shall be subject to and bound by all the provisions contained in the relevant Class A-2 Note.

Any person may treat the bearer of any Class A-2 Note, Coupon or Talon as the absolute owner of that Class A-2 Note, Coupon or Talon (whether or not that
Class A-2 Note, Coupon or Talon is overdue and despite any notation or notice to the contrary or writing on it or any notice of previous loss or theft of it or of trust or other interest in it) for the purpose of making payment and for all other purposes.

2.    STATUS, SECURITY AND RELATIONSHIP BETWEEN THE NOTES

The Notes and (in the case of the Class A-2 Notes) relevant Coupons are secured by a floating security over all of the assets of the Trust (which include, among other things, the Purchased Loans (as defined below) and the Mortgages (as defined below) and related securities) granted by the Issuer under the Security
Trust Deed) (the "ASSETS") and within each class will rank pari passu and rateably without any preference or priority among themselves.

The priorities with regard to payment of interest and principal in respect of the Notes are set out in Conditions 4 "Interest" and 5 "Redemption". The Notes
are secured by the same security, but before and after any enforcement of the charge under the Security Trust Deed, payments in respect of Interest on the
Class B Notes and the Class C Notes are subordinated to payments of Interest in respect of the Class A Notes, and payments in respect of Interest on the Class C
Notes are subordinated to payments of Interest in respect of the Class B Notes.
The Class A Notes will rank pari passu and rateably both before and after any enforcement of the charge under the Security Trust Deed. The Class B Notes will rank pari passu and rateably both before and after any enforcement of the charge under the Security Trust Deed. The Class C Notes will rank pari passu and rateably both before and after any enforcement of the charge under the Security
Trust Deed.

Before and after any enforcement of the charge under the Security Trust Deed, the Noteholders and other Mortgagees will only have recourse to the Assets forming the Trust and no other assets of the Issuer (in any capacity) will be available for payment of any shortfall except in certain limited circumstances.
The terms of the Security Trust Deed provide that, on enforcement, certain payments, such as fees and expenses payable to other parties, including the
Issuer, will be made in priority to payment in respect of Interest and repayment of principal on the Notes.

The proceeds of the issue of the Notes are to be used by the Issuer to purchase an equitable interest in certain housing loans (the "PURCHASED LOANS") and certain related mortgages (the "MORTGAGES") from St.George as an approved seller
(the "APPROVED SELLER") and to establish the Liquidity Reserve.

The net proceeds of realisation of the Assets of the Trust (including following enforcement of the Security Trust Deed) may be insufficient to pay all amounts due to the Noteholders. Save in certain limited circumstances the assets of
Perpetual Trustees Consolidated Limited in its personal capacity or in its capacity as trustee of any other trust will not be available for payment of any shortfall arising and

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all claims in respect of such shortfall shall be extinguished. None of the
Servicer, the Manager, St.George, the Note Trustee, the Security Trustee, the
Swap Providers, the Paying Agents, the Calculation Agent or the Note Managers
(as defined in the Supplementary Terms Notice) has any obligation to any
Noteholder for payment of any amount by the Issuer in respect of the Notes.

The Note Trustee is required to comply with the duties imposed on it by the Note
Trust Deed, the Class A-2 Notes and each other Transaction Document to which it is a party, and is required to have regard to the interests of the Class A-2
Noteholders as regards all the powers, trusts, authorities, duties and discretions of the Note Trustee (except where expressly provided otherwise).

The Security Trustee is required, subject to the provisions of the Security
Trust Deed, to give priority to the interests of the Class A Noteholders if there is a conflict between the interests of such Noteholders and any other
Voting Mortgagee (as defined below). The Security Trustee is required, subject to the provisions of the Security Trust Deed and the Supplementary Terms Notice,
(a) to give priority to the interests of the Class A Noteholders if there is a conflict between their interests and the interests of Class B Noteholders or the
Class C Noteholders, (b) to give priority to the interests of the Class B
Noteholders if there is a conflict between their interests and the interests of
Class C Noteholders, and (c) to give priority to the interests of the
Noteholders if there is a conflict between the interests of the Noteholders and any other Mortgagee (as defined below). If there is a conflict between the interests of Class A-1 Noteholders, and/or Class A-2 Noteholders and/or the
Class A-3 Noteholders, the Security Trustee must convene a meeting of the Class
A Noteholders to resolve that conflict. An Extraordinary Resolution (as defined below) of the Class A Noteholders in respect of the conflict is binding on all the Class A Noteholders.

3.    COVENANTS OF THE ISSUER

So long as any of the Class A-2 Notes remains outstanding, the Issuer has made certain covenants for the benefit of the Noteholders which are set out in the
Master Trust Deed.

These covenants include the following:

(a)   The Issuer shall act continuously as trustee of the Trust until the Trust is terminated as provided by the Master Trust Deed or the Issuer has retired or been removed from office in the manner provided under the
      Master Trust Deed.

(b)   The Issuer shall:

      (i)   act honestly and in good faith and comply with all relevant material laws in the performance of its duties and in the exercise of its discretions under the Master Trust Deed;

      (ii)  subject to the Master Trust Deed, exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed, having regard to the interests of the
            Noteholders and other creditors and beneficiaries of the Trust;

      (iii) use its best endeavours to carry on and conduct its business in so far as it relates to the Master Trust Deed in a proper and efficient manner;

      (iv)  keep, or ensure that the Manager keeps, accounting records which correctly record and explain all amounts paid and received by the
            Issuer;

      (v)   keep the Trust separate from each other trust which is constituted under the Master Trust Deed and from its own assets and account for assets and liabilities of the Trust separately from those of other trusts constituted under the Master Trust Deed and from its own assets and liabilities;

      (vi)  do everything and take all such actions which are necessary
            (including obtaining all appropriate authorisations which relate to it as trustee of the Trust and taking all actions necessary to assist the Manager to obtain all other appropriate authorisations)
            to ensure that it is able to exercise all its powers and remedies and perform all its obligations under the Master Trust Deed, the
            Transaction Documents and all other deeds, agreements and other arrangements entered into by the Issuer under the Master Trust Deed;

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     (vii)  not engage in any business or activity in respect of the Trust except as contemplated or required by the Transaction Documents;

     (viii) except as contemplated or required by the Transaction Documents, maintain an independent and arm's length relationship with its related bodies corporate in relation to dealings affecting the
            Trust;

     (ix)   except as contemplated or required by the Transaction Documents, not, in respect of the Trust, guarantee or become obligated for the debts of any other entity or hold out its credit as being available to settle the obligations of others;

     (x)    comply with the rules and regulations of the Irish Stock Exchange
            Limited (the "IRISH STOCK EXCHANGE"); and

     (xi)   within 45 days of notice from the Manager to do so, remove any of its agents or delegates that breaches any obligation imposed on the
            Issuer under the Master Trust Deed or any other Transaction Document where the Manager believes it will have a Material Adverse Affect.

Except as provided in any Transaction Document (and other than the charge given to the Security Trustee), the Issuer shall not, nor shall it permit any of its officers to, sell, mortgage, charge or otherwise encumber or part with possession of any Asset of the Trust.

The Issuer covenants that it will duly observe and perform the covenants and obligations of the Master Trust Deed, and the Issuer will be personally liable to the Servicer, the Noteholders, the Residual Income Beneficiary, the Note
Managers, the Note Trustee or other creditors of the Trust, as the case may be, only to the extent that there has been a reduction in its indemnity from the
Assets as a result of its negligence, fraud or Default (as defined in Condition
15(b)(vii) "Liability of Trustee limited to its right of indemnity"). The Issuer is not responsible for the acts or omissions of its agents and delegates
(including persons referred to in clause 17.6 of the Master Trust Deed) selected by the Issuer in good faith and using reasonable care, except where the Issuer expressly instructs the agent or delegate to do (or omit to do) the relevant act, if the Issuer is aware of the default of the agent or delegate and does not take the action available to it under the Transaction Documents to address the act or omission or where the Transaction Documents expressly provide that the
Issuer is so liable.

The Issuer will open and operate certain bank accounts in accordance with the
Master Trust Deed and the Supplementary Terms Notice.

Subject to the Master Trust Deed and any Transaction Document to which it is a party, the Issuer shall act on all directions given to it by the Manager in accordance with the terms of the Master Trust Deed.

The Issuer shall properly perform the functions which are necessary for it to perform under all Transaction Documents in respect of the Trust.

4.    INTEREST

(a)   PAYMENT DATES

Each Class A-2 Note bears interest on its Invested Amount (as defined below)
from and including 15 September 2004 or such other date as may be agreed between the Manager and the Note Managers for the issue of the Class A-2 Notes (the
"CLOSING DATE"). Provided certification of non-US beneficial ownership has been received with respect to the Class A-2 Notes, interest in respect of the Class
A-2 Notes will be payable quarterly in arrear on the 19th day of February, May,
August and November, provided that, if any such date would otherwise fall on a day which is not a Business Day (as defined below), it shall be postponed to the next day which is a Business Day (as defined below), unless that day falls in the next calendar month, in which case the due date will be the preceding
Business Day (each such date a "QUARTERLY PAYMENT DATE"). The first Quarterly
Payment Date is 19 November 2004. The final Quarterly Payment Date will be the earlier of the Final Maturity Date and the Quarterly Payment Date on which the
Notes are redeemed in full.

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"BUSINESS DAY" means any day, other than a Saturday, Sunday or public holiday, on which Banks are open for business in London, New York, Sydney and The
Trans-European Real-Time Gross Settlement Express Transfer (TARGET) System or
any successor to it is open.

The period beginning on (and including) the Closing Date and ending on (but excluding) the first Quarterly Payment Date, and each successive period beginning on (and including) a Quarterly Payment Date and ending on (but excluding) the next Quarterly Payment Date and the final period referred to below is called an "INTEREST PERIOD". Interest payable on a Class A-2 Note in respect of any Interest Period or any other period will be calculated on the basis of the actual number of days elapsed and a 360 day year.

The final Interest Period for Class A-2 Notes begins on (and includes) the
Quarterly Payment Date prior to the date on which the Class A-2 Notes are redeemed in full and ends on (but excludes) the date on which the Class A-2
Notes are so redeemed; provided that if the Stated Amount (as defined in
Condition 5(b) "Mandatory Redemption in part from Principal Collections and apportionment of Principal Collections between the Class A-2 Notes") of any
Class A-2 Note on the due date for redemption is not zero, and upon due presentation of the relevant Principal Coupon after the due date for redemption, payment of principal due is improperly withheld or refused, the final Interest
Period shall end on the later of:

(i)   the date on which the moneys in respect of that Class A-2 Note have been received by the Note Trustee or the Principal Paying Agent and notice to that effect is given in accordance with these Conditions; and

(ii)  the Stated Amount of that Class A-2 Note has been reduced to zero
      (provided that interest shall thereafter begin to accrue from (and including) any date on which the Stated Amount of that Class A-2 Note becomes greater than zero).

      Interest shall cease to accrue on any Class A-2 Note from (and including):

      (A)   the date on which the Stated Amount of that Class A-2 Note is reduced to zero (provided that interest shall thereafter begin to accrue from (and including) any date on which the Stated Amount of that Class A-2 Note becomes greater than zero); or

      (B)   if the Stated Amount on the due date for redemption in full of that
            Class A-2 Note is not zero, the due date for redemption in full of that Class A-2 Note, unless, upon due presentation of the relevant
            Principal Coupon after the due date for redemption, payment of principal due is improperly withheld or refused, following which interest shall continue to accrue on the Invested Amount of the
            Class A-2 Note at the rate from time to time applicable to the Class
            A-2 Notes until the later of (1) the date on which the moneys in respect of that Class A-2 Note have been received by the Note
            Trustee or the Principal Paying Agent and notice to that effect is given in accordance with Condition 12 "Notices", and (2) the Stated
            Amount of that Class A-2 Note has been reduced to zero (provided that interest shall thereafter begin to accrue from (and including)
            any date on which the Stated Amount of that Class A-2 Note becomes greater than zero).

(b)   COUPONS AND TALONS

On issue, Coupons and Talons applicable to Class A-2 Notes in definitive form are attached to the Class A-2 Notes. A Talon may be exchanged for further
Coupons and, if applicable, a further Talon on or after the Quarterly Payment
Date for the final Coupon on the relevant Coupon sheet by surrendering that
Talon at the specified office of any Paying Agent. Interest payments on the
Class A-2 Notes will be made against presentation and surrender of the appropriate Coupons in accordance with Condition 6 "Payments", except as provided in that Condition.

(c)   INTEREST RATE

The rate of interest applicable from time to time to the Class A-2 Notes (the
"INTEREST RATE") will be determined by the Calculation Agent on the basis of the following paragraphs.

On the second Business Day before the beginning of each Interest Period (each an
"INTEREST DETERMINATION DATE"), the Calculation Agent will determine "EURIBOR", which is the rate "EUR-

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EURIBOR - Telerate", as the applicable Floating Rate Option under the
Definitions of the International Swaps and Derivatives Association, Inc.
("ISDA") incorporating the 2000 ISDA Definitions, as amended and updated as at the Issue Date (the "ISDA DEFINITIONS") being applicable for deposits in Euros for a period of three months (or, in the case of the first Interest Period, the linear interpolation of three and four months) which appears on the Telerate
Page 248 as of 11.00 am, Brussels time, on the relevant Interest Determination
Date. If such rate does not appear on the Telerate Page 248, the rate for that
Interest Period will be determined as if the Issuer and the Calculation Agent had specified "EUR-EURIBOR-REFERENCE BANKS" as the applicable Floating Rate
Option under the ISDA Definitions. "EUR-EURIBOR-REFERENCE BANKS" means that the rate for an Interest Period for a Class A-2 Note will be determined on the basis of the rates at which deposits in Euros are offered by four major banks in the
Euro-zone interbank market agreed to by the Calculation Agent and the Currency
Swap Provider (the "REFERENCE BANKS") at approximately 11.00 am, Brussels time, on the relevant Interest Determination Date to prime banks in the Euro-zone interbank market for a period of three months (or, in the case of the first
Interest Period, the linear interpolation of three and four months) commencing on the first day of the Interest Period and in a Representative Amount (as
defined in the ISDA Definitions). The Calculation Agent will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided by Reference Banks to the Calculation Agent, the rate for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided by Reference
Banks to the Calculation Agent following the Calculation Agent's request, the rate for that Interest Period will be the arithmetic mean of the rates quoted by four major banks in the Euro-zone, selected by the Calculation Agent and the
Currency Swap Provider, at approximately 11.00 am, Brussels time, on that
Interest Determination Date for loans in Euros to leading European banks for a period of 3 months (or, in the case of the first Interest Period, the linear interpolation of 3 and 4 months) commencing on the first day of the Interest
Period and in a Representative Amount. If no such rates are available in the
Euro-zone, then the rate for such Interest Period will be the most recently determined rate in accordance with this definition.

There is no maximum or minimum Interest Rate.

(d)   DETERMINATION OF INTEREST RATE AND CALCULATION OF INTEREST

The Calculation Agent will, as soon as practicable after 11.00 am (Brussels time) on each Interest Determination Date, determine the relevant Interest Rate applicable to, and calculate the amount of interest payable on each Class A-2
Note and on the presentation and surrender of each relevant Coupon (the
"INTEREST") for the immediately succeeding Interest Period. The Interest is calculated by applying the Interest Rate for the relevant Class A-2 Notes to the relevant Invested Amount of the relevant Class A-2 Note on the first day of the next Interest Period, multiplying such product by the actual number of days in the relevant Interest Period and dividing by 360 and rounding the resultant figure down to the nearest cent. The determination of the Interest Rate and the
Interest by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

(e)   NOTIFICATION AND PUBLICATION OF INTEREST RATE AND INTEREST

The Calculation Agent will cause the Interest Rate and the Interest applicable to the Class A-2 Notes for each Interest Period and the relevant Quarterly
Payment Date to be notified to the Issuer, the Manager, the Note Trustee, the
Paying Agents, the Currency Swap Provider and the Irish Stock Exchange and the
Manager on behalf of the Issuer will cause the same to be published in accordance with Condition 12 "Notices" on or as soon as possible after the date of commencement of the relevant Interest Period. The Interest and the relevant
Quarterly Payment Date so published may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of a shortening of the Interest Period.

(f)   DETERMINATION OR CALCULATION BY THE MANAGER

If the Calculation Agent at any time for any reason does not determine the
Interest Rate or calculate the Interest for the Class A-2 Notes, the Manager shall do so and each such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Manager shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that

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it can do so, and, in all other respects it shall do so in such a manner as it reasonably considers to be fair and reasonable in all the circumstances.

(g)   CALCULATION AGENT

The Issuer will procure that, so long as any of the Class A-2 Notes remains outstanding, there will at all times be a Calculation Agent. The Issuer, or the
Manager with the consent of the Issuer (such consent not to be unreasonably withheld), with the prior written approval of the Note Trustee, reserves the right at any time to terminate the appointment of the Calculation Agent immediately on the occurrence of certain specified events or, otherwise, by giving not less than 60 days' notice in writing to, inter alios, the Calculation
Agent. Notice of that termination will be given to the Class A-2 Noteholders, and any stock exchange or other relevant authority on which the Class A-2 Notes are listed and/or traded, in accordance with the Agency Agreement. If any person is unable or unwilling to continue to act as the Calculation Agent, or if the appointment of the Calculation Agent is terminated, the Issuer will, with the prior written approval of the Note Trustee, appoint a successor Calculation
Agent to act as such in its place, provided that neither the resignation nor removal of the Calculation Agent shall take effect until a successor approved by the Note Trustee has been appointed.

(h)   INCOME DISTRIBUTION

On each Quarterly Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, the Issuer must pay or cause to be paid out of Total Available Funds (defined below), in relation to the Quarterly
Collection Period (defined below) ending immediately before that Quarterly
Payment Date, the following amounts in the following order of priority:

(i)   first, an amount up to any "ACCRUED INTEREST ADJUSTMENT" required to be paid to the Approved Seller (being all interest and fees accrued on the
      Purchased Loans up to (but excluding) the Closing Date which are unpaid as at the close of business on the Closing Date), and each of the Issuer, the
      Noteholders and the other creditors that have the benefit of the Security
      Trust Deed acknowledges and agrees that it has no entitlement to the moneys comprising the Accrued Interest Adjustment;

(ii)  second, payment to the Fixed-Floating Rate Swap Provider under the Fixed-
      Floating Rate Swap of any break payments received by or on behalf of the
      Issuer from a Borrower under a Purchased Loan (a "BORROWER") or a Mortgage
      Insurer during the Quarterly Collection Period;

(iii) third, (unless specified later in this Condition 4(h)), Trust Expenses which have been incurred prior to that Quarterly Payment Date and which have not previously been paid or reimbursed under an application of this
      Condition 4(h) (in the order of priority set out in the definition of
      "TRUST EXPENSES" as more fully described in the Supplementary Terms
      Notice);

(iv)  fourth, payment to the Redraw Facility Provider of any fees payable by the
      Issuer under the Redraw Facility Agreement dated on or about the Closing
      Date between the Issuer, the Manager and St.George (the "REDRAW
      FACILITY");

(v)   fifth, without duplication, any amounts that would have been payable under this Condition 4(h) (other than under sub-paragraphs (vi) to (x)
      (inclusive)) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Issuer and in the order they would have been paid under that prior application of this Condition 4(h);

(vi)  sixth, pari passu and rateably as between themselves:

      (A) any interest payable by the Issuer under the Redraw Facility;

      (B)   the payment to the Currency Swap Provider under the Class A-1
            Currency Swap of the A$ Class A-1 Interest Amount payable under that
            Currency Swap at that date;

      (C)   the payment to the Currency Swap Provider under the Class A-2
            Currency Swap of the A$ Class A-2 Interest Amount payable under that
            Currency Swap at that date;

      (D)   the payment to the Class A-3 Noteholders of the Class A-3 Interest
            amount for the relevant Interest Period;

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       (E)   payment to the Fixed-Floating Rate Swap Provider of the net amount
            (if any) due to it under the Fixed-Floating Rate Swap; and

       (F)   payment to the Basis Swap Provider of the net amount (if any) due to it under the Basis Swap;

(vii)  seventh, any amounts that would have been payable under sub-paragraph
       (viii) on any previous Quarterly Payment Date, if there had been sufficient Total Available Funds, which have not been paid by the Issuer;

(viii) eighth, the payment to the Class B Noteholders of the Class B Interest amount for the relevant Interest Period;

(ix)   ninth, any amounts that would have been payable under sub-paragraph (x)
       on any previous Quarterly Payment Date, if there had been sufficient
       Total Available Funds, which have not been paid by the Issuer; and

(x)    tenth, the payment to the Class C Noteholders of the Class C Interest amount for the relevant Interest Period.

The Issuer shall only make a payment under any of the above sub-paragraphs if it is directed in writing by the Manager to do so and only to the extent that any
Total Available Funds remain from which to make the payment after amounts with priority to that payment have been distributed.

The Issuer is also required to make certain payments out of Total Available
Funds on each Monthly Payment Date (as defined below) towards any Accrued
Interest Adjustment and interest under the Redraw Facility.

If the Manager determines on any Determination Date that the Available Income of the Trust is insufficient to meet the payments referred to in this Condition
4(h) in respect of a Payment Date (the "TOTAL Payments") for the relevant
Collection Period (a "PAYMENT SHORTFALL"), then available Principal Collections
(as defined below) can be used to fund the Payment Shortfall (a "PRINCIPAL
DRAW").

Further, if the Manager determines on any Determination Date that, after having made a Principal Draw, the relevant Payment Shortfall will not be fully met (a
"LIQUIDITY SHORTFALL"), the Manager must direct the Issuer to make a drawing from a "LIQUIDITY RESERVE" established on the Closing Date out of the proceeds of issue of Notes (each such drawing being a "LIQUIDITY DRAW") to fund the
Liquidity Shortfall. The Liquidity Reserve is required to equal 0.9% of the aggregate principal amount outstanding of the Purchased Loans from time to time
(the "LIQUIDITY LIMIT"). To the extent that the Liquidity Reserve on a Quarterly
Determination Date exceeds the then current Liquidity Limit, the Liquidity
Reserve will be reduced in accordance with the cashflow allocation methodology set out in Condition 5 "Redemption" by an amount such that after such reduction the Liquidity Reserve equals the Liquidity Limit as determined by the Manager from time to time.

Capitalised terms in this paragraph (h) have the same meaning given in the
Supplementary Terms Notice unless otherwise defined in this document.

"TOTAL AVAILABLE FUNDS" means, for a Collection Period, Available Income for that Collection Period plus any Principal Draws, plus any Liquidity Draws.

"AVAILABLE INCOME" means, for a Monthly Collection Period, the aggregate of:

(a) the "FINANCE CHARGE COLLECTIONS" for that Monthly Collection Period, being the sum of:

      (i)   the aggregate of all amounts received by or on behalf of the Issuer during that Monthly Collection Period in respect of interest, fees and other amounts in the nature of income payable under or in respect of the Purchased Loans and related security and other rights with respect thereto including:

            (A)  amounts on account of interest recovered from the enforcement of a Purchased Loan;

            (B)  any payments by the Approved Seller to the Issuer on the repurchase of a Purchased Loan during that Monthly Collection
                 Period which are attributable to interest;

            (C)  any break payments received during that Monthly Collection
                 Period; and

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            (D)  any amount received by the Approved Seller as interest on a loan offset account with respect to a Purchased Loan and which is attributable to interest under that Purchased Loan under the relevant loan contract;

      (ii)  all amounts in respect of interest, fees and other amounts in the nature of income, received by or on behalf of the Issuer during that
            Monthly Collection Period including:

            (A)  from the Approved Seller, the Servicer, the Manager, the Issuer
                 in its personal capacity (in respect of a breach of which it is not entitled to be indemnified out of the Assets of the Trust)
                 or the Custodian, in respect of any breach of a representation, warranty or undertaking contained in the Transaction Documents;
                 and

            (B)  from the Approved Seller, the Servicer, the Indemnifier, the
                 Manager or the Custodian, under any obligation under the
                 Transaction Documents, to indemnify or reimburse the Issuer for any amount or from the Issuer in its personal capacity under any obligation under the Transaction Documents to indemnify the
                 Trust,

            in each case which are determined by the Manager to be in respect of interest, fees and other amounts in the nature of income payable under the Purchased Loans and related security and other rights with respect thereto; and

      (iii) recoveries in the nature of income received by or on behalf of the
            Issuer during that Monthly Collection Period;

      less:

      (iv)  governmental charges collected by or on behalf of the Issuer for that Monthly Collection Period; and

      (v)   the aggregate of all bank fees and charges due to the Servicer or the Approved Seller as agreed by them and consented to by the Issuer
            (that consent not to be unreasonably withheld) from time to time and collected by the Approved Seller or the Servicer during that Monthly
            Collection Period,

      (and for a Quarterly Collection Period, "FINANCE CHARGE COLLECTIONS" means the aggregate of those amounts relating to the three Monthly Collection
      Periods that comprise that Quarterly Collection Period); and

(b) to the extent not included in paragraph (a):

      (i)   any amount received by or on behalf of the Issuer in relation to that Monthly Collection Period on or by the Monthly Payment Date
            immediately following the end of that Monthly Collection Period with respect to net receipts under any Hedge Agreement (and for this purpose net receipts under the Basis Swap will be determined before any payment in Condition 4 "Interest");

      (ii)  any interest income received by or on behalf of the Issuer during that Monthly Collection Period in respect of moneys credited to the collection account in relation to the Trust;

      (iii) amounts in the nature of interest otherwise paid by the Approved
            Seller, the Servicer or the Manager to the Issuer in respect of collections held by it;

      (iv)  all other amounts received by or on behalf of the Issuer in respect of the Assets in the nature of income; and

      (v)   all amounts received by or on behalf of the Issuer in the nature of income during that Monthly Collection Period from any provider of a
            Support Facility (other than the Redraw Facility) under that Support
            Facility and which the Manager determines should be accounted for in respect of an income loss on the Purchased Loans,

      but excluding interest credited to a Support Facility collateral account.

      "AVAILABLE INCOME" for any Quarterly Collection Period means the total of the above amounts for the three Monthly Collection Periods that comprise that Quarterly Collection Period.

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5.    REDEMPTION

Capitalised terms in this Condition 5 have the same meaning given in the
Supplementary Terms Notice unless otherwise defined in this document.

(a)   REDEMPTION ON FINAL MATURITY

If not otherwise redeemed in full (or taken to be redeemed), the Class A-2 Notes will be redeemed at their Stated Amount (together with all accrued but unpaid interest) on the Quarterly Payment Date falling in November 2037. A Class A-2
Note will be taken to be redeemed in full on the earliest of:

(i)   the date upon which the Invested Amount of that Note is reduced to zero;

(ii)  the date on which the relevant Class A-2 Noteholder renounces in writing all its right to any amount payable under or in respect of that Note;

(iii) the date on which all available amounts received by the Note Trustee with respect to the enforcement of the Security Trust Deed are paid to the
      Principal Paying Agent;

(iv)  the Payment Date immediately following the date on which the Issuer completes a sale and realisation of all Assets of the Trust in accordance with the Master Trust Deed and the Supplementary Terms Notice; and

(vi)  the Final Maturity Date.

(b)   MANDATORY REDEMPTION IN PART FROM PRINCIPAL COLLECTIONS AND APPORTIONMENT
OF PRINCIPAL COLLECTIONS BETWEEN THE CLASS A-2 NOTES

The Class A-2 Notes shall be subject to mandatory redemption in part on any
Quarterly Payment Date if on that date there are any Principal Collections (as defined below) available to be distributed in relation to such Class A-2 Notes.
The principal amount so redeemable in respect of each Class A-2 Note prior to enforcement of the Security Trust Deed (each a "PRINCIPAL PAYMENT") on any
Quarterly Payment Date shall be the amount available for payment as set out in
Condition 5(c) "Initial Principal Distributions" on the day which is three
Business Days prior to the Quarterly Payment Date (the "QUARTERLY DETERMINATION
DATE") preceding that Quarterly Payment Date divided by the number of Class A-2
Notes then outstanding (rounded down to the nearest cent) provided always that no Principal Payment on a Class A-2 Note on any date may exceed the amount equal to the Invested Amount of that Class A-2 Note at that date except in certain circumstances, including enforcement of the Security Trust Deed, in which circumstances no Principal Payment on a Class A-2 Note on any date may exceed the amount equal to the Invested Amount of that Class A-2 Note at that date less amounts charged off as at that date and not to be reinstated on the next
Quarterly Payment Date, or to be charged off on the Quarterly Payment Date, as described in Condition 5(d) "Principal Distributions prior to Stepdown Date"
(that reduced amount being the "STATED AMOUNT" of that Class A-2 Note).

Notice of amounts to be redeemed will be provided by the Manager to the Issuer, the Calculation Agent, the Principal Paying Agent and the Note Trustee.

Following notification of the amount to be redeemed for each Quarterly Payment
Date, the Manager will determine the Bond Factor for each Class A-2 Notes as of such Quarterly Payment Date and will notify the Issuer, the Calculation Agent, the Principal Paying Agent and the Note Trustee of this amount and shall cause the Bond Factor to be published pursuant to Condition 12 "Notices".

The "CLASS A-2 BOND FACTOR" for the Class A-2 Notes as of any Quarterly Payment
Date will be equal to the ratio, expressed as a percentage (rounded to six decimal places), equal to the aggregate Class A-2 Invested Amounts as of the preceding Quarterly Determination Date, divided by the aggregate initial Class
A-2 Invested Amounts, being (euro)400,000,000.

The "CLASS A-2 INVESTED AMOUNT" of a Class A-2 Note on any Quarterly
Determination Date is equal to (euro)100,000 minus the aggregate of the
Principal Payments made in respect of that Class A-2 Note on or before that
Quarterly Determination Date.

"CUT-OFF DATE" means, in respect of all Purchased Loans and Mortgages, 22 August
2004.

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"MONTHLY COLLECTION PERIOD" means, in relation to a Monthly Payment Date, the calendar month which precedes the month in which the Monthly Payment Date occurs. The first Monthly Collection Period is the period from (but including)
the Cut-Off Date to (and including) 30 September 2004. The last Monthly
Collection Period is the period from (but excluding) the last day of the calendar month that precedes the Termination Date of the Trust to (and including) the Termination Date of the Trust.

"MONTHLY PAYMENT DATE" means, in relation to a Monthly Collection Period, the
19th day of the calendar month that follows that Monthly Collection Period, provided that, if any such date would otherwise fall on a day which is not a
Business Day, it shall be postponed to the next day which is a Business Day, unless that day falls in the next calendar month, in which case the Monthly
Payment Date will be the preceding Business Day.

"PRINCIPAL COLLECTIONS" means, in respect of a Quarterly Collection Period (as defined below) and as applicable on any Quarterly Determination Date, the aggregate of:

(a)   all amounts received by or on behalf of the Issuer from or on behalf of
      Borrowers under the Purchased Loans and related security and other rights with respect thereto during the Quarterly Collection Period in respect of principal, in accordance with the terms of the Purchased Loans, including principal prepayments;

(b)   all other amounts received by or on behalf of the Issuer under or in respect of principal under the Purchased Loans and the related Mortgages during that Quarterly Collection Period including:

      (i)   any amounts recovered in respect of enforcement of Purchased Loans and Mortgages on account of principal; and

      (ii)  any payments by the Approved Seller to the Issuer on the repurchase by the Approved Seller of a Purchased Loan under the Master Trust
            Deed during that Quarterly Collection Period which are attributable to principal;

(c)   all amounts received by or on behalf of the Issuer during that Quarterly
      Collection Period from any provider of a Support Facility (other than the
      Currency Swaps but including each Mortgage Insurance Policy) under that
      Support Facility and which the Manager determines should be accounted for to reduce any principal loss on a Purchased Loan, being the total amount outstanding under a Purchased Loan after applying all proceeds from the enforcement of the Purchased Loan and related Mortgages less expenses with respect to such enforcement (a "LIQUIDATION LOSS") to the extent that
      Liquidation Loss is attributable to principal (a "PRINCIPAL LOSS");

(d)   all amounts received by or on behalf of the Issuer during that Quarterly
      Collection Period:

      (i)   from the Approved Seller, in respect of any breach of a
            representation, warranty or undertaking of the Approved Seller contained in the Master Trust Deed or the Supplementary Terms
            Notice;

      (ii)  from the Approved Seller under any obligation of the Approved Seller under the Master Trust Deed or the Supplementary Terms Notice to
            indemnify or reimburse the Issuer for any amount;

      (iii) from the Servicer, in respect of any breach of any representation, warranty or undertaking of the Servicer contained in the Servicing
            Agreement;

      (iv)  from the Servicer under any obligation of the Servicer under the
            Servicing Agreement to indemnify or reimburse the Issuer for any amount;

      (v)   from the Custodian in respect of any breach of a representation, warranty or undertaking of the Custodian, or any indemnity from the
            Custodian, contained in the Custodian Agreement;

      (vi)  from the Indemnifier under the Indemnity in respect of losses arising from a breach by the Custodian of its obligations under the
            Custodian Agreement;

      (vii) from the Issuer in its personal capacity in respect of any breach of a representation, warranty or undertaking of the Issuer in respect of a breach of which it is not entitled to be indemnified out of the
            Assets of the Trust, or any indemnity from the Issuer in its personal capacity, contained in the Transaction Documents; and

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      (viii) from the Manager in respect of any breach of a representation, warranty or undertaking of the Manager in respect of a breach of which it is not entitled to be indemnified out of the Assets of the
             Trust, or any indemnity from the Manager, contained in the
             Transaction Documents,

      in each case, which are determined by the Manager to be in respect of principal payable under the Purchased Loans and the Mortgages;

(e)   any amounts in the nature of principal received by or on behalf of the
      Issuer during that Quarterly Collection Period pursuant to the sale of any
      Asset comprising the Trust (including the A$ Equivalent of any amount received by the Issuer on the issue of Notes which was not used to acquire
      Purchased Loans or Mortgages, and which the Manager determines is surplus to the requirements of the Trust);

(f)   (as more fully described in Condition 5(g) "Excess Available Income -
      Reimbursement of Charge Offs, Principal Draws and Liquidity Draws") any
      amount of Excess Available Income to be applied to pay a Principal Charge
      Off or a Carryover Charge Off;

(g)   any Excess Available Income to be applied as more fully described in
      Condition 5(g) "Excess Available Income - Reimbursement of Charge Offs,
      Principal Draws and Liquidity Draws" to Principal Draws made on a previous
      Quarterly Payment Date or Monthly Payment Date;

(h)   any Excess Available Income to be applied as more fully described in
      Condition 5(g) "Excess Available Income - Reimbursement of Charge Offs,
      Principal Draws and Liquidity Draws" to Liquidity Draws made on a previous
      Quarterly Payment Date or Monthly Payment Date; and

(i)   any Surplus Amount for that Quarterly Payment Date,

less any amounts deducted by or paid to the Approved Seller to reimburse Redraws and Further Advances funded by the Approved Seller for which the Approved Seller has not previously been reimbursed and any amounts paid by the Issuer to replace a Receivable of the Trust as further described in clause 8 of the Supplementary
Terms Notice.

"QUARTERLY COLLECTION PERIOD" means, in relation to a Quarterly Payment Date, the three calendar months that precede the calendar month in which the Quarterly
Payment Date occurs, save that the first Quarterly Collection Period will be the period from (and including) the Cut-Off Date to (and including) 31 October 2004.
The last Quarterly Collection Period ends on (and includes) the date on which the Trust is terminated. Each Monthly Collection Period and Quarterly Collection
Period is a "COLLECTION PERIOD".

(c)   INITIAL PRINCIPAL DISTRIBUTIONS

On each Quarterly Payment Date, and based on the calculations, instructions and directions provided to it by the Manager, the Issuer must distribute or cause to be distributed out of Principal Collections, in relation to the Quarterly
Collection Period ending immediately before that Quarterly Payment Date, the following amounts (the "INITIAL PRINCIPAL DISTRIBUTIONS") in the following order of priority:

(i)   first, to allocate to Total Available Funds any Principal Draws calculated in accordance with Condition 4(h) "Income distribution";

(ii)  second, to retain in the Collection Account as a provision such amount as the Manager determines is appropriate to make for any anticipated shortfalls in payments under Condition 4(h) "Income distribution" on the following Monthly Payment Date or Quarterly Payment Date;

(iii) third, subject to Condition 5(l)(iii) "Redraws and Further Advances", to
      repay any Redraws and Further Advances provided by the Approved Seller in relation to Purchased Loans in accordance with Condition 5(l) "Redraws and
      Further Advances" to the extent that it has not previously been reimbursed in relation to those Redraws and Further Advances;

(iv)  fourth, to repay all Redraw Principal Outstanding under the Redraw
      Facility Agreement on that Quarterly Payment Date; and

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(v)   fifth, to retain in the Collection Account as a provision to reimburse further Redraws and Further Advances an amount up to the Redraw Retention
      Amount (as defined below) for the next Quarterly Collection Period.

The Issuer shall only make a payment under any of sub-paragraphs (i) to (v)
above inclusive if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

(d)   PRINCIPAL DISTRIBUTIONS PRIOR TO STEPDOWN DATE

On each Quarterly Payment Date prior to the Stepdown Date, or at any time if a
Trigger Event is subsisting, and based on the calculations, instructions and directions provided to it by the Manager, the Issuer must distribute or cause to be distributed out of Principal Collections, in relation to the Quarterly
Collection Period ending immediately before that Quarterly Payment Date, the following amounts in the following order of priority:

(i)   first, all the Initial Principal Distributions for that Collection Period;

(ii)  second, as a deposit to the Liquidity Reserve until amounts standing to the credit of the Liquidity Reserve equal the then current Liquidity
      Limit;

(iii) third, pari passu and rateably between the Class A-1 Notes, Class A-2
      Notes and Class A-3 Notes:

      (A)   as a payment to the Currency Swap Provider under the Class A-1
            Currency Swap of an amount equal to the lesser of:

            (1)  the Class A-1 Proportion of the amount available for
                 distribution under this sub-paragraph (iii) after all payments which have priority under this Condition 5(d); and

            (2)  the A$ Equivalent of the aggregated Class A-1 Invested Amounts;
                 and

      (B)   as a payment to the Currency Swap Provider under the Class A-2
            Currency Swap of an amount equal to the lesser of:

            (1)  the Class A-2 Proportion of the amount available for
                 distribution under this sub-paragraph (iii) after all payments which have priority under this Condition 5(d); and

            (2)  the A$ Equivalent of the aggregated Class A-2 Invested Amounts;
                 and

      (C)   as a payment to the Class A-3 Noteholders, of an amount equal to the lesser of:

            (1)  the Class A-3 Proportion of the amount available for
                 distribution under this sub-paragraph (iii) after all payments which have priority under this Condition 5(d); and

            (2)  the aggregate Class A-3 Invested Amounts for all Class A-3
                 Notes (being, in the case of a Class A-3 Note, A$100,000 minus the aggregate of the Principal Payments made in respect of that
                 Class A-3 Note);

(iv)  fourth, as a payment to the Class B Noteholders, of an amount up to the lesser of:

            (A)  the amount available for distribution under this sub-paragraph
                 (iv) after all payments which have priority under this
                 Condition 5(d); and

            (B)  aggregate Class B Invested Amounts for all Class B Notes
                 (being, the case of a Class B Note, A$100,000 minus the
                 aggregate of the Principal Payments made in respect of that
                 Class B Note);

(v)   fifth, as a payment to the Class C Noteholders, of an amount up to the lesser of:

            (A)  of the amount available for distribution under this
                 sub-paragraph (v) after all payments which have priority under this Condition 5(d); and

            (B)  the aggregate Class C Invested Amounts for all Class C Notes
                 (being, in the case of a Class C Note, A$100,000 minus the aggregate of the Principal Payments made in respect of that
                 Class C Note).

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"CLASS A-1 PROPORTION" means, on any date, the A$ Equivalent of the aggregate
Invested Amount of all Class A-1 Notes at that date divided by the aggregate of the A$ Equivalent of the Invested Amount of the Class A-1 Notes and the A$
Equivalent of the Invested Amount of all Class A-2 Notes and the Invested Amount
of the Class A-3 Notes.

"CLASS A-2 PROPORTION" means, on any date, the A$ Equivalent of the aggregate
Invested Amount of all Class A-2 Notes at that date divided by the aggregate of the A$ Equivalent of the Invested Amount of the Class A-2 Notes and the A$
Equivalent of the Invested Amount of all Class A-2 Notes and the Invested Amount
of all Class A-3 Notes.

"CLASS A-3 PROPORTION" means, on any date, the aggregate of the Invested Amount of all Class A-3 Notes, at that date divided by the aggregate of the Invested
Amount of all Class A-3 Notes and the A$ Equivalent of the Invested Amount of
all Class A-1 Notes and the A$ Equivalent of the Invested Amount of all Class
A-2 Notes.

The Issuer shall only make a payment under any of sub-paragraphs (i) to (v)
inclusive if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

The Issuer is also required to make payments out of Principal Collections
(towards allocating Principal Draws to Total Available Funds) on each Monthly
Payment Date and provisioning for anticipated shortfalls in Total Payments for the succeeding Payment Date (as determined by the Manager).

The Invested Amount for Class A-2 Notes and the Class A-1 Notes together with the Class A-3 Invested Amounts, the Class B Invested Amounts and the Class C
Invested Amounts are the "INVESTED AMOUNTS" in relation to all Notes.

(e)   PRINCIPAL DISTRIBUTIONS ON AND AFTER STEPDOWN DATE
On the Stepdown Date and on each Quarterly Payment Date after the Stepdown Date, provided that no Trigger Event is subsisting, and based on the calculations, instructions and directions provided to it by the Manager, the Issuer must distribute or cause to be distributed out of Principal Collections, in relation to the Quarterly Collection Period ending immediately before that Quarterly
Payment Date, the following amounts in the following order of priority:

(i)   first, all the Initial Principal Distributions for that Collection Period;

(ii)  second, as a deposit to the Liquidity Reserve until amounts standing to the credit of the Liquidity Reserve equal the then current Liquidity
      Limit;

(iii) third, as a payment out of the Class A Principal Distribution Amount pari passu and rateably between the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes:

      (A)   to the Currency Swap Provider under the Class A-1 Currency Swap, of an amount up to the lesser of:

            (1)   the Class A-1 Proportion of that Class A Principal
                  Distribution Amount; and

            (2)   the A$ Equivalent of the aggregate Class A-1 Invested Amounts on that Payment Date;

      (B)   to the Currency Swap Provider under the Class A-2 Currency Swap, of an amount up to the lesser of:

            (1)   the Class A-2 Proportion of that Class A Principal
                  Distribution Amount; and

            (2)   the A$ Equivalent of the aggregate Class A-2 Invested Amounts on that Payment Date; and

      (C)   as a payment to the Class A-3 Noteholders of principal on the Class
            A-3 Notes of an amount up to the lesser of:

            (1)   the Class A-3 Proportion of that amount of the Class A
                  Principal Distribution Amount; and

            (2)   the aggregate Class A-3 Invested Amounts on that Payment Date;

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(iv)  fourth, as a payment, out of the Class B Principal Distribution Amount to the Class B Noteholders of principal on the Class C Notes of an amount up to the lesser of:

            (A) the Class B Principal Distribution Amount; and

            (B) the aggregate Class B Invested Amounts on that Payment Date; and

(v)   fifth, as a payment out of the Class C Principal Distribution Amount to the Class C Noteholders of principal on the Class C Notes of an amount up to the lesser of:

            (A) the Class C Principal Distribution Amount; and

            (B) the aggregate Class C Invested Amounts on that Payment Date.

      The Issuer shall only make a payment under any of sub-paragraphs (i) to
      (v) inclusive if it is directed in writing to do so by the Manager and only to the extent that any Principal Collections remain from which to make the payment after amounts with priority to that payment have been distributed.

(f)   GENERAL

No amount of principal will be paid to a Class A-2 Noteholder in excess of the
Invested Amount applicable to the Class A-2 Notes held by that Class A-2
Noteholder.

(g)   EXCESS AVAILABLE INCOME - REIMBURSEMENT OF CHARGE OFFS, PRINCIPAL DRAWS
      AND LIQUIDITY DRAWS

(i)   General

      On each Quarterly Determination Date, the Manager must determine, for a
      Quarterly Collection Period, the amount (if any) by which the Total
      Available Funds for the Quarterly Collection Period exceeds the Total
      Payments for the Quarterly Collection Period ("EXCESS AVAILABLE INCOME").

(ii)  Distribution of Excess Available Income

      On each Quarterly Determination Date, the Manager must apply any Excess
      Available Income for the Quarterly Collection Period relating to that
      Quarterly Determination Date in the following order of priority:

      (A)   first, towards reimbursement of all Principal Charge Offs for that
            Quarterly Collection Period;

      (B)   second, towards Liquidity Draws which have not been repaid as at that Quarterly Payment Date;

      (C)   third, towards all Principal Draws which have not been repaid as at that Quarterly Payment Date;

      (D)   fourth, to be applied pari passu and rateably between themselves
            (based on the Redraw Principal Outstanding and the A$ Equivalent of
            the Stated Amount of the Class A Notes, as the case may be):

            (1)  as a payment to the Currency Swap Provider under the Class A-1
                 Currency Swap, of the A$ Equivalent of any Carryover Class A
                 Charge Offs relating to the Class A-1 Notes;

            (2)  as a payment to the Currency Swap Provider under the Class A-2
                 Currency Swap, of the A$ Equivalent of any Carryover Class A
                 Charge Offs relating to the Class A-2 Notes;

            (3)  as a payment to the Class A-3 Noteholders of an amount equal to the Carryover Class A Charge Offs relating to the Class A-3
                 Notes; and

            (4)  as a repayment under the Redraw Facility Agreement, as a reduction of, and to the extent of, the Carryover Redraw Charge
                 Offs;

      (E)   fifth, as a payment to the Class B Noteholders, of an amount equal to the Carryover Class B Charge Offs; and

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      (F)   sixth, as a payment to the Class C Noteholders of an amount equal to the Carryover Class C Charge Offs.

      Any amount applied pursuant to sub-paragraphs (A) to (F) (inclusive) above will be treated as Principal Collections to the extent of that application and in the case of amounts paid under sub-paragraph (D), (E) or (F) will be paid on the Quarterly Payment Date following that Quarterly
      Determination Date.

The Issuer shall only make a payment if it is directed to do so by the Manager and only to the extent that any Excess Available Income remains from which to make the payment after amounts with priority to that payment have been distributed.

(h)   EXCESS DISTRIBUTION

The Issuer must at the written direction of the Manager pay any Excess
Distribution for a Quarterly Collection Period to the Residual Income
Beneficiary on the relevant Quarterly Payment Date. The Issuer may not recover any Excess Distributions from the Residual Income Beneficiary once they are paid to the Residual Income Beneficiary except where there has been a manifest error in the relevant calculation of the Excess Distributions.

(i)   EURO ACCOUNT

The Issuer shall direct the Currency Swap Provider to pay all amounts denominated in (euro) payable to the Issuer by the Currency Swap Provider under the Class A-2 Currency Swap into the Euro Account or to the Principal Paying
Agent under the Agency Agreement on behalf of the Issuer.

If any of the Issuer, the Manager or the Servicer receives any amount denominated in (euro) from the Currency Swap Provider under a Currency Swap, they will promptly pay that amount to the credit of the Euro Account.

The Issuer shall, or shall require that the Paying Agents on its behalf, at the direction of the Manager pay all such amounts as follows, and in accordance with the Note Trust Deed and the Agency Agreement (the following not in any order of priority):

(i)   under Condition 4(h)(vi)(C) "Income distribution", pari passu in relation to Class A-1 Notes as payments of Interest on those Class A-1 Notes;

(ii)  under Condition 5(g)(ii)(D)(2) "Excess Available Income - Reimbursement of
      Charge Offs, Principal Draws and Liquidity Draws", pari passu in relation to Class A-1 Notes in or towards reinstating the Stated Amount of those
      Class A-1 Notes, to the extent of the Carryover Class A-1 Charge Offs;

(v)   under Condition 5(d)(iii)(B) "Principal Distributions prior to Stepdown
      Date" or 5(e)(iii)(B) "Principal Distributions on and after Stepdown
      Date", pari passu in relation to Class A-2 Noteholders as Class A-2
      Principal Payments until the Class A-2 Invested Amounts have been reduced to zero.

(j)   CHARGE OFFS

If the Principal Charge Offs for any Quarterly Collection Period exceed the
Excess Available Income calculated on the Quarterly Determination Date for that
Quarterly Collection Period, the Manager must, on and with effect from the
Quarterly Payment Date immediately following the end of the Quarterly Collection
Period:

(i)   reduce pari passu and rateably as between themselves the Class C Stated
      Amount of each of the Class C Notes by the amount of that excess which is attributable to each Class C Note until the Class C Stated Amount is zero
      ("CLASS C CHARGE OFFS"); and

(ii)  if the Class C Stated Amount is zero and any amount of that excess has not been applied under paragraph (i), reduce pari passu and rateably as between themselves the Class B Stated Amount of each of the Class B Notes by the Euro Equivalent of the amount of that excess which is attributable to each Class B Note until the Class B Stated Amount is zero ("CLASS B
      CHARGE OFFS"); and

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(iii) if both the Class C Stated Amount and Class B Stated Amount are zero and any amount of that excess has not been applied under paragraph (ii), reduce pari passu and rateably as between the Class A Notes and the Redraw
      Facility Agreement with respect to the balance of that excess:

      (A)   rateably as between the Class A Notes, the Class A Stated Amount on each of the Class A Notes (or, where applicable, the US$ Equivalent or the Euro Equivalent (as the case may be) of the amount of that excess which is so attributable) until the Class A Stated Amount of that Class A Note is zero ("CLASS A CHARGE OFFS"); and

      (B)   the Redraw Principal Outstanding under the Redraw Facility Agreement applied against Redraw Advances (as defined in the Redraw Facility
            Agreement) in reverse chronological order of their Drawdown Dates
            (as defined in the Redraw Facility Agreement), until the Redraw
            Principal Outstanding is zero ("REDRAW CHARGE OFFS" and together with Class A Charge Offs, Class B Charge Offs and Class C Charge
            Offs, "CHARGE OFFS").

      "CARRYOVER CHARGE OFFS" in relation to any Note or Class of Notes are the aggregate of Charge Offs for that Note or Class of Notes which have not been reimbursed as set out in Condition 5(g) "Excess Available Income -
      Reimbursement of Charge Offs, Principal Draws and Liquidity Draws".

(k)   CALCULATION OF PRINCIPAL PAYMENTS AND STATED AMOUNT

(i)   On each Quarterly Determination Date, the Manager shall determine (A) the amount of any Principal Payment in respect of each Class A-2 Note on the
      Quarterly Payment Date following that Quarterly Determination Date; and
      (B) the Stated Amount and Invested Amount of each Class A-2 Note as at the first day of the next following Interest Period (after deducting any
      Principal Payment due to be made in respect of each Class A-2 Note on the next Quarterly Payment Date).

(ii)  The Manager will notify the Issuer, the Note Trustee, the Principal Paying
      Agent and the Calculation Agent by not later than (or as soon as practicable after) the Quarterly Determination Date immediately preceding the relevant Quarterly Payment Date of each determination of a Principal
      Payment, Invested Amount, Bond Factor and Stated Amount and will immediately cause details of each of those determinations to be published in accordance with Condition 12 "Notices". If no Principal Payment is due to be made on the Class A-2 Notes on any Quarterly Payment Date a notice to this effect will be given to the Class A-2 Noteholders in accordance with Condition 12 "Notices".

(l)   REDRAWS AND FURTHER ADVANCES

(i)   Under the terms of each Purchased Loan, a Borrower may, with the consent of the Approved Seller:

      (A)   redraw principal up to the relevant scheduled principal balance
            ("REDRAWS"); or

      (B)   make a drawing of principal under the Purchased Loan such that the new outstanding principal balance of the Purchased Loan will exceed the original relevant scheduled balance ("FURTHER ADVANCES"). The
            Approved Seller may only make a Further Advance if it satisfies the restrictions set out in sub-paragraph (iv).

      The Approved Seller, after receiving confirmation that it may do so from the Manager, may make Redraws to Borrowers under Purchased Loans (such that the then scheduled principal balance of those Purchased Loans is not exceeded) or Further Advances to Borrowers under Purchased Loans (if the restrictions in sub-paragraph (iv) are complied with). The Approved Seller will be reimbursed for any Redraw or Further Advance for which it has not previously been reimbursed.

(ii)  On each Quarterly Determination Date the Manager shall determine any amount, not exceeding 2% of the Invested Amount of the Notes, which it reasonably anticipates will be required in the Quarterly Collection Period following that in which that Quarterly Determination Date occurs to fund further Redraws and Further Advances under Purchased Loans in addition to any prepayments of principal that it anticipates will be received from
      Borrowers during that Quarterly Collection Period. That amount, from time to time, less amounts withdrawn or deposited as described in Conditions 4
      "Interest" and 5 "Redemption", is called the "REDRAW RETENTION

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      AMOUNT". The Manager shall on the day of such determination advise the
      Issuer of the amount so determined.

(iii) In addition to the Approved Seller's right of reimbursement under paragraph (i), the Issuer shall on each Business Day it receives a direction from the Manager to do so, reimburse the Approved Seller for
      Redraws and Further Advances made on or before that Business Day for which the Approved Seller has not received reimbursement but only to the extent of the aggregate of:

      (A)   the Redraw Retention Amount for that Quarterly Collection Period to the extent it has been funded as described in Condition 5(c)(v)
            "Initial Principal Distribution";

      (B)   any amount which the Manager is entitled to direct the Issuer to draw under the Redraw Facility at that time; and

      (C)   Principal Collections.

(iv)  The Approved Seller may not make a Further Advance, and the Manager may not confirm the making of a Further Advance, under sub-paragraph (i)
      unless:

      (A)   the Further Advance is made not more than two years after the
            Closing Date;

      (B)   the aggregate amount of that Further Advance and other Further
            Advances made on or before the relevant funding date does not exceed
            5% of the total initial Invested Amount of all Notes;

      (C)   no Carryover Charge Offs subsist at the relevant funding date;

      (D)   the aggregate outstanding principal balance of Purchased Loans which are 60 days or more in arrears as at the relevant funding date is less than 4% of the aggregate outstanding principal balance of all
            Purchased Loans at that time;

      (E)   following the Further Advance, the weighted average LVR of all
            Purchased Loans (being, for a Purchased Loan, the outstanding amount of such Purchased Loan, plus any other amount secured by the relevant mortgage, at the date of determination divided by the aggregate value (determined at the time the mortgage was granted) of the relevant mortgaged property, expressed as a percentage) is less than or equal to the weighted average LVR of all Purchased Loans when acquired by the Issuer on the Closing Date;

      (F)   if, following the Further Advance, the LVR of the relevant Purchased
            Loan is greater than 80%, a specific lender's mortgage insurance policy is entered into by the Issuer in respect of that Purchased
            Loan; and

      (G)   after the Further Advance is made, the relevant Purchased Loan satisfies the relevant eligibility criteria.

(m)   CALL

(i)   CALL OF CLASS A NOTES

      The Issuer must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 45 days' notice to the Class A Noteholders in accordance with, in the case of the Class A-1
      Notes and the Class A-2 Notes, the relevant Condition 12 "Notices" and, in the case of the Class A-3 Notes, in accordance with the terms of the
      Supplementary Terms Notice and the Master Trust Deed, purchase or redeem all, but not some only of the Class A Notes by repaying the Invested
      Amount, or, if all of the Class A Noteholders so agree, the Stated Amount, of those Class A Notes, together with accrued interest to (but excluding)
      the date of repurchase or redemption on any Quarterly Payment Date falling on or after the Quarterly Payment Date on which the Total Stated Amount of all Notes is equal to or less than 10% of the aggregate of the Initial
      Invested Amount of all Notes (that date being the "CALL DATE") provided that the Issuer will be in a position on such Quarterly Payment Date to discharge (and the Manager so certifies to the Issuer and the Note Trustee upon which the Issuer and the Note Trustee will rely conclusively) all its liabilities in respect of the Class A Notes (at their Invested Amount or their Stated Amount if so agreed by all the Class A Noteholders) and any amounts which would be required under the

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      Security Trust Deed to be paid in priority or pari passu with the Class A
      Notes if the security for the Notes were being enforced.

(ii)  CALL OF CLASS B NOTES

      The Issuer must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 45 days' notice to the Class B Noteholders in accordance with the terms of the Supplementary
      Terms Notice and the Master Trust Deed purchase or redeem all, but not some only of the Class B Notes by repaying the Invested Amount, or, if the
      Class B Noteholders, by Extraordinary Resolution of the Class B
      Noteholders so agree, the Stated Amount, of those Class B Notes, together with accrued interest to (but excluding) the date of repurchase or redemption on any Quarterly Payment Date falling on or after the Call
      Date, provided that:

      (A)   the Issuer will be in a position on such Quarterly Payment Date to discharge (and the Manager so certifies to the Issuer upon which the
            Issuer will rely conclusively) all its liabilities in respect of the
            Class B Notes (at their Invested Amount or their Stated Amount if so agreed by the Class B Noteholders) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class B Notes if the security for the Notes were being enforced; and

      (B)   all Class A Notes have been redeemed in full before that Quarterly
            Repayment Date or will be redeemed in full on that Quarterly
            Repayment Date.

(iii) CALL OF CLASS C NOTES
      The Issuer must, when so directed by the Manager (at the Manager's option), having given not more than 60 nor less than 45 days' notice to the Class C Noteholders in accordance with the terms of the Supplementary
      Terms Notice and the Master Trust Deed purchase or redeem all, but not some only of the Class C Notes by repaying the Invested Amount, or, if the
      Class C Noteholders, by Extraordinary Resolution of the Class C
      Noteholders so agree, the Stated Amount, of those Class C Notes, together with accrued interest to (but excluding) the date of repurchase or redemption on any Quarterly Payment Date falling on or after the Call
      Date, provided that:

      (A)   the Issuer will be in a position on such Quarterly Payment Date to discharge (and the Manager so certifies to the Issuer upon which the
            Issuer will rely conclusively) all its liabilities in respect of the
            Class C Notes (at their Invested Amount or their Stated Amount if so agreed by the Class C Noteholders) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with the Class C Notes if the security for the Notes were being enforced; and
      (B)   all Class B Notes have been redeemed in full before that Quarterly
            Repayment Date or will be redeemed in full on that Quarterly
            Repayment Date.

      The Issuer will notify Noteholders of a repurchase under this Condition in accordance with Condition 12.

      Repayment and redemption of Class A Notes, Class B Notes or Class C Notes in accordance with this paragraph (m) shall be in full satisfaction of the
      Issuer's obligations under the relevant Notes.

(n)   REDEMPTION FOR TAXATION OR OTHER REASONS

If the Manager satisfies the Issuer and the Note Trustee immediately prior to giving the notice referred to below that either:

(i)   on the next Quarterly Payment Date the Issuer (or a Paying Agent) would be required to deduct or withhold from any payment of principal or interest in respect of the Notes or a Currency Swap in respect of any Class A-2
      Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Commonwealth of Australia or any of its political sub-divisions or any of its authorities; or

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(ii)  the total amount payable in respect of interest in relation to any of the
      Purchased Loans for a Collection Period ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period
      (but, for the avoidance of doubt, this paragraph does not apply to the failure by the Issuer to receive any interest on any Purchased Receivable merely by reason of the failure by the relevant Obligors to pay that interest in breach of the relevant Receivable Agreement),

the Issuer must, when so directed by the Manager, at the Manager's option, provided that the Issuer will be in a position on such Quarterly Payment Date to discharge (and the Manager will so certify to the Issuer and the Note Trustee)
all its liabilities in respect of those Class A-2 Notes at their Invested Amount
(or if the Noteholders of those Class A-2 Notes have agreed by Extraordinary
Resolution and have so notified the Issuer and the Manager not less than 21 days before such Quarterly Payment Date, at their Stated Amount) and any amounts which would be required under the Security Trust Deed to be paid in priority or pari passu with those Class A-2 Notes (if the security for the Notes were being enforced), having given not more than 60 nor less than 45 days' notice to the
Noteholders of those Class A-2 Notes (and all other Noteholders whose Notes are to be redeemed at the same time) in accordance with Condition 12 "Notices"
redeem all, but not some only, of those Class A-2 Notes at their Invested Amount
(or, if all the Noteholders of those Class A-2 Notes have so agreed, at their
Stated Amount) together with accrued interest to (but excluding) the date of redemption on any subsequent Quarterly Payment Date, provided that the
Noteholders of those Class A-2 Notes may unanimously elect, and shall notify the
Issuer and the Manager not less than 21 days before the next Quarterly Payment
Date following the receipt of notice of such proposed redemption, that they do not require the Issuer to redeem those Class A-2 Notes.

Repayment and redemption of Class A Notes, Class B Notes or Class C Notes in
accordance with this paragraph (n) shall be in full satisfaction of the Issuer's obligations under the relevant Notes.

(o)   CANCELLATION

All Class A-2 Notes redeemed in full pursuant to the above provisions will be cancelled, together with all unmatured Coupons and Talons attached to or surrendered with the Class A-2 Notes, and may not be resold or reissued.

(p)   CERTIFICATION

For the purpose of any redemption made under this Condition 5, the Note Trustee may rely on any certificate of two directors of the Manager that the Issuer will be in a position to discharge all its liabilities in respect of the Class A-2
Notes and any amounts required under the Security Trust Deed to be paid in priority to or pari passu with those Class A-2 Notes and that certificate will be conclusive and binding on the Issuer and the holders of those Class A-2
Notes. The Note Trustee shall not incur any liability as a result of relying on such certificate or such certificate subsequently being considered invalid.

6.    PAYMENTS

(a)   METHOD OF PAYMENT

Interest and Principal Payments will be made against presentation and surrender of, or, in the case of partial redemption, endorsement of Interest Coupons and
Principal Coupons, respectively, relating to any Class A-2 Notes (except where, after such surrender, the Invested Amount of those Class A-2 Notes would be reduced to zero (including as a result of any other payment of principal due in respect of those Class A-2 Notes) in which case that Principal Payment will be made against presentation and surrender of those Class A-2 Notes). Presentation must be made at the specified office of any Paying Agent provided that no payment of Interest will be made by or upon presentation of any Class A-2 Note or Coupon to, any Paying Agent in the United States of America. Payments will be made by Euro cheque drawn on, or by transfer to a Euro account maintained by the payee with, a bank in the Euro-zone.

Payments are subject in all cases to any fiscal or other laws or regulations applicable in the place of payment.

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(b)   PAYING AGENT OUTSIDE THE US

Payments of Interest in respect of the Class A-2 Notes may only be made at the specified offices of Paying Agents outside the United States of America.

(c)   INITIAL PRINCIPAL PAYING AGENT AND INITIAL IRISH PAYING AGENT

The initial Principal Paying Agent is The Bank of New York at its office at 48th
Floor, 1 Canada Square, London E14 5AL, United Kingdom. The initial Irish Paying
Agent is AIB/BNY Fund Management (Ireland) Limited at its registered office at
Guild House, Guild Street, Dublin 1, Republic of Ireland.

(d)   PAYING AGENTS

The Issuer (or the Manager on its behalf with the consent of the Issuer, such consent not to be unreasonably withheld) may at any time with the prior written consent of the Note Trustee vary or terminate the appointment of any Paying
Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a Principal Paying Agent and, for so long as the Class A-2
Notes are listed on the Irish Stock Exchange, there will be a Paying Agent with a specified office in the Republic of Ireland for so long as it is necessary to do so to comply with the Irish Stock Exchange's listing requirements. Under no circumstances will a Paying Agent in relation to the Class A-2 Notes be located within the United States of America.

(e)   UNMATURED COUPONS

On the date on which the Invested Amount of a Class A-2 Note is due to be reduced to zero, unmatured Coupons and Talons relating to that Class A-2 Note
(whether or not attached) shall become void and no payment or exchange shall be made in respect of them. If the due date for redemption in full of a Class A-2
Note is not a Quarterly Payment Date, the Interest accrued in respect of the period from the preceding Quarterly Payment Date (or from the Closing Date as the case may be) shall be payable only against presentation or surrender of the relevant Class A-2 Note.

(f)   PAYMENT ON BUSINESS DAYS

If the due date for payment of any amount of principal or Interest in respect of any Class A-2 Note or Coupon is not a Business Day then payment will not be made until the next succeeding Business Day unless that day falls in the next calendar month, in which case the due date will be the preceding Business Day and the holder of that Class A-2 Note or Coupon shall not be entitled to any further interest or other payment in respect of that delay.

(g)   INTEREST ON UNPAID INTEREST

If Interest is not paid in respect of a Class A-2 Note on the date when due and payable (other than because the due date is not a Business Day), that unpaid
Interest shall itself bear interest at the relevant Interest Rate applicable from time to time to the relevant Class A-2 Notes until the unpaid Interest, and interest on it, is available for payment and notice of that availability has been duly given in accordance with Condition 12 "Notices".

7.    TAXATION

All payments in respect of the Class A-2 Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the Issuer, any Paying Agent or the Currency
Swap Provider is required by applicable law to make any such payment in respect of the Class A-2 Notes subject to any withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature.
In that event the Issuer, that Paying Agent or the Currency Swap Provider (as the case may be) shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so required to be withheld or deducted. Neither the Issuer, any Paying Agent or the
Currency Swap Provider will be obliged to make any additional payments to Class
A-2 Noteholders or Couponholders in respect of that withholding or deduction.

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8.    PRESCRIPTION

A Principal Coupon shall become void in its entirety unless surrendered for payment within 10 years of the Relevant Date (as defined below) in respect of any payment on it. A Class A-2 Note shall become void in its entirety unless surrendered for payment within 10 years of the Relevant Date in respect of any payment on it the effect of which would be to reduce the relevant Stated Amount
(in the case of final maturity, if applicable) or the relevant Invested Amount of that Class A-2 Note to zero. An Interest Coupon shall become void unless surrendered for payment within five years of the Relevant Date in respect of it.
After the date on which a Class A-2 Note or a Coupon becomes void in its entirety, no claim may be made in respect of it.

As used in these Conditions, the "RELEVANT DATE" means the date on which a payment first becomes due but, if the full amount of the money payable has not been received in London by the Principal Paying Agent or the Note Trustee on or
prior to that date, it means the date on which, the full amount of such money having been so received, notice to that effect is duly given by the Principal
Paying Agent in accordance with Condition 12 "Notices".

9.    EVENTS OF DEFAULT

Each of the following is an "EVENT OF DEFAULT".

(a)   The Issuer fails to pay:

      (i)   any Interest within 10 Business Days of the Quarterly Payment Date on which the Interest was due to be paid, together with all interest accrued and payable on that Interest; or

      (ii)  any other Secured Moneys (defined below) within 10 Business Days of the due date for payment (or within any applicable grace period agreed with the Mortgagees, or where the Mortgagee is a Class A-2
            Noteholder, with the Note Trustee on behalf of that Class A-2
            Noteholder, to whom the Secured Moneys relate).

      Sub-paragraphs (i) and (ii) above will not constitute Events of Default if the Secured Moneys which the Issuer failed to pay are subordinated to payments of amounts due to a Class of Noteholders while any Secured Moneys remain owing:

      (A) to that Class of Noteholders; or

      (B) to any other person, which rank in priority to amounts due to that
          Class of Noteholders.

(b)   The Issuer fails to perform or observe any other provisions (other than an obligation referred to in paragraph (a)) of the Security Trust Deed or a
      Trust Document (as defined in the Security Trust Deed), but including the
      Master Trust Deed, the Supplementary Terms Notice, the Security Trust
      Deed, the Notes, the Agency Agreement and the Note Trust Deed) where such failure will have a Material Adverse Effect and that default (if in the opinion of the Security Trustee is capable of remedy) is not remedied within 30 days after written notice (or such longer period as may be specified in the notice) from the Security Trustee requiring the failure to be remedied.

(c)   An Insolvency Event occurs in relation to the Issuer.

(d)   The charge under the Security Trust Deed is not or ceases to be a first ranking charge over the Assets of the Trust, or any other obligation of the Issuer (other than as mandatorily preferred by law) ranks ahead of or pari passu with any of the Secured Moneys.

(e)   Any security interest over the Assets of the Trust is enforced.

(f)   (i) All or any part of any Trust Document (other than the Basis Swap, the
      Redraw Facility or, where a Currency Swap is terminated by the Currency
      Swap Provider as a result of a call exercised by the Issuer under
      Condition 5(m) "Call" or (n) "Redemption for Taxation or Other Reasons",
      that Currency Swap) is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect; or

      (ii)  a party becomes entitled to terminate, rescind or avoid all or part of any Trust Document (other than the Basis Swap, the Redraw
            Facility or, where a Currency Swap is terminated by

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            the Currency Swap Provider as a result of a call exercised by the
            Issuer under Condition 5(m) "Call" or (n) "Redemption for Taxation or Other Reasons", that Currency Swap),

      where that event has or will have a Material Adverse Effect.

(g)   Without the prior consent of the Security Trustee (such consent, subject to the Security Trust Deed, having been approved by the Noteholder
      Mortgagees):

      (i)   the Trust is wound up, or the Issuer is required to wind up the
            Trust under the Master Trust Deed or applicable law, or the winding up of the Trust commences;

      (ii)  the Trust is held or is conceded by the Issuer not to have been constituted or to have been imperfectly constituted; or

      (iii) unless another trustee is contemporaneously and immediately appointed to the Trust under the Trust Documents, the Issuer ceases to be authorised under the Trust to hold the property of the Trust in its name and to perform its obligations under the Trust
            Documents.

Each of the Issuer and the Manager must promptly notify the Noteholder
Mortgagees, the Security Trustee, and each of Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors
Service, Inc. or Moody's Investor Services Pty Limited ("MOODY'S") (together S&P and Moody's being the "RATING AGENCIES") if, to the knowledge of its officers who are responsible for the administration of the Trust, it becomes aware of the occurrence of an Event of Default, including full details of that Event of
Default.

"SECURED MONEYS" means all money which the Issuer (whether alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of any Mortgagee (whether alone or with another person) for any reason whatever under or in connection with a Trust Document.

In the event that the security constituted by the Security Trust Deed becomes enforceable following an Event of Default under the Notes any funds resulting from the realisation of such security shall be applied in accordance with the order of priority of payments as stated in the Security Trust Deed, summarised as follows:

(a) first, to pay (pari passu and rateably):

      (i)   any fees and other expenses due to the Security Trustee or the Note
            Trustee;

      (ii)  any fees and other expenses due to a Paying Agent;

      (iii) any Trust Expenses then due and unpaid with respect to the Trust;
            and

      (iv)  the receiver's remuneration;

(b)   second, to pay all costs, charges, expenses and disbursements properly incurred in the exercise of any power under the Security Trust Deed by the
      Security Trustee, the Note Trustee or a receiver or other amounts payable to the Security Trustee or the Note Trustee under the Security Trust Deed;

(c)   third, to pay any unpaid Accrued Interest Adjustment due to the Approved
      Seller;

(d)   fourth, to pay to the Fixed-Floating Swap Provider under the
      Fixed-Floating Rate Swap any break payments received by or on behalf of the Issuer from a Borrower or any Mortgage Insurer and which have not previously been paid to the Fixed-Floating Swap Provider;

(e)   fifth, to pay (pari passu and rateably):

      (i)   all Secured Moneys owing to the Support Facility Providers (other than the Currency Swap Provider);

      (ii)  all Secured Moneys owing to the Class A Noteholders (as at the date of payment);

      (iii) all Secured Moneys owing in relation to any Redraws and Further
            Advances made by the Approved Seller for which it has not been reimbursed under the Trust Documents;

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      (iv)  all Secured Moneys owing to the Currency Swap Provider specified in the Class A-1 Currency Swap (but without double counting with payments under paragraph (b) or sub-paragraph (ii)); and

      (v)   all Secured Moneys owing to the Currency Swap Provider specified in the Class A-2 Currency Swap (but without double counting with payments under paragraph (b) or sub-paragraph (ii);

(f)   sixth, to pay (pari passu and rateably) all Secured Moneys owing to the
      Class B Noteholders (as at the date of payment);

(g)   seventh, to pay (pari passu and rateably) all Secured Moneys owing to the
      Class C Noteholders (as at the date of payment);

(h)   eighth, to pay (pari passu and rateably) any amounts not covered above owing to any Mortgagee under any Trust Document;

(i)   ninth, to pay the holder of any subsequent Security Interest over assets of the Issuer of which the Security Trustee has notice of the amount properly secured by the Security Interest; and

(j)   tenth, to pay any surplus to the Issuer to be distributed in accordance with the Master Trust Deed and the Supplementary Terms Notice.

10.   ENFORCEMENT

(a)   At any time after an Event of Default occurs in relation to any Notes, the
      Security Trustee shall (subject to being appropriately indemnified), if so directed by an Extraordinary Resolution of the Voting Mortgagees (being
      75% of votes capable of being cast by Voting Mortgagees present in person or by proxy of the relevant meeting or a written resolution signed by all
      Voting Mortgagees), declare those Notes immediately due and payable and declare the security to be enforceable. If an Extraordinary Resolution of
      Voting Mortgagees referred to above elects not to direct the Security
      Trustee to enforce the Security Trust Deed, in circumstances where the
      Security Trustee could enforce, the Note Trustee must, at the direction of the Relevant Noteholders, direct the Security Trustee to enforce the
      Security Trust Deed on behalf of the Relevant Noteholders.

      "VOTING MORTGAGEE" means:

      (i)   with respect only to the enforcement of the security under the
            Security Trust Deed, for so long as the Secured Moneys of the
            Relevant Noteholders and the A$ Noteholders represent 75% or more of total Secured Moneys, the Noteholder Mortgagees alone; and

      (ii)  at any other time (subject to the Note Trust Deed and the Security
            Trust Deed):

            (A)  the Note Trustee, acting on behalf of the Relevant Noteholders under the Note Trust Deed and the Security Trust Deed and, if
                 the Note Trustee has become bound to take steps and/or to
                 proceed hereunder and fails to do so within a reasonable time and such failure is continuing, the Relevant Noteholders and then only if and to the extent the Relevant Noteholders are able to do so under the Transaction Documents and Australian law; and

            (B)  each other Mortgagee (as defined in the Security Trust Deed)
                 other than a Relevant Noteholder.

      "NOTEHOLDER MORTGAGEE" means, together:

      (a)   the Note Trustee on behalf of the Relevant Noteholders save that where the Note Trustee has become bound to take steps and/or proceed hereunder and fails to do so within a reasonable time and such failure is continuing, the Relevant Noteholders and then only if and to the extent the Relevant Noteholders are able to do so under the
            Transaction Documents and Australian law; and

      (b)   each A$ Noteholder.

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      "MORTGAGEE" means those creditors of the Trustee specified as such in the
      Security Trust Deed, and includes the Noteholders, the Manager, the
      Security Trustee, the Servicer, the Note Trustee, the Note Managers, the
      Paying Agents, the Swap Providers, the providers of other support facilities (other than the Mortgage Insurers) and the Approved Seller in respect of any Accrued Interest Adjustment, Redraws and Further Advances.

      No Noteholder (in its capacity as Noteholder) is entitled to enforce the
      Security Trust Deed or to appoint or cause to be appointed a receiver to any of the assets secured by the Security Trust Deed or otherwise to exercise any power conferred by the terms of any applicable law on chargees except as provided in the Security Trust Deed.

(b)   If any of the Class A-2 Notes remains outstanding and is due and payable otherwise than by reason of a default in payment of any amount due on the
      Class A-2 Notes, the Note Trustee must not vote under the Security Trust
      Deed to, or otherwise direct the Security Trustee to, enforce the Security
      Trust Deed or dispose of the Mortgaged Property unless either:

      (i)   a sufficient amount would be realised to discharge in full all amounts owing to the relevant Class A-2 Noteholders and the holders of the related Coupons and any other amounts payable by the Issuer ranking in priority to or pari passu with those Class A-2 Notes; or

      (ii)  the Note Trustee is of the opinion, reached after considering at any time and from time to time the advice of a merchant bank or other financial adviser selected by the Note Trustee in its sole and absolute discretion (the cost of such advice shall be an Expense payable to the Note Trustee), that the cash flow receivable by the
            Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (i).

(c)   Except in the case of negligence or fraud or breach of trust (in the case of the Security Trustee) or wilful default (in the case of the Note
      Trustee), neither the Note Trustee nor the Security Trustee will be liable for any decline in the value, nor any loss realised upon any sale or other dispositions made under the Security Trust Deed, of any Mortgaged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Class A-2 Notes or relating in any way to the Mortgaged Property. Without limitation, neither the Note Trustee nor the Security Trustee shall be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of a reasonable opinion reached by it in good faith based on advice received by it in accordance with the Note Trust
      Deed or the Security Trust Deed, as the case may be.

(d)   Subject to the provisions of the Note Trust Deed (including clause 37.2), the Note Trustee shall not be bound to vote under the Security Trust Deed, or otherwise direct the Security Trustee under the Security Trust Deed, or to take any proceedings, actions or steps under, or any other proceedings pursuant to or in connection with the Security Trust Deed, the Note Trust
      Deed, any Class A-2 Notes or any Coupons, unless directed or requested to do so: (i) by an Extraordinary Resolution of the Class A-2 Noteholders; or
      (ii) in writing by the holders of at least three-quarters of the aggregate
      Invested Amount of the Class A-2 Notes, as appropriate, and then only if the Note Trustee is indemnified to its satisfaction against all action, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

(e)   Only the Security Trustee may enforce the provisions of the Security Trust
      Deed and neither the Note Trustee nor any holder of a Class A-2 Note or
      Coupon is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security Trust Deed, the Class
      A-2 Notes (including these Conditions) or the Coupons except as provided for in the Security Trust Deed and the Note Trust Deed.

(f)   The rights, remedies and discretions of the Class A-2 Noteholders under the Security Trust Deed, including all rights to vote or give instructions or consent, can only be exercised by the Note Trustee on behalf of any
      Class A-2 Noteholders in accordance with the Security Trust Deed. The

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      Security Trustee may rely on any instructions or directions given to it by the Note Trustee as being given on behalf of the relevant Class A-2
      Noteholders from time to time and need not enquire whether the Note
      Trustee or any Class A-2 Noteholders from time to time have complied with any requirements under the Note Trust Deed or as to the reasonableness or otherwise of the Note Trustee. The Security Trustee is not obliged to take any action, give any consent or waiver or make any determination under the
      Security Trust Deed without being directed to do so by the Note Trustee or the Voting Mortgagees in accordance with the Security Trust Deed.

(g)   Prior to the Security Trustee becoming actually aware of the occurrence of an Event of Default and provided that it has been indemnified in accordance with the Security Trust Deed, the Security Trustee may enforce the Security Trust Deed without an Extraordinary Resolution of the Voting
      Mortgagees if it believes (in its absolute discretion) that it is necessary to do so to protect the interests of the Mortgagees (provided that it shall enforce the Security Trust Deed if so directed by an
      Extraordinary Resolution of the Voting Mortgagees).

Upon enforcement of the security created by the Security Trust Deed, the net proceeds of enforcement may be insufficient to pay all amounts due on redemption to the Noteholders. The proceeds from enforcement (which will not include amounts required by law to be paid to the holder of any prior ranking security interest, and the proceeds of cash collateral lodged with and payable to a Swap
Provider or other provider of a Support Facility (as defined in the Master Trust
Deed)) will be applied in the order of priority as set out in the Security Trust
Deed. Any claims of the Noteholders remaining after realisation of the security and application of the proceeds as aforesaid shall, except in certain limited circumstances, be extinguished.

11.   REPLACEMENTS OF CLASS A-2 NOTES, COUPONS AND TALONS

If any Class A-2 Note, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying
Agent upon payment by the claimant of the costs incurred in connection with that replacement and on such terms as to evidence and indemnity as the Principal
Paying Agent may reasonably require. Mutilated or defaced Class A-2 Notes,
Coupons or Talons must be surrendered before replacements will be issued. No replacement Class A-2 Note, Coupon or Talon will be delivered in the United
States.

12.   NOTICES

All notices, other than notices given in accordance with the following paragraph, to Class A-2 Noteholders shall be deemed to have been duly given if published in a leading daily newspaper printed in the English language and with general circulation in London (which is expected to be the "Financial Times")
or, if this is not practicable, in another leading English language newspaper having general circulation in Europe previously approved in writing by the Note
Trustee. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made in the manner required in the newspaper or in one of the newspapers referred to above.

Any notice to Class A-2 Noteholders specifying a Payment Date, an Interest Rate,
Interest payable, a Principal Payment (or the absence of a Principal Payment) or a Principal Amount will be deemed to have been duly given if the information contained in such notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by
Bloomberg, L.P. or such other similar electronic reporting service as may be approved by the Note Trustee in writing and notified to Class A-2 Noteholders
(the "RELEVANT SCREEN") and (for so long as the Class A-2 Notes are listed on the Irish Stock Exchange and the Irish Stock Exchange so requires) if a copy is delivered to the Coupon Announcement Office of the Irish Stock Exchange and if a
copy of such notice is made available at the registered office of the Irish
Paying Agent at Guild House, Guild Street, Dublin 1, Republic of Ireland. Any
such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition must be given in accordance with applicable law.

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The Couponholders will be deemed for all purposes to have notice of the contents of any notice given to the relevant Class A-2 Noteholders in accordance with this Condition.

13. MEETINGS OF VOTING MORTGAGEES AND MEETINGS OF RELEVANT NOTEHOLDERS;
MODIFICATIONS; CONSENTS; WAIVER

The Security Trust Deed contains provisions for convening meetings of the Voting
Mortgagees to, among other things, enable the Voting Mortgagees to direct or consent to the Security Trustee taking or not taking certain actions under the
Security Trust Deed, for example to enable the Voting Mortgagees to direct the
Security Trustee to enforce the Security Trust Deed.

The Note Trust Deed contains provisions for convening meetings of Relevant
Noteholders to consider any matter affecting their interests, including the directing of the Note Trustee to direct the Security Trustee to enforce the security under the Security Trust Deed, or the sanctioning by an Extraordinary
Resolution of the Relevant Noteholders of a modification of the Relevant Notes
(including these Conditions) or the provisions of any of the Transaction
Documents, provided that no modification of certain terms including, among other things, the date of maturity of the Class A-2 Notes, or a modification which would have the effect of altering the amount of interest payable in respect of a
Class A-2 Note or modification of the method of calculation of the interest payable or of the date for payment of interest in respect of any Class A-2
Notes, reducing or cancelling the amount of principal payable in respect of any
Class A-2 Notes or altering the currency of payment of any Class A-2 Notes or the Coupons or an alteration of the date or priority of payment of interest on, or redemption of, the Class A-2 Notes or an election to receive the Stated
Amount of the Notes instead of the Invested Amount in the event of a call under
Condition 5(m) "Call" or (n) "Redemption for Taxation or Other Reasons" (any
such modification being referred to below as a BASIC TERMS MODIFICATION) shall be effective unless sanctioned by all of the Class A-2 Noteholders. The quorum at any meeting of Class A-2 Noteholders for passing an Extraordinary Resolution of Class A-2 Noteholders shall be two or more persons holding or representing over 50% of the aggregate Invested Amount of the Class A-2 Notes then outstanding or, at any adjourned meeting, two or more persons being or representing Class A-2 Noteholders whatever the aggregate Invested Amount of the
Class A-2 Notes so held or represented except that, at any meeting the business of which includes the sanctioning of a Basic Terms Modification, the necessary quorum for passing any such resolution shall be all of the Class A-2
Noteholders. An Extraordinary Resolution and a resolution passed effecting a
Basic Terms Modification passed at any meeting of Class A-2 Noteholders shall be binding on all Class A-2 Noteholders, whether or not they are present at the meeting, and on all relevant Couponholders.

The majority required for an "EXTRAORDINARY RESOLUTION" of Class A-2 Noteholders
shall be 75% of the votes cast in respect of that Extraordinary Resolution in accordance with the terms of the Security Trust Deed.

Pursuant to the terms of the Note Trust Deed, the Note Trustee, the Security
Trustee, the Manager and the Issuer may agree, without the consent of any
Relevant Noteholders or Couponholders, among other things, to any alteration, addition or modification to the Notes or any Transaction Documents (other than the proviso to paragraph 5 of schedule 4 to the Note Trust Deed or any provision of the Note Trust Deed or these Conditions referred to therein) that is:

(a)   to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

(b)   in the opinion of the Note Trustee, necessary to comply with the provisions of any law or regulation or with the requirements of any governmental authority;

(c)   in the opinion of the Note Trustee, appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of any governmental authority; or

(d)   in the opinion of the Note Trustee, neither materially prejudicial nor likely to be prejudicial to the interests of the Relevant Noteholders and
      Couponholders.

The Note Trustee may also, but is not obliged to, in accordance with the Note
Trust Deed and without the consent of any Class A-2 Noteholders or Couponholders
(but not in contravention of an Extraordinary Resolution or any resolution passed in accordance with clause 37.2 of the Note Trust Deed), waive or authorise any breach or proposed breach of Class A-2 Notes (including these

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Conditions) or any Transaction Document or determine that any Event of Default or any condition, event or act which with the giving of notice and/or lapse of time and/or the issue of a certificate would constitute an Event of Default shall not, or shall not subject to specified conditions, be treated as such. Any such modification, waiver, authorisation or determination shall be binding on the relevant Class A-2 Noteholders and the Couponholders and, if, but only if, the Note Trustee so requires, any such modification shall be notified to the relevant Class A-2 Noteholders in accordance with Condition 12 "Notices" as soon as practicable.

14. INDEMNIFICATION AND EXONERATION OF THE NOTE TRUSTEE AND THE SECURITY TRUSTEE

The Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the Notes unless indemnified to their satisfaction. Each of the Note Trustee and the
Security Trustee is entitled to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions. Except in the case of negligence, fraud or breach of trust (in the case of the Security Trustee) or negligence, fraud or wilful default (in the case of the Note Trustee), neither the Security Trustee nor the Note Trustee will be responsible for any loss, expense or liability which may be suffered as a result of any assets secured by the Security Trust
Deed, the Mortgaged Property or any deeds or documents of title thereto, being uninsured or inadequately insured or being held by or to the order of the
Servicer or any of its affiliates or by clearing organisations or their operators or by any person on behalf of the Note Trustee if prudently chosen in accordance with the Transaction Documents.

Where the Note Trustee is required to express an opinion or make a determination or calculation under the Transaction Documents, the Note Trustee may appoint or engage such independent advisers as the Note Trustee requires to assist in the giving of that opinion or the making of that determination or calculation and any costs and expenses payable to those advisers will be reimbursed to the Note
Trustee by the Issuer or if another person is expressly stated in the relevant provision in a Transaction Document, that person.

15.   LIMITATION OF LIABILITY OF THE ISSUER

(a)   GENERAL

Clause 30 of the Master Trust Deed applies to the obligations and liabilities of the Issuer in relation to the Notes.

(b)   LIABILITY OF ISSUER LIMITED TO ITS RIGHT OF INDEMNITY

      (i)   The Issuer enters into the Transaction Documents and issues the
            Notes only in its capacity as trustee of the Trust and in no other capacity (except where the Transaction Documents provide otherwise).
            Subject to paragraph (iii) below, a liability arising under or in connection with the Transaction Documents, the Trust or the Notes is limited to and can be enforced against the Issuer only to the extent to which it can be satisfied out of the Assets and property of the
            Trust which are available to satisfy the right of the Issuer to be indemnified for the liability. This limitation of the Issuer's liability applies despite any other provision of the Transaction
            Documents and extends to all liabilities and obligations of the
            Issuer in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the
            Transaction Documents or the Trust.

      (ii)  Subject to paragraph (iii) below, no person (including any Relevant
            Party) may take action against the Issuer in any capacity other than as trustee of the Trust or seek the appointment of a receiver
            (except under the Security Trust Deed), or a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or arrangements of or affecting the
            Issuer.

      (iii) The provisions of this Condition 15 shall not apply to any obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by operation of

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            law there is a reduction in the extent of the Issuer's
            indemnification out of the Assets of the Trust as a result of the
            Issuer's fraud, negligence or Default.

     (iv)   It is acknowledged that the Relevant Parties are or may be responsible under the Transaction Documents for performing a variety of obligations relating to the Trust. No act or omission of the
            Issuer (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or Default of the Issuer for the purpose of paragraph
            (iii) of this Condition 15 to the extent to which the act or omission was caused or contributed to by any failure by any Relevant
            Party or any person who has been delegated or appointed by the
            Issuer in accordance with the Transaction Documents to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or any such person.

     (v)    In exercising their powers under the Transaction Documents, each of the Issuer, the Security Trustee and the Noteholders must ensure that no attorney, agent, delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the
            Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or Default of the Issuer for the purpose of paragraph (iii) above.

     (vi)   In this Condition, "RELEVANT PARTIES" means each of the Manager, the
            Servicer, the Calculation Agent, each Paying Agent, the Note
            Trustee, the Custodian, the Basis Swap Provider, the Fixed-Floating
            Rate Swap Provider, each Paying Agent, each Lead Manager, the
            Currency Swap Provider and any other provider of a Support Facility.

     (vii)  In this Condition, "DEFAULT" means a failure by the Issuer to comply with:

            (A)   an obligation which is expressly imposed on it by the terms of a Transaction Document; or

            (B)   a written direction given by the Manager in accordance with a
                  Transaction Document (and in terms which are consistent with the requirements of the Transaction Documents) in
                  circumstances where the Transaction Documents require or
                  contemplate that the Issuer will comply with that direction,

            in each case within any period of time specified in, or contemplated by, the relevant Transaction Document for such compliance. However, it will not be the Default of the Issuer if the Issuer does not comply with an obligation or direction where the Note Trustee or the
            Security Trustee directs the Issuer not to comply with that obligation or direction.

     (viii) Nothing in this Condition limits the obligations expressly imposed on the Issuer under the Transaction Documents.

16.   GOVERNING LAW

The Class A-2 Notes, the Coupons, the Talons, and the Transaction Documents are
governed by, and shall be construed in accordance with, the laws of New South
Wales, Australia except for:

(a)   the Currency Swaps and the Subscription Agreement, which are governed by
      English law;

(b)   the Underwriting Agreement and the administration of the Trust (as defined in the Note Trust Deed), including the exercise of the Note Trustee's powers under clause 13 of the Note Trust Deed, which are both governed by the law of the State of New York and in the event of any inconsistency between the operation of the law of New South Wales, Australia and the Law
      of the State of New York in respect of the application of those powers, the law of the State of New York will prevail to the extent of the inconsistency,

Summary of Provisions Relating to the Class A-2 Notes while in Global Form

Each Class A-2 Notes will initially be represented by a temporary global note in bearer form (each, a "CLASS A-2 TEMPORARY GLOBAL NOTE"), without coupons or talons, in the principal amount of (euro)400,000,000. Each Class A-2 Temporary
Global Note will be deposited on behalf of the subscribers of

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the relevant Class A-2 Notes with the Common Depositary for Euroclear and
Clearstream, Luxembourg on or about the Issue Date. Upon deposit of a Class A-2
Temporary Global Note with the Common Depositary, Euroclear or Clearstream,
Luxembourg will credit each subscriber of the relevant Class A-2 Notes with a principal amount of those Class A-2 Notes for which it has subscribed and paid.

Interests in a Class A-2 Temporary Global Note will be exchangeable, on or after
40 days after the later of the beginning of the offering of the Class A-2 Notes to persons other than distributors in reliance on Regulation S of the Securities
Act of 1933 (as amended) and the Issue Date (provided certification of non-US beneficial ownership by the relevant Class A-2 Noteholders has been received), in whole or in part for interests in a permanent global note in bearer form
(each, a "CLASS A-2 PERMANENT GLOBAL NOTE"), without coupons or talons, in an equivalent principal amount to the relevant Class A-2 Temporary Global Note.
Each Class A-2 Permanent Global Note will also be deposited with the Common
Depositary (the expressions "GLOBAL NOTES" and "GLOBAL NOTE" meaning, respectively, (i) the Class A-2 Temporary Global Notes and the Class A-2
Permanent Global Notes and (ii) any of the Class A-2 Temporary Global Notes or
the Class A-2 Permanent Global Notes, as the context may require). Each Global
Note will be exchangeable for definitive Class A-2 Notes of the relevant Class in bearer form in certain circumstances described below.

The Global Notes will be transferable by delivery. For so long as Class A-2
Notes are represented by Global Notes, Class A-2 Notes will be transferable in accordance with the rules and procedures for the time being of Euroclear or, as the case may be, Clearstream, Luxembourg.

For so long as the Class A-2 Notes are represented by Global Notes, each person who is for the time being shown in the records of Euroclear or of Clearstream,
Luxembourg as the holder of a particular principal amount of those Class A-2
Notes will be entitled to be treated by the Issuer and the Note Trustee as a holder of such principal amount of those Class A-2 Notes and the expression
"CLASS A-2 NOTEHOLDER", shall (as the case may be) each be construed accordingly, but without prejudice to the entitlement of the bearer of the relevant Global Note to be paid principal and interest thereon in accordance with its terms. Such persons shown in the records of Euroclear or of
Clearstream, Luxembourg have no claim directly against the Issuer in respect of payment due on the relevant Class A-2 Notes for so long as those Class A-2 Notes are represented by a Global Note and the relevant obligations of the Issuer will be discharged by payment to the bearer of the Global Note in respect of each amount so paid.

Each Class A-2 Temporary Global Note and each Class A-2 Permanent Global Note contain provisions which apply to the Class A-2 Notes while they are in global form, some of which modify the effect of the terms and conditions of those Class
A-2 Notes set out in this Offering Circular. The following is a summary of certain of those provisions as they relate to such global notes in bearer form.

(a)   PAYMENTS

      Interest and principal on each Global Note will be payable against presentation of the Global Note by the Common Depositary to the Principal
      Paying Agent provided that (i) no payment of interest on a Global Note may be made by, or upon presentation of such Global Note to, the Issuer or any
      Paying Agent in the United States of America, and (ii) certification of non-US beneficial ownership by the relevant Class A-2 Noteholders has been received by Euroclear or Clearstream, Luxembourg as described below. Each of the persons appearing from time to time in the records of Euroclear, or of Clearstream, Luxembourg, as the bearer of a Class A-2 Note will be entitled to receive any payment so made in respect of that Class A-2 Note in accordance with the respective rules and procedures of Euroclear or, as the case may be, Clearstream, Luxembourg. Such persons will have no claim directly against the Issuer in respect of payments due on the Class A-2
      Notes which must be made by the bearer of the relevant Global Note, for so long as such Global Note is outstanding. Each such person must give a certificate as to non-US beneficial ownership as of the earlier of (i) the date on which the Issuer is obliged to exchange the relevant Class A-2
      Temporary Global Note for the relevant Class A-2 Permanent Global Note, which date must be no earlier than the Exchange Date (as defined in the relevant Class A-2 Temporary Global Note) and (ii) the first Payment Date, in order to obtain any payment due on the relevant Class A-2 Notes.

      A record of each payment made on a Global Note, distinguishing between any payment of principal and any payment of interest, will be endorsed on such
      Global Note by the Paying Agent

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      to which such Global Note was presented for the purpose of making such payment, and such record is sufficient evidence unless the contrary is proved that the payment in question has been made.

      All payments to the bearer of a Global Note shall be a valid and effectual discharge (to the extent of the payment) of the liability of the Issuer to make payments in respect of that Global Note and the relevant definitive
      Notes and Coupons.

(b)   EXCHANGE

      A Global Note will be exchangeable for definitive Class A-2 Notes of the relevant Class in bearer form only if: (i) the principal amount of those
      Class A-2 Notes becomes immediately due and payable by reason of an Event of Default (as set out in Condition 10 "Enforcement"); or (ii) either
      Euroclear or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business; or
      (iii) as the result of any amendment to, or change in, the laws or regulations of any jurisdiction or any body politic, or government in any jurisdiction, or any minister, department, office, commission, instrumentality, agency, board, authority or organisation of any government or any corporation owned or controlled by any government having power to tax or in the interpretation by a revenue authority or a court of, or in the administration of, laws or regulations relating to taxation which becomes effective on or after the Closing Date, the Issuer or any
      Paying Agent is or will be required to make any deduction or withholding from any payment in respect of those Class A-2 Notes which would not be required were those Class A-2 Notes in definitive form, then the Issuer will (at the Issuer's expense) issue those definitive Class A-2 Notes represented by that Global Note (which will be serially numbered and in bearer form with coupons and talons attached thereto and title of which will pass by delivery) in exchange for the whole outstanding interest in that Global Note within 30 days after becoming aware of the occurrence of the relevant event but in any event not prior to the expiry of 40 days after the Issue Date (provided certification of non-US ownership by the relevant Noteholder is received by Euroclear or Clearstream, Luxembourg).
      Any definitive Class A-2 Notes will be held by the Principal Paying Agent and will not be delivered to the relevant Noteholder until requested to be so delivered by the relevant Noteholder.

(c)   NOTICES

      So long as any Class A-2 Notes are represented by any Global Note and that
      Global Note is held on behalf of Euroclear and/or Clearstream, Luxembourg, notices to the relevant Class A-2 Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to entitled account holders.

(d)   MEETINGS

      The bearer of a Global Note will be treated as being two persons for the purposes of any quorum requirements of a meeting of the relevant Class A-2
      Noteholders and, at any such meeting, will be treated as having one vote in respect of each definitive Class A-2 Note for which a Class A-2
      Permanent Global Note may be exchanged.

(e)   CANCELLATION

      Cancellation of any Class A-2 Note required by the Conditions will be effected by reduction in the principal amount of the relevant Global Note.

(f)   NOTE TRUSTEE'S POWERS

      In considering the interests of Noteholders while a Global Note is held on behalf of a clearing system, the Issuer, the Paying Agents and the Note
      Trustee may have regard to any information provided to it by such clearing system or its operator as to the identity (either individually or by category) of its account holders with entitlements to the Global Note and may consider such interests as if such account holders were the holder of a Global Note.

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